As filed with the Securities and Exchange Commission on March 15, 2010
Registration No. 333-163523

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
Form S-11

FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Pyramid Hotels & Resorts, Inc.
(Exact name of registrant as specified in its governing instruments)

One Post Office Square, Suite 3100
Boston, MA 02109
(617) 412-2800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard M. Kelleher
Chairman and Chief Executive Officer
One Post Office Square, Suite 3100
Boston, MA 02109
(617) 412-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gilbert G. Menna Daniel P. Adams Goodwin Procter LLP Exchange Place Boston, MA 02109 (617) 570-1000	Jay L. Bernstein Jason D. Myers Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS, DATED MARCH 15, 2010
PROSPECTUS
          Shares

Pyramid Hotels & Resorts, Inc.
Common Stock

Pyramid Hotels & Resorts, Inc. is a recently formed, internally managed company organized to take advantage of current and future opportunities to acquire and invest in luxury and upper upscale hotels in the United States.

This is our initial public offering and no public market currently exists for our common stock. All of the shares of common stock offered by this prospectus are being sold by us. It is currently anticipated that the initial public offering price of our common stock will be $        per share. Our common stock has been approved for listing on the New York Stock Exchange, or NYSE, subject to official notice of issuance, under the symbol “PYR.”

Concurrently with this offering, in separate private placements, we will sell: (1) $10 million of common stock, but in no event more than 4.9% of the total shares of common stock to be outstanding upon the closing of this offering, to General Electric Pension Trust, at a price per share equal to the public offering price shown below, less the underwriting discounts and commissions, and (2) an aggregate of $           of common stock to Richard M. Kelleher, our Chairman and Chief Executive Officer, Warren Q. Fields, our President and Chief Operating Officer, and James R. Dina, a principal of Pyramid Hotel Group, and an aggregate of $           of common stock to our non-employee director nominees, in each case at a price per share equal to the public offering price shown below.

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2010. To assist us in qualifying as a REIT, stockholders are generally restricted from owning more than 9.8% of our outstanding common or capital stock and there are certain other restrictions on the ownership and transfer of our stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Investing in our common stock involves risk. See “Risk Factors” beginning on page 10 of this prospectus, for a discussion of the following and other risks:

•	We have no operating history and may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.
•	We have not yet identified any specific hotels to acquire, and you will be unable to evaluate the allocation of net proceeds of this offering and the concurrent private placements or the economic merits of our investments prior to making your investment decision.
•	Our success depends on key personnel whose continued service is not guaranteed. The loss of their services, and our inability to find suitable replacements, could have an adverse effect on our operations.
•	Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce the funds available for distributions to our stockholders.
•	Conflicts of interest relating to the external business interests of our Chairman and Chief Executive Officer and our President and Chief Operating Officer in Pyramid Hotel Group may lead to management decisions that are not in our stockholders’ best interest.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to Pyramid Hotels & Resorts, Inc.	$	$

(1)	At the closing of this offering, the underwriters will be entitled to receive $ from us for each share sold in this offering. The underwriters will forego the receipt of payment of $ per share, until such time as we purchase assets in accordance with our investment strategy as described in this prospectus with an aggregate purchase price (including the amount of any outstanding indebtedness assumed or incurred by us) at least equal to the net proceeds from this offering (after deducting the full underwriting discount and other estimated offering expenses payable by us), at which time, we have agreed to pay the underwriters an amount equal to $ per share sold in this offering. See “Underwriting.”

The underwriters may also purchase up to an additional           shares of our common stock at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any, within 30 days of the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock sold in this offering on or about          , 2010.

UBS Investment Bank	Citi	Deutsche Bank Securities

Prospectus dated          , 2010

You should rely only upon the information contained in this prospectus, or in any free writing prospectus prepared by us or information to which we have referred you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Other products, services and company names mentioned in this prospectus are the service marks/trademarks of their respective owners, including, but not limited to, Four Seasons®, which is a registered trademark of Four Seasons Hotels Limited, Mandarin Oriental®, which is a registered trademark of Mandarin Oriental Hotel Group, The Ritz-Carlton®, which is a registered trademark of The Ritz-Carlton Hotel Company, L.L.C., The St. Regis®, W Hotels®, Westin® and Sheraton®, which are registered trademarks of Starwood Hotels & Resorts Worldwide, Inc., The Luxury Collection®, which is a registered trademark of Sheraton LLC, Hyatt®, Park Hyatt®, Grand Hyatt® and Hyatt Regency®, which are registered trademarks of Hyatt Corporation, The Fairmont®, which is a registered trademark of Fairmont Hotels & Resorts (U.S.) Inc., Waldorf-Astoria®, which is a registered trademark of Hilton Hotels Corporation, Hilton® and Doubletree®, which are registered trademarks of Hilton Hospitality, Inc., Marriott®, JW Marriott®, Renaissance®, Courtyard by Marriott® and Residence Inn by Marriott®, which are registered trademarks of Marriott International, Inc., Loews®, which is a registered trademark of Loew’s Hotels, Inc., Candlewood

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Suites®, which is a registered trademark of Candlewood Hotel Company, Inc., and Hotel Indigo® and Crowne Plaza®, which are registered trademarks of Six Continents Hotels, Inc.

This prospectus includes certain information regarding returns to stockholders achieved by public companies during the period in which Richard M. Kelleher, our Chairman and Chief Executive Officer, served as an executive officer of these companies. The information regarding returns to stockholders is not a guarantee or prediction of the returns that we may achieve in the future, and we can offer no assurance that we will replicate these returns.

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under the heading “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “our company,” “we,” “us” and “our” refer to Pyramid Hotels & Resorts, Inc., a Maryland corporation, together with its consolidated subsidiaries; “our operating partnership” refers to Pyramid Hotels & Resorts, L.P., a Delaware limited partnership which initially will be wholly owned by us; “TRS” refers to a taxable REIT subsidiary that will be owned, directly or indirectly, by our operating partnership; “Pyramid Hotel Group” refers to one or more of Pyramid Advisors Limited Partnership, a Delaware limited partnership, and its affiliates, including without limitation PHG Asset Management LLC, a Massachusetts limited liability company and subsidiary of Pyramid Advisors Limited Partnership, and Pyramid Capital Management, Inc., a Massachusetts corporation owned by the principals of Pyramid Advisors Limited Partnership; and “hotels” refers to hotels and resort properties. Unless indicated otherwise, the information in this prospectus assumes (i) the common stock to be sold in this offering is sold at $        per share; (ii) $10 million of common stock, but in no event more than 4.9% of the total shares of common stock to be outstanding upon the closing of this offering, will be purchased by General Electric Pension Trust, an aggregate of $           of common stock will be purchased by Richard M. Kelleher, our Chairman and Chief Executive Officer, Warren Q. Fields, our President and Chief Operating Officer, and James R. Dina, a principal of Pyramid Hotel Group, and an aggregate of $           of common stock will be purchased by our non-employee director nominees in private placements to be completed concurrently with the completion of this offering, which we refer to as “the concurrent private placements”; and (iii) the underwriters do not exercise their over-allotment option to purchase up to an additional           shares of our common stock. Mr. Kelleher, Mr. Fields and Pyramid Hotel Group are our promoters.

OUR COMPANY

We are a recently formed, internally managed company organized to acquire and invest in luxury and upper upscale hotels in the top 35 travel markets in the United States. We may also acquire resort properties located in select destination markets and select-service hotels located in major urban markets. We believe that the current market environment presents attractive opportunities to acquire hotels at values substantially below replacement cost, offering us the potential to generate returns that we believe are attractive in light of the amount of risk associated with receiving such returns, or attractive risk-adjusted returns, for our stockholders.

Richard M. Kelleher, our Chairman and Chief Executive Officer, and Warren Q. Fields, our President and Chief Operating Officer, each has 25 years or more of experience in the lodging industry, and they have worked together for most of the last 25 years. This experience includes Mr. Kelleher’s and his team’s acquisition of over $1.3 billion in hotel companies and real estate, including over 90 hotels and hotel leases, while at Doubletree Corporation and Promus Hotel Corporation from 1994 to 1998. Mr. Kelleher also led Doubletree Corporation in its public merger with Promus Hotel Corporation in 1997.

Messrs. Kelleher and Fields began working together at Beacon Hotel Corporation, which Mr. Kelleher co-founded in 1983 and grew from a small private company into one of the largest hotel companies in the United States. In 1994, following Beacon Hotel Corporation’s acquisition of, and name change to, Doubletree Corporation, Mr. Kelleher and his team led the initial public offering of the company. From the initial public offering of Doubletree Corporation through its merger with Promus Hotel Corporation in 1997, Doubletree Corporation’s equity market capitalization grew from approximately $246 million to approximately $1.5 billion, and its portfolio of hotels expanded from 99 hotels managed or franchised to over 250 hotels managed or franchised. Of the hotels that Doubletree Corporation managed at the time of the merger, 18 were wholly-owned, eight were operated pursuant to joint venture agreements in which Doubletree Corporation owned 50% or more of the venture, and 86 were leased. At the time of Mr. Kelleher’s departure from Promus Hotel Corporation in 1998, Promus Hotel Corporation managed or franchised over 1,250 hotels, of which it owned 62 hotels, held interests in joint ventures that owned 23 hotels, and leased 77 hotels, and had a total equity market capitalization of approximately $2.8 billion.

Following Mr. Kelleher’s departure from Promus Hotel Corporation in 1998, Mr. Kelleher co-founded Pyramid Hotel Group, a private asset and hotel management company, with Warren Q. Fields and James R. Dina.

Since its founding, Mr. Kelleher and his team have sourced and executed acquisitions of approximately $1.4 billion of hotels for institutional investors representing over 35 hotels with more than 12,000 rooms, and sold 14 of these properties with more than 4,700 rooms for over $750 million. Pyramid Hotel Group currently manages a portfolio of 52 urban and suburban destination hotels, including nine spas and 18 golf courses throughout the United States, and was recently listed as the 6th largest U.S.-based third-party management company by Hotel & Motel Management Magazine. Pyramid Hotel Group has an ownership interest in 39 of the 52 hotels it manages, including an ownership interest, excluding promoter interests, of less than 5% in 37 hotels, 50% in one Residence Inn by Marriott hotel and 100% in one Residence Inn by Marriott hotel. Mr. Kelleher currently serves in the role of chief executive officer of Pyramid Hotel Group, and Mr. Fields serves in the role of chief investment officer of Pyramid Hotel Group. In connection with this offering, Mr. Dina will assume the role of chief executive officer of Pyramid Hotel Group, and Mr. Kelleher and Mr. Fields will cease serving as chief executive officer and chief investment officer, respectively, of Pyramid Hotel Group, as Messrs. Kelleher and Fields will be spending the substantial majority of their time on our business. In addition to Messrs. Kelleher and Fields, our senior management team also includes Jack Levy, our Executive Vice President and Treasurer, who has over 30 years of experience in the lodging industry and has worked with Messrs. Kelleher and Fields for most of the last 25 years, and David Gaw, our Chief Financial Officer, who has over 25 years of experience in the real estate industry.

Upon completion of this offering, we will enter into a strategic alliance with Pyramid Hotel Group. Our strategic alliance, which will continue for at least five years, will generally give us the option to use Pyramid Hotel Group as the hotel manager for any of our hotels on attractive terms and the benefit of exclusivity provisions that Pyramid Hotel Group has agreed to relating to the investment of capital and sourcing of acquisitions in the lodging industry. These terms include (1) a base management fee of 2.5% of gross revenues, (2) an incentive fee based on the net operating income generated by our hotels, capped at  % of gross revenue, that may be paid in cash or stock at our option, and (3) flexible termination provisions with minimal fees. Pyramid Hotel Group currently is in dialogue with numerous lenders and special servicers regarding distressed hotels and has received 28 consulting engagements since June 2009 to provide hotel management, asset management and consulting services with respect to distressed hotels, including several for luxury and upper upscale hotels. We believe this interaction with these lenders and special servicers will lead to opportunities for us to acquire hotels, as we may obtain information regarding distressed hotels in greater detail and sooner than our competitors who are not similarly involved with these lenders and special servicers. Pyramid Hotel Group has also agreed to provide us with a number of services on a transitional basis at agreed upon hourly rates, which are intended to approximate Pyramid Hotel Group’s actual costs of providing these services, which will allow us to grow our business with the immediate benefit of a larger and more sophisticated infrastructure without requiring us to incur the full expense of maintaining it by ourselves. Together with the phased in approach we are taking for the compensation of our senior management team, this arrangement will provide us with an attractive initial expense profile. Additionally, because we are explicitly permitted to solicit and hire any or all of Pyramid Hotel Group’s employees who are providing transitional services to us, we expect to be able to gradually expand our organization over time in a manner that minimizes transition costs and loss of institutional knowledge by hiring these employees.

We do not own any properties and have no agreements to acquire any properties at this time. However, our senior management team has a broad network of contacts in the lodging industry, including long-standing relationships with hotel owners, independent hotel managers, global hotel brands, hotel brokers, financiers, institutional investors and special servicers that we believe will provide us with attractive acquisition opportunities. Additionally, due to our exclusive relationship with Pyramid Hotel Group, we believe that we will also be able to leverage Pyramid Hotel Group’s contacts, including its contacts with lenders and special servicers regarding distressed hotels, to provide us with acquisition opportunities.

Upon completion of this offering and the concurrent private placements, we expect to have approximately $      million in cash available to acquire hotels and we will have no indebtedness.

We are a Maryland corporation that was formed on November 20, 2009. We will conduct all of our business through our operating partnership. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2010.

COMPETITIVE STRENGTHS

We believe that the following competitive strengths differentiate us from other owners, acquirers and investors in hotels:

•	Experienced senior management team with proven public company track record. Our senior management team, led by Richard M. Kelleher, our Chairman and Chief Executive Officer, has extensive experience in the lodging industry and a proven public company track record. From the initial public offering of Doubletree Corporation through its merger with Promus Hotel Corporation in 1997, with Mr. Kelleher serving as President and Chief Executive Officer, Doubletree Corporation’s equity market capitalization grew from approximately $246 million to approximately $1.5 billion and its portfolio of managed and franchised hotels expanded from 99 to over 250. See “Our Business — Our Company” for information on the returns generated by Doubletree Corporation and Promus Hotel Corporation during Mr. Kelleher’s tenure with these companies. Mr. Kelleher also served as non-executive Chairman of the Board of Directors of Legacy Hotels REIT, which during his tenure was the largest public Canadian hotel real estate investment trust, and led the sale of the company for Cdn$2.4 billion in 2007.

•	Strong execution capabilities within the U.S. lodging industry. Over the last 30 years, members of our senior management team have participated in over $2.7 billion of acquisitions in the U.S. lodging industry, including acquisitions of over 125 hotels and hotel leases. Through this experience, our senior management team has developed strong execution capabilities in acquiring hotels.

•	Access to extensive pipeline of investment opportunities. Members of our senior management team have developed extensive relationships over the past three decades with hotel owners, developers, brokers, management companies, institutional investors, and global and national hotel brands and, more recently, with lenders and special servicers regarding distressed hotels. In addition, we will enter into a strategic alliance with Pyramid Hotel Group, which will allow us to leverage Pyramid Hotel Group’s contacts on an exclusive basis to provide us with investment opportunities at the local level and on a national basis. As a result of these relationships, we believe we will have continuing access to attractive investment opportunities, many of which may not be available to our competitors.

•	Strategic alliance with premier hotel management platform. Pyramid Hotel Group has one of the premier independent hotel management platforms in the United States, and was recently listed as the 6th largest U.S.-based third-party hotel management company by Hotel & Motel Management Magazine. Through our strategic alliance, we will generally have the option to use Pyramid Hotel Group as the hotel manager for any of our hotels at attractive rates and terms, including flexible termination provisions with minimal fees. We expect to benefit from our relationship with such a highly regarded hotel management platform in dealing with other third party management companies and franchisors when negotiating for their services.

•	Attractive initial expense profile. We will enter into employment agreements with Messrs. Kelleher and Fields to defer payment of their salaries until we have met capital deployment hurdles. We will also enter into transitional agreements with Pyramid Hotel Group whereby Pyramid Hotel Group will provide us with a number of services at agreed upon hourly rates and sublease office space to us on an as-needed basis. These agreements will allow us to receive the immediate benefit of a larger and more sophisticated infrastructure without requiring us to incur the full expense of maintaining it until we achieve an appropriate portfolio size.

•	Alignment of interests with stockholders. We believe that the significant initial investment in our common stock being made by Messrs. Kelleher, Fields and Dina will strongly align their interests with those of our stockholders. In addition, we believe that the structure and weighting of our senior management team’s equity compensation and the compensation that Pyramid Hotel Group has agreed to accept to manage our hotels will create an incentive to maximize returns for our stockholders.

•	Conservative financing strategy with no legacy issues. Upon the closing of this offering and the concurrent private placements, we expect to have approximately $ million of cash available and no existing debt, and we expect to target leverage at 35% of the investment in our properties, at cost, although there are no limits on the amount of leverage we may use. We believe that the flexibility created by being free of legacy issues will give us a competitive advantage in our ability to negotiate with sellers and allow us to go on the offensive as the overall economy recovers.

MARKET OPPORTUNITY

We believe that the current market environment presents attractive opportunities to acquire hotels at values substantially below replacement cost, offering us the potential to generate attractive risk-adjusted returns for our stockholders. Due to the unprecedented decline in hotel revenues and an even steeper decline in operating cash flow, many hotels, particularly those acquired, constructed or refinanced during the peak period of 2006 to 2007, are likely to experience difficulty funding the capital expenditures required to maintain properties and making monthly debt service payments. Over the next five years, hotel commercial mortgage-backed securities, or CMBS, maturities alone will amount to approximately $24 billion of debt maturing. We believe that over the next few years, the lack of available debt financing from traditional lending sources, more conservative credit standards and higher interest rates will create a shortfall in the funding available to refinance maturing loans for hotels. Similar to past downturns, we expect transaction volumes to increase as the U.S. economy recovers. Also, we believe that as the debt underlying hotels matures, many owners will be unable to refinance due to a lack of available capital, leading to forced transactions. Against this market background, we believe that prospects for negotiating acquisitions of hotel assets at attractive prices should be significant for companies such as ourselves with readily available capital resources. We believe the depth and breadth of our senior management team’s relationships with many lenders and servicers will become a valuable source for acquiring properties that fit our investment criteria. As a well-capitalized public lodging REIT, we believe that we will have the ability to access sources of financing in connection with our hotel acquisitions that may be unavailable to those of our peers that are overleveraged due to recent declines in the value of their assets. In addition, we expect to have opportunities to acquire targeted properties through the issuance of operating partnership units, which can be of particular value to tax-sensitive sellers. We believe that there is a significant benefit to acquiring hotels at meaningful discounts to replacement cost, as we believe these properties will likely appreciate in value as the U.S. economy recovers.

U.S. LODGING INDUSTRY

The U.S. lodging industry is cyclical in nature with demand generally correlated with macroeconomic conditions. Consistent with previous cycles, the U.S. lodging industry has been experiencing a substantial decline in fundamentals since 2008 as a result of the global recession.

Lodging demand typically drives lodging supply, as extended periods of strong growth in demand tend to encourage new development. Lodging supply growth is also influenced by other factors such as the cost and availability of capital, construction costs and market-specific factors. We believe the current scarcity of capital for development of new hotels and current operating fundamentals that do not generate adequate returns on the cost of new hotel construction will foster below-average supply growth for the near future. Based on significant supply constraints, we expect an eventual economic recovery will create a favorable supply/demand imbalance which will translate into significant growth in hotel revenues and profitability. In addition, the U.S. lodging industry has historically experienced periods of above-average RevPAR growth following periods of economic contraction and industry downturn. RevPAR is the product of average daily rate, or ADR, and occupancy, and is one of the key performance indicators used in the lodging industry. Jones Lang LaSalle Hotels, or JLLH, projects a RevPAR decline of 17.4% for 2009, which would surpass the declines for the periods following the 1990 to 1991 and 2001 to 2002 recessions, which are considered two of the worst periods in the modern history of the U.S. lodging industry. Based on recent economic indicators such as a return of U.S. gross domestic product, or GDP, growth and a slowing rate of job losses, many economists expect that an economic recovery is on the horizon. The International Monetary Fund’s October 2009 World Economic Outlook projects a broader economic turnaround, with U.S. GDP growth averaging 2.3% from 2010 to 2013, while JLLH projects an average increase in lodging demand of 3.7% from 2010 to 2013. We intend to primarily focus on the luxury and upper upscale segments of the lodging industry, which have historically outperformed the broader lodging industry in periods following an economic contraction.

OUR BUSINESS STRATEGIES

Our objective is to provide attractive risk-adjusted returns and to generate strong quarterly earnings and long-term value appreciation by implementing the following business strategies and investment criteria:

•	External growth through high-quality acquisitions in the lodging sector. We will concentrate on undervalued, high-growth segments in the lodging sector which we believe are best positioned to recover in the next cycle, including primarily luxury and upper upscale hotels, as well as high-end resort properties and urban select-service hotels, in the top 35 travel markets.

•	Capitalize on market dislocation and distressed sellers. We intend to target owners that are burdened with highly leveraged capital structures, near-term maturities and inflexible brand capital expenditure requirements. We intend to utilize the long-term relationships which our senior management team has developed over the past three decades to identify off-market transactions throughout the United States. We will also use our local market knowledge to identify local undercapitalized hotel operators that are currently able to meet debt service requirements as a result of low interest rates and temporary loan extensions, but have impending debt maturities requirements which they will not be able to meet. As a result, these owners will be unable to generate enough excess liquidity to retain ownership of underperforming hotels. We expect these owners will dispose of properties in the most discrete, expedited manner, often only soliciting investment proposals from a very select group of hotel investors. We believe our senior management team’s strong relationship with lenders and special servicers will give us access to attractive properties prior to their being publicly marketed. Pyramid Hotel Group currently is in dialogue with numerous lenders and special servicers regarding distressed hotels and has received 28 consulting engagements since June 2009 to provide hotel management, asset management and consulting services with respect to distressed hotels, including several for luxury and upper upscale hotels. We believe this interaction with these lenders and special servicers will lead to opportunities for us to acquire hotels, as we may obtain information regarding distressed hotels in greater detail and sooner than many of our competitors who are not similarly involved with these lenders and special servicers.

•	Utilize our strategic alliance to improve property-level performance. We plan to utilize Pyramid Hotel Group’s premier property management platform to generate attractive returns from our hotels. We will work with Pyramid Hotel Group and any other third-party hotel managers that we engage to seek to aggressively increase occupancy, maximize daily rates, restore RevPAR growth and achieve expense reduction to maximize profitability at each asset. Our strategic alliance agreement reflects our view that the foundation of a strong hotel management system must originate from local operations and the market knowledge of our hotel management teams, and not solely from the corporate office. We also intend to utilize the expertise of our senior management team, as they have executed the transition, rebranding and repositioning of over 100 full-service hotels over the last 20 years. Our senior management team intends to use the support of its broad network of industry leaders including hotel owners, hotel brokers, global hotel brands and other key industry participants to implement industry best practices, source talented employees and establish strategic procurement alliances.

•	Effectively manage portfolio using experience acquired over several market cycles. Our management team will use its experience and ability to effectively allocate capital to implement our investment strategy. We will employ the use of market tools to carefully analyze investment cycles and make key acquisition, disposition and capital recycling decisions. As part of our asset management activities, we will ensure that Pyramid Hotel Group and our third-party managers effectively utilize franchise brands’ marketing programs, develop effective sales management policies and plans, operate properties efficiently, control costs and develop operational initiatives for our hotels that increase guest satisfaction. We will work closely with our hotel managers to streamline hotel operating performance and improve the value of our properties. Reinvesting in our hotels will allow us to maintain quality, increase long-term profitability and generate attractive risk-adjusted returns. In addition, we will use our senior management team’s extensive experience to monitor market conditions and evaluate select property sales, when appropriate, which will allow us to redeploy capital to acquire new assets in accordance with our strategy.

SUMMARY RISK FACTORS

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 10 of this prospectus before purchasing our common stock. If any of these risks occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

•	We have no operating history and may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

•	We have not yet identified any specific hotels to acquire, and you will be unable to evaluate the allocation of net proceeds of this offering and the concurrent private placements or the economic merits of our investments prior to making your investment decision. Our failure to apply the net proceeds of this offering and the concurrent private placements effectively or find suitable hotels to acquire in a timely manner or on acceptable terms could result in returns that are substantially below expectations or result in losses.

•	Our success depends on key personnel whose continued service is not guaranteed. The loss of their services, and our inability to find suitable replacements, could have an adverse effect on our operations.

•	Failure of the lodging industry to exhibit improvement may adversely affect our ability to execute our business plan. We cannot provide assurance as to whether, or when, lodging industry fundamentals will in fact improve or to what extent they will improve.

•	The strategic alliance agreement and the transitional services agreements with Pyramid Hotel Group were not negotiated on an arm’s-length basis and may not be as favorable to us as if they had been negotiated with unaffiliated third parties.

•	Conflicts of interest resulting from the external business interests of Messrs. Kelleher and Fields in Pyramid Hotel Group could result in our management acting other than in our stockholders’ best interest.

•	Our board of directors may change significant corporate policies without stockholder approval.

•	Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce the funds available for distributions to our stockholders.

•	We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

•	Our returns could be negatively impacted if Pyramid Hotel Group or our third party hotel managers do not manage our properties in our best interests.

DISTRIBUTION POLICY

In order to qualify for taxation as a REIT, we must make annual distributions to our stockholders of at least 90% of our taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains, and we are subject to tax on any retained taxable income, including retained capital gains. We intend to make regular quarterly distributions to holders of our common stock. These distributions generally are expected to equal at least 100% of our taxable income annually. However, until we invest a substantial portion of the net proceeds of this offering and the concurrent private placements in hotels, we expect our quarterly distributions will be nominal. We cannot assure you as to when we will begin to generate sufficient cash flows to make distributions to our stockholders or be able to sustain those distributions. The timing and frequency of distributions will be authorized by our board of directors based upon a variety of factors deemed relevant by our board of directors. Depending on the character and amount of our taxable income, distributions to our stockholders generally will be taxable to our U.S. stockholders as either ordinary income or capital gains or tax-free returns of capital. See “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders” for more information regarding the anticipated tax consequences to U.S. holders of our distributions.

OUR STRUCTURE

In order for the income from our hotel operations to constitute “rents from real property” for purposes of the gross income tests required for REIT qualification, we cannot directly or indirectly operate any of our hotels. Instead, we must lease our hotels. Accordingly, we generally will lease our hotels to one or more taxable REIT subsidiaries, or TRSs, which generally will be wholly owned, directly or indirectly, by our operating partnership, which will be controlled by us and initially wholly owned by us. Our TRSs will pay rent to us that is treated as “rents from real property,” provided that the TRSs engage an “eligible independent contractor” to manage our hotels and certain other requirements are met. Our TRSs will be subject to U.S. federal, state and local corporate income taxes. In connection with each acquisition, our TRSs will engage a qualified hotel management company to manage the hotel or hotels we acquire. The TRSs may, although they are not required to, utilize the hotel management services of one or more members of Pyramid Hotel Group, at the option of our investment committee, under the terms of the strategic alliance agreement.

The following chart shows our anticipated structure and ownership following: (1) completion of this offering, assuming no exercise of the underwriters’ over-allotment option, (2) the concurrent private placements, (3) the grants of restricted stock to be made to our non-employee director nominees concurrently with the closing of this offering and (4) the grants of LTIP units in our operating partnership to be made to our executive officers and the grants of restricted stock to be made to employees of Pyramid Hotel Group under our 2010 Equity Incentive Plan, or our 2010 Equity Plan, upon the investment of specified percentages of the net proceeds of this offering and the concurrent private placements:

(1)	Includes shares of stock to be purchased in the concurrent private placements, shares of restricted stock to be granted to our non-employee director nominees concurrently with the closing of this offering and shares of restricted stock expected to be granted under our 2010 Equity Plan to employees of Pyramid Hotel Group upon the investment of specified percentages of the net proceeds of this offering and the concurrent private placements.

(2)	Includes 290,000 LTIP units in our operating partnership that will be granted to our executive officers upon the investment of specified percentages of the net proceeds of this offering and the concurrent private placements. Assumes all LTIP units have increased in value to one-for-one parity with the other common units in our operating partnership.

(3)	To be formed as deemed appropriate.

(4)	At the option of our investment committee, which will be comprised solely of independent directors, we may utilize either Pyramid Hotel Group or another hotel manager to manage our hotels. Hotel management services, if provided to us by Pyramid Hotel Group, will be provided by one or more members of Pyramid Hotel Group that are intended to qualify as eligible independent contractors for U.S. federal income tax purposes, while transitional services will be provided through one or more other members of Pyramid Hotel Group.

OUR TAX STATUS

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, commencing with our taxable year ending December 31, 2010. We believe that our organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes. To maintain our qualification as a REIT we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our taxable income to our stockholders, determined without regard to the deduction for dividends paid and excluding net capital gains. As a REIT, we generally will not be subject to U.S. federal income tax on the taxable income we currently distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property, and the taxable income of our TRSs, will be subject to taxation at normal corporate rates.

CORPORATE INFORMATION

Our principal executive office is located at One Post Office Square, Suite 3100, Boston, Massachusetts 02109, and our telephone number is (617) 412-2800. We maintain an internet website at www.pyramidhotelsandresorts.com that contains information concerning us. The information included or referenced to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus.

The Offering

Common stock offered by us	shares, plus up to an additional shares of common stock that we may issue and sell upon the exercise of the underwriters’ over-allotment option.

Common stock to be outstanding after this offering and the concurrent private placements	shares(1)

Use of proceeds	We will contribute the net proceeds of this offering and the concurrent private placements to our operating partnership. Our operating partnership will invest the net proceeds of this offering and the concurrent private placements in hotels in accordance with our investment strategy described in this prospectus and for general business purposes. Prior to the full investment of the net offering proceeds in hotels, we intend to invest the net proceeds in interest-bearing short-term investment grade securities, including U.S. government and government agency certificates, which are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in hotels. We will reimburse Pyramid Hotel Group’s out-of-pocket expenses if and when 25% of the net proceeds of this offering and the concurrent private placements have been invested other than on a temporary basis. See “Use of Proceeds.”

Ownership and Transfer Restrictions	To assist us in qualifying as a REIT, stockholders are generally restricted from owning more than 9.8% of our outstanding common or capital stock and there are certain other restrictions on the ownership and transfer of our stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Risk Factors	Investing in our common stock involves risks. You should carefully read and consider the information set forth under “Risk Factors” and all other information in this prospectus before investing in our common stock.

Proposed NYSE Symbol	Our common stock has been approved for listing on the NYSE, subject to official notice of issuance, under the symbol “PYR.”

(1)	Excludes (i) up to shares of our common stock issuable upon exercise of the underwriters’ option to purchase additional shares, (ii) shares issuable in the future under our 2010 Equity Plan, which will equal 6% of the aggregate number of shares of our common stock outstanding upon completion of this offering, excluding any shares issued pursuant to the exercise of the underwriters’ over-allotment option and the concurrent private placements, including up to 290,000 shares issuable in exchange for an equal number of LTIP units in our operating partnership that will be granted to our executive officers and 150,000 shares of restricted stock that will be granted to employees of Pyramid Hotel Group, in each case upon the investment of specified percentages of the net proceeds of this offering and the concurrent private placements. Includes shares of restricted stock to be granted to our non-employee director nominees concurrently with the closing of this offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our common stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, financial condition, results of operation and our ability to make cash distributions to our stockholders could be materially and adversely affected, the trading price of our common stock could decline significantly and you could lose all or a part of your investment. Some statements in this prospectus, including statements in the following risk factors constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

RISKS RELATED TO OUR BUSINESS

We have no operating history and may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were organized in November 2009, have no operating history and have no agreements to acquire any properties. We will only commence operations upon completion of this offering and the concurrent private placements. Our ability to make or sustain distributions to our stockholders will depend on many factors, including our ability to identify attractive acquisition opportunities consistent with our investment strategy, our success in consummating acquisitions on favorable terms, the level and volatility of interest rates, readily accessible short-term and long-term financing on favorable terms and conditions in the financial markets, the lodging industry, the real estate markets generally and the economy. We will face competition in acquiring attractive properties and on advantageous terms. The value of the properties that we acquire may decline substantially after we purchase them. We may not be able to successfully operate our business or implement our operating policies and investment strategy. Furthermore, we may not be able to generate sufficient operating cash flows to pay our operating expenses, service any debt we may incur in the future and make distributions to our stockholders.

As a newly formed company, we are subject to the risks of any newly established business enterprise, including risks that we will be unable to attract and retain qualified personnel, create effective operating and financial controls and systems or effectively manage our anticipated growth, any of which could have a material adverse effect on our business and our operating results.

We have not yet identified any specific hotels to acquire, and you will be unable to evaluate the allocation of net proceeds of this offering and the concurrent private placements or the economic merits of our investments prior to making your investment decision.

We currently do not own any hotels and have no agreements to acquire any hotels. Because we have not yet identified any specific hotels to acquire or committed any portion of the net proceeds of this offering and the concurrent private placements to any specific property investment, you will be unable to evaluate the allocation of the net proceeds of this offering and the concurrent private placements or the economic merits of our investments before making an investment decision to purchase our common stock. We will have broad authority to invest the net proceeds of this offering and the concurrent private placements in any real estate investments that we may identify in the future, and we may use those proceeds to make investments with which you may not agree. In addition, our investment policies may be amended or revised from time to time at the discretion of our board of directors, without a vote of our stockholders. These factors will increase the uncertainty, and thus the risk, of investing in our common stock. Our failure to apply the net proceeds of this offering and the concurrent private placements effectively or find suitable hotels to acquire in a timely manner or on acceptable terms could result in returns that are substantially below expectations or result in losses.

Prior to the full investment of the net proceeds of this offering and the concurrent private placements in properties, we intend to invest these proceeds in interest-bearing short-term U.S. government and government agency securities, which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our investments in properties. We may not be able to identify lodging investments that meet our investment criteria, we may not be successful in completing any investment we identify and our investments may not produce acceptable, or any, returns. We may be unable to invest the net proceeds of this offering and the concurrent private placements on acceptable terms, or at all.

If we are unable to acquire properties priced well below replacement costs, returns on our investments could be significantly lower than anticipated.

Our investment strategy is based in large measure upon our belief that current industry, economic and financing market dynamics will present attractive opportunities to acquire high-quality hotels at prices well below replacement costs, with attractive yields on investment and significant upside potential. If sale prices for the hotels we purchase are not well below replacement costs, or if we are unable to acquire properties priced well below replacement costs due to competition for such properties or other reasons, returns on our investments could be significantly lower than anticipated.

Our success depends on key personnel whose continued service is not guaranteed.

We depend on the efforts and expertise of our senior management team to manage our day-to-day operations and strategic business direction. The loss of their services, and our inability to find suitable replacements, could have an adverse effect on our operations.

We may not succeed in managing our growth, in which case our financial results could be adversely affected.

Our ability to grow our business depends upon our senior management team’s business contacts and their ability to successfully hire, train, supervise and manage additional personnel. We may not be able to hire and train sufficient personnel or develop management, information and operating systems suitable for our expected growth. If we are unable to manage any future growth effectively, our operations and financial results could be adversely affected.

We intend to invest primarily in luxury and upper upscale hotels, which are highly competitive and generally subject to greater volatility than most other market segments and could negatively affect our profitability.

Our hotels will compete on the basis of location, amenities, accommodations, room rates, quality, customer satisfaction, service levels, name recognition and reputation and reservations systems, among many factors. There are many competitors in the luxury and upper upscale segment, and many of these competitors may have substantially greater marketing and financial resources than we have. This competition could reduce occupancy levels and room revenue at our hotels. Over-building in the lodging industry may increase the number of rooms available and may decrease occupancy and room rates. In addition, in periods of weak demand, as may occur during a general economic recession, profitability is negatively affected by the relatively high fixed costs of operating luxury and upper upscale hotels.

The current market environment may adversely affect our operating results and financial condition.

The global financial markets have undergone pervasive and fundamental disruptions in the past year. The continuation or intensification of any such volatility may have an adverse impact on the availability of credit to businesses generally and could lead to a further weakening of the U.S. and global economies. To the extent that the global economic recession continues and/or intensifies, it has the potential to materially affect the value of the hotels we acquire, the availability or the terms of financing that we may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due. The current market environment also could affect our operating results and financial condition as follows:

•	Debt Markets — The real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold commercial mortgage-backed securities, or CMBS, in the market. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions, developments and property contributions. This may result in our property operations generating lower overall economic returns and a reduced level of cash flows, which could potentially impact our ability to make distributions to you. In addition, the recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due, all of which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues, income and/or cash flows from the acquisition and operations of real estate and mortgage loans. In addition, the state of the debt markets could have an impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•	Valuations — There may be uncertainty in the valuation, or in the stability of the value, of the properties we acquire that could result in a substantial decrease in the value of our properties after we purchase them. As a result, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge in earnings.

•	Government Intervention — The disruptions in the global financial markets have led to extensive and unprecedented government intervention. Although the government intervention is intended to stimulate the flow of capital and to strengthen the U.S. economy in the short term, it is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on us and our results of operations.

Failure of the lodging industry to exhibit improvement may adversely affect our ability to execute our business plan.

A substantial part of our business plan is based on our belief that the lodging industry in which we intend to invest will experience improving economic fundamentals in the future. In particular, our business strategy is dependent on our expectation, based on the Jones Lang LaSalle Hotels lodging industry outlook and forecast described in more detail under the caption “Our Business — Industry Overview” in this prospectus, that key industry performance indicators, especially RevPAR, will begin to improve in 2010 and industry performance will accelerate for several years following 2011. We cannot provide assurance as to whether, or when, lodging industry fundamentals will in fact improve or to what extent they improve. In the event conditions in the industry do not improve when and as we expect, or deteriorate, our ability to execute our business plan may be adversely affected, which could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to pay operating expenses, make capital improvements, and make distributions to our stockholders.

Funds spent to maintain franchisor operating standards or the loss of a franchise license may reduce cash available to make distributions to our stockholders.

Some of our hotels may operate under franchise agreements, and we may become subject to the risks that are found in concentrating our hotels in several franchise brands. These risks include reductions in business following negative publicity related to one of our brands.

The maintenance of the franchise licenses for our hotels is subject to our franchisors’ operating standards and other terms and conditions. We expect that our franchisors will periodically inspect the hotels that we acquire to ensure that we and our lessees and management companies follow their standards. Failure by us, one of our TRSs or one of our management companies to maintain these standards or other terms and conditions could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination payment, which will vary by franchisor and by hotel. As a condition of our continued holding of a franchise license, a franchisor could also possibly require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Nonetheless, we may risk losing a franchise license if we do not make franchisor-required capital expenditures.

If a franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise license or to operate the hotel without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more hotels could materially and adversely affect our revenues. This loss of revenues could, therefore, also adversely affect our financial condition, results of operations and cash available for distribution to stockholders.

Our long-term growth will depend upon future acquisitions of properties, and we may be unable to consummate acquisitions on advantageous terms or the acquired properties may not perform as we expect.

We intend to acquire high quality hotels primarily in the top 35 travel markets in the United States. The acquisition of properties entails the risk that our investments may not perform as we expect. Further, we face significant competition for attractive investment opportunities from other well-capitalized real estate investors, including pension funds and their advisors, bank and insurance company investment accounts, other public and private real estate investment companies and REITs, real estate limited partnerships, owner-users, individuals and other entities engaged in real estate investment activities, some of which have a history of operations, greater financial resources than we do and a greater ability to borrow funds to acquire properties. This competition increases as investments in real estate become increasingly attractive relative to other forms of investment. As a result of competition, we may be unable to acquire properties as we desire or the purchase price may be significantly elevated. In addition, we expect to finance future acquisitions through a combination of borrowings under a credit facility that we anticipate will be in place following the completion of this offering and the concurrent private placements, and the use of retained cash flows, long-term debt and common and perpetual preferred stock, which may not be available on advantageous terms, or at all, and which could adversely affect our cash flows. Any of the above risks could adversely affect our financial condition, results of operations, cash flows and ability to make distributions on, and the market price of, our common stock.

We plan to make acquisitions of hotels, which pose integration risk that could harm our business.

Upon the completion of this offering and the concurrent private placements, we will commence operations. Although we have not yet identified any specific hotels to acquire, we intend to acquire hotels in the future. These acquisitions may also expose us to risk that we may not be able to successfully integrate acquired hotels into our operations and the possibility that senior management may be required to spend considerable time integrating acquired hotels. If we are unable to quickly and efficiently integrate our new acquisitions into our existing operations, our cost estimates for bringing an acquired property up to market standards may prove inaccurate and could adversely affect our financial condition, results of operation, cash flows and ability to make distributions on and the market price of, our common stock.

Our structure subjects us to the risk of increased hotel operating expenses.

Our leases with our TRSs will require our TRSs to pay us rent based in part on revenues from our hotels. Our operating risks include decreases in hotel revenues and increases in hotel operating expenses, which would adversely affect our TRSs’ ability to pay us rent due under the leases, including but not limited to the increases in:

•	wage and benefit costs;

•	repair and maintenance expenses;

•	energy costs;

•	property taxes;

•	insurance costs; and

•	other operating expenses.

Increases in these operating expenses can have a significant adverse impact on our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

To qualify for taxation as a REIT, we will be required to annually distribute to our stockholders at least 90% of our taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax. We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. Because we currently have no hotels and will commence operations only upon completion of this offering and the concurrent private placements, we may not generate sufficient income to make distributions to our stockholders. Although we intend, over time, to make regular quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any distributions to our stockholders. The amount of such distributions may be limited until we have a portfolio of income-generating hotels. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, our debt service obligations, our debt covenants, and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

•	our inability to invest the net proceeds of this offering and the concurrent private placements;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	unanticipated expenses or reduced revenues that reduce our cash flow or non-cash earnings;

•	defaults in our investment portfolio or decreases in the value of our hotels; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the market price of our common stock.

In addition, distributions that we make to our shareholders will generally be taxable to our shareholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

If we cannot obtain financing, our growth will be limited.

To qualify as a REIT, we will be required to annually distribute at least 90% of our taxable income, determined before the deduction for dividends paid and excluding any net capital gains, to our stockholders, and we generally expect to make distributions in excess of such amount. As a result, our ability to retain earnings to fund acquisitions, redevelopment and development, if any, or other capital expenditures will be limited. After completion of this offering and the concurrent private placements, we plan to obtain a revolving credit facility to fund hotel acquisitions, capital expenditures and for general corporate purposes. We are in discussions to obtain commitments from a lending syndicate for a revolving credit facility that we anticipate will be in place at or following the completion of this offering, but we cannot provide any assurance that we will be able to enter into a definitive agreement relating to this credit facility on terms we find acceptable.

Events in the financial markets have had an adverse impact on the credit markets and, as a result, credit has become significantly more expensive and difficult to obtain, if available at all. Some lenders are imposing more stringent credit terms, there has been and may continue to be a general reduction in the amount of credit available, and many banks are either unable or unwilling to provide new asset based lending. Tightening credit markets may have an adverse effect on our ability to obtain financing on favorable terms, if at all, thereby increasing financing costs and/or requiring us to accept financing with increasing restrictions.

If adverse conditions in the credit markets — in particular with respect to real estate — materially deteriorate, our business could be materially and adversely affected. Our long-term ability to grow through investments in hotels will be limited if we cannot obtain additional financing on favorable terms, or at all. Market conditions may make it difficult to obtain financing, and we cannot assure you that we will be able to obtain additional debt or equity financing or that we will be able to obtain it on favorable terms.

Our organizational documents have no limitation on the amount of indebtedness that we may incur. As a result, we may become highly leveraged in the future, which could adversely affect our financial condition.

Our business strategy contemplates the use of both non-recourse secured and unsecured debt to finance long-term growth. While we intend to limit the sum of the outstanding principal amount of our consolidated indebtedness to 35% of the investment in our properties, at cost, measured at the time we incur debt, provided that we may exceed this amount for individual properties in select cases where attractive financing is available, our governing documents contain no limitations on the amount of debt that we may incur, and our board of directors may change our financing policy at any time without stockholder approval. As a result, we may be able to incur substantial additional debt, including secured debt, in the future, which could result in an increase in our debt service and harm our financial condition.

Future debt service obligations could adversely affect our overall operating results, may require us to sell hotels and could adversely affect our ability to make distributions to our stockholders.

If we incur debt in the future and do not have sufficient funds to repay such debt at maturity, it may be necessary to refinance the debt through additional debt or additional equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancings, increases in interest expense could adversely affect our cash flows, and, consequently, cash available for distribution to our stockholders. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of hotels on disadvantageous terms, potentially resulting in losses. We may place mortgages on hotels that we acquire to secure a revolving credit facility or other debt. To the extent we cannot meet any future debt service obligations, we will risk losing some or all of our hotels that may be pledged to secure our obligations to foreclosure. Also, covenants applicable to any future debt could impair our planned investment strategy and, if violated, result in a default.

Covenants applicable to future debt could restrict our ability to make distributions and, as a result, we may be unable to make distributions necessary to qualify as a REIT.

We intend to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In order to qualify as a REIT, we generally are required to distribute at least 90% of our taxable income, determined without regard to the dividends paid deduction and excluding net capital gains, each year to our stockholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under the Code. If, as a result of covenants applicable to our future debt, we are restricted from making distributions, we may be unable to make distributions necessary for us to avoid U.S. federal corporate income and excise taxes and maintain our qualification as a REIT, which could affect our financial condition, results of operations, cash flows and ability to make distributions on, and the market price for, our common stock.

Failure to hedge effectively against interest rates may adversely affect results of operations.

We may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as cap agreements and swap agreements. These agreements involve the risks that these arrangements may not be effective in reducing our exposure to exchange or interest rate changes and that a court could rule that such agreements are not legally enforceable or counterparties may not honor their obligations thereunder. Hedging may reduce overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations.

Covenants in our future debt agreements could adversely affect our financial condition.

The mortgages on the properties we acquire will likely contain customary covenants such as those that limit our ability, without the prior consent of the lender, to further mortgage the applicable property or to discontinue insurance coverage. Any credit facility or secured loans that we enter into will likely contain customary restrictions, requirements and other limitations on our ability to incur indebtedness, including total debt to asset ratios, secured debt to total asset ratios, debt service coverage ratios and minimum ratios of unencumbered assets to unsecured debt, which we must maintain. Our continued ability to borrow under any credit facility that we may obtain is subject to compliance with our financial and other covenants. In addition, our failure to comply with such covenants could cause a default under the applicable debt agreement, and we may then be required to repay such debt with capital from other sources. Under those circumstances, other sources of capital may not be available to us or may be available only on unattractive terms.

In the future, we will rely on debt financing, including borrowings under a revolving credit facility that we anticipate will be in place at or following the completion of this offering and the concurrent private placements, issuances of unsecured debt securities and debt secured by individual properties, to finance our acquisition activities and for working capital. If we are unable to obtain debt financing, or to refinance existing indebtedness upon maturity, our financial condition and results of operations would likely be adversely affected. If we are unable to make required payments or we breach covenants in our debt agreements, the lenders can declare a default and, if the debt is secured, can take possession of the property securing the defaulted loan. In addition, any unsecured debt agreements we enter into may contain specific cross-default provisions with respect to specified other indebtedness, giving the unsecured lenders the right to declare a default under other loans in some circumstances. Defaults under our debt agreements could materially and adversely affect our financial condition and results of operations.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturers.

We may co-invest in the future with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity. In such event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt, fail to fund their share of required capital contributions or block or delay necessary decisions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, including maintaining our qualification as a REIT, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third party partners or co-venturers.

Unanticipated expenses and insufficient demand for hotels in new geographic markets could adversely affect our profitability and our ability to make distributions to our stockholders.

As part of our business strategy, we may acquire or develop hotels in geographic areas in which our management may have little or no operating experience and in which potential customers may not be familiar with the brand of that particular hotel. As a result, we may have to incur costs relating to the opening, operation and promotion of such hotels that are substantially greater than those incurred in other areas. These hotels may attract fewer customers than other hotels we may acquire, while at the same time, we may incur substantial additional costs with such hotels. As a result, the results of operations at any hotels that we may acquire in unfamiliar markets may be less than those of other hotels that we may acquire. Unanticipated expenses and insufficient demand at a new hotel, therefore, could adversely affect our financial condition and results of operations.

The strategic alliance agreement and the transitional services agreements with Pyramid Hotel Group were not negotiated on an arm’s-length basis and may not be as favorable to us as if they had been negotiated with unaffiliated third parties.

Our Chairman and Chief Executive Officer and our President and Chief Operating Officer each owns approximately one-third of the ownership interests in, and collectively with Mr. Dina they control, Pyramid Hotel Group. The terms of the strategic alliance agreement and the transitional services agreements were not negotiated at arms’ length, and their terms may not be as favorable to us as if they were negotiated with unaffiliated parties. We may choose not to enforce, or to enforce less vigorously, our rights under the strategic alliance agreement and the transitional services agreements, including our right to negotiate the hourly rates with Pyramid Hotel Group, because of our desire to maintain an ongoing relationship with Pyramid Hotel Group.

Conflicts of interest resulting from the external business interests of Messrs. Kelleher and Fields in Pyramid Hotel Group could result in our management acting other than in our stockholders’ best interest.

Conflicts of interest relating to the external business interests of Messrs. Kelleher and Fields in Pyramid Hotel Group may lead to management decisions that are not in our stockholders’ best interest. Messrs. Kelleher and Fields each owns approximately one-third of the ownership interests in, and collectively with Mr. Dina they control, Pyramid Hotel Group.

Messrs. Kelleher’s and Fields’ ownership interests in and management obligations to Pyramid Hotel Group present them with conflicts of interest in making management decisions related to the commercial arrangements between us and Pyramid Hotel Group. Through our strategic alliance agreement with Pyramid Hotel Group, we generally have the option to use Pyramid Hotel Group as the hotel manager for any or all of our hotels. As owners of Pyramid Hotel Group, which would receive management and termination fees payable by us under any hotel management agreement with Pyramid Hotel Group, Messrs. Kelleher and Fields may influence our decisions to sell, acquire or develop hotels when it is not in the best interests of our stockholders to do so. Messrs. Kelleher and Fields may also seek to influence our independent directors’ decisions regarding the use, continued use or termination of Pyramid Hotel Group as the hotel manager for our hotels in a manner that is not in the best interests of our stockholders.

Additionally, Pyramid Hotel Group may continue to provide asset management and hotel management services for third parties other than us, including for hotels that are competitive with ours or may be competitive with hotels that would be attractive acquisition opportunities. We will enter into a strategic alliance agreement with Pyramid Hotel Group that will prohibit Pyramid Hotel Group from (1) acquiring any debt or equity interests in any hotel, other than interests in hotels owned by us, interests in hotels or expansions of hotels in which Pyramid Hotel Group or Messrs. Kelleher or Fields currently own interests, directly or indirectly, and debt and non-controlling equity interests in hotels owned by third parties solely in order to secure agreements to manage such hotels, as either hotel manager or asset manager, (2) entering into any third-party asset management agreement that would require an equity investment unless it first offers the opportunity to us, or (3) providing advisory or other services relating to the acquisition of hotels to any person or entity other than us, except in connection with hotels that are under agreement to such person or entity that are expected to be managed by Pyramid Hotel Group as either hotel manager or asset manager. However, these provisions will not eliminate all potential conflicts with Pyramid Hotel Group, and Messrs. Kelleher’s and Fields’ interests in Pyramid Hotel Group may provide them with incentives to take actions that are not in the best interests of our stockholders. Among other things, Pyramid Hotel Group could enter into a hotel management agreement with a third party that would prohibit it from managing future hotels that we could be interested in acquiring. This could reduce the potential benefit to us of our strategic alliance agreement with Pyramid Hotel Group.

Our status as a REIT will limit our ability to provide asset management services to third parties for a fee. Nevertheless, we may provide asset management services to third parties, and, if we did, we would be in direct competition with Pyramid Hotel Group, although to the extent that a third-party asset management agreement requires an equity investment, Pyramid Hotel Group could not pursue the opportunity without first offering it to us. As a result, Messrs. Kelleher and Fields have conflicts in deciding whether we should engage in the business of providing asset management services to third parties where no equity investment is required and, if we decided to engage in this business, Messrs. Kelleher and Fields would have direct conflicts with us as long as Pyramid Hotel Group continued to engage in this business.

We will enter into transitional services agreements with Pyramid Hotel Group whereby Pyramid Hotel Group will provide us with services relating to the sourcing, negotiation and completion of acquisitions and dispositions of hotels, asset management, capital planning, risk management, accounting and finance, cash management, tax and other administrative services. Under these agreements, we will explicitly be permitted to solicit and hire any or all of Pyramid Hotel Group’s employees who are providing services to us under these agreements at any time. Because some of these employees may also be key employees of Pyramid Hotel Group, Messrs. Kelleher and Fields may have incentives to make hiring and other personnel decisions regarding these employees and our employees that are not in the best interests of our stockholders.

Certain of our executive officers have outside business interests that could require time and attention and may interfere with their ability to devote time to managing our business, which may adversely affect our financial condition and results of operations.

Messrs. Kelleher and Fields are not required to devote all of their business time to us. Pursuant to their employment agreements, Messrs. Kelleher and Fields have agreed to devote a substantial majority of their business time to us. The non-competition covenants contained in these employment agreements will also contain carveouts that, among other things, permit Messrs. Kelleher and Fields to continue to own and operate Pyramid Hotel Group and such other hotels as each executive currently owns individually and to acquire additional debt or equity interests in hotel properties in which Pyramid Hotel Group is permitted to invest; provided that Pyramid Hotel Group generally does not directly or indirectly (1) engage in any business activity that is competitive with us, other than specified services in connection with the management of hotels, including serving as receiver, asset manager or hotel manager, providing project management and technical services to hotels and providing consulting services relating to the management of hotels, (2) acquire any debt or equity interests in any hotel, other than interests in hotels owned by us, interests in hotels or expansions of hotels in which such entities or Messrs. Kelleher or Fields currently own interests, directly or indirectly, and debt and non-controlling interests in hotels owned by third parties solely in order to secure agreements to manage such hotels, as either hotel manager or asset manager, (3) enter into any third-party asset management agreement that would require an equity investment unless it first offers the opportunity to us, or (4) provide advisory or other services relating to the acquisition of hotels to any person or entity other than us, except in connection with hotels that are under agreement to such person or entity that are expected to be managed by Pyramid Hotel Group, as either hotel manager or asset manager. As a result, Messrs. Kelleher and Fields may spend business time pursuing their other business interests, including fulfilling their obligations to Pyramid Hotel Group, which will reduce the time and effort they spend managing our business, which may adversely affect our financial condition and results of operation.

Our returns could be negatively impacted if Pyramid Hotel Group or our third party hotel managers do not manage our properties in our best interests.

Since U.S. federal income tax laws restrict REITs and their subsidiaries from operating or managing a hotel, we will not operate or manage our hotels. Instead, we will lease substantially all of our hotels to subsidiaries that qualify as TRSs and engage one or more members of Pyramid Hotel Group or another third party hotel manager to manage our hotels. Our cash flow from the hotels may be adversely affected if Pyramid Hotel Group or our third party hotel managers fail to provide quality services and amenities or if they or their affiliates fail to maintain a quality brand name. In addition, Pyramid Hotel Group, our third party hotel managers, or their affiliates may manage, and in some cases may own, have invested in or provided credit support or operating guarantees to hotels that compete with our hotels, which may result in conflicts of interest. As a result, Pyramid Hotel Group or our third party hotel managers may make decisions regarding competing lodging facilities that are not or would not be in our best interests.

We will not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel, including, for example, setting room rates. Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, RevPAR and ADR, we may not be able to force Pyramid Hotel Group or a third party hotel management company to change its method of operation of our hotels. We generally will attempt to resolve issues with our managers through discussions and negotiations. However, if we are unable to reach satisfactory results through discussions and negotiations, we may choose to litigate the dispute or submit the matter to third-party dispute resolution. We can only seek redress if Pyramid Hotel Group or a third party hotel management company violates the terms of the applicable management agreement with the applicable TRS, and then only to the extent of the remedies provided for under the terms of the hotel management agreement. In the event that we need to replace any of our third party hotel management companies, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected hotels.

Our third-party management agreements could adversely affect the sale or financing of hotels.

We may enter into third party management contracts that contain restrictive covenants. For example, the terms of some third party management agreements may restrict our ability to sell a property unless the purchaser is not a competitor of the manager and assumes the related management agreement and meets specified other conditions. Also, the terms of a long term third party management agreement encumbering our property may reduce the value of the property. If we enter into any such management agreements, we may be precluded from taking actions that would otherwise be in our best interest or could cause us to incur substantial expense.

The conflicts of interest policy we will adopt may not adequately address all of the conflicts of interest that may arise with respect to our activities.

In order to avoid any actual or perceived conflicts of interest with our directors, officers or employees, we intend to adopt a conflicts of interest policy to specifically address some of the conflicts relating to our activities. Although under this policy the approval of a majority of our disinterested directors or a committee composed of disinterested directors will be required to approve any transaction, agreement or relationship in which any of our directors, officers or employees has an interest, there is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to us. In addition, our current board of directors consists of Messrs. Kelleher and Fields, and as a result, the transactions and agreements entered into in connection with our formation prior to this offering have not been approved by any independent or disinterested directors.

We do not own the Pyramid Hotel Group name, but have entered into a license agreement with Pyramid Hotel Group consenting to our use of the Pyramid and Pyramid Hotels names. Use of the name by other parties or the termination of our license agreement may harm our business.

Concurrently with the completion of this offering, we will enter into a license agreement with Pyramid Hotel Group pursuant to which it will grant us a non-exclusive, royalty-free license to use the logo for

Pyramid Hotel Group and consent to our use of the names “Pyramid,” “Pyramid Hotels,” and variations thereof other than “Pyramid Hotel Group.” Under this agreement, we will have a right to use this logo and these names for so long as our strategic alliance agreement with Pyramid Hotel Group remains in effect. Pyramid Hotel Group will retain the right to continue using the “Pyramid Hotel Group” name. We will be unable to preclude Pyramid Hotel Group from licensing or transferring the ownership of the “Pyramid Hotel Group” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Pyramid Hotel Group or others. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using the “Pyramid Hotel Group” name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

RISKS RELATED TO THE LODGING INDUSTRY

Current economic conditions may adversely affect the lodging industry.

The performance of the lodging industry has historically been closely linked to the performance of the general economy and, specifically, growth in U.S. gross domestic product, or GDP. It is also sensitive to business and personal discretionary spending levels. Declines in corporate budgets and consumer demand due to adverse general economic conditions, risks affecting or reducing travel patterns, lower consumer confidence or adverse political conditions can lower the revenues and profitability of our future hotels and therefore the net operating profits of our TRSs. The current global economic downturn has led to a significant decline in demand for products and services provided by the lodging industry, lower occupancy levels and significantly reduced room rates.

We anticipate that recovery of demand for products and services provided by the lodging industry will lag behind an improvement in general economic conditions. We cannot predict how severe or prolonged the global economic downturn will be or how severe or prolonged the lodging industry downturn will be. A further extended period of economic weakness would likely have an adverse impact on our revenues and negatively affect our profitability.

Our ability to make distributions to our stockholders may be affected by various operating risks common to the lodging industry.

We plan to own hotels that have different economic characteristics than many other real estate assets and, as a hotel REIT, we are structured differently than many other types of REITs. A typical office property owner, for example, has long-term leases with third-party tenants, which provides a relatively stable long-term stream of revenue. Our TRSs will not enter into a lease with a hotel manager. Instead, our TRSs will engage the hotel manager to manage our hotels pursuant to a management agreement. The TRSs will receive all the operating profits or losses at the respective hotel after management fees paid to the hotel manager. Moreover, virtually all hotel guests stay at the hotel for only a few nights, so the rate and occupancy at each of our hotels change every day. As a result, we may have highly volatile earnings.

In addition, our hotels will be subject to various operating risks common to the lodging industry, many of which are beyond our control, including the following:

•	competition from other hotels in our markets;

•	over-building of hotels in our markets, which will adversely affect occupancy and revenues at the hotels we acquire;

•	dependence on business and commercial travelers and tourism;

•	increases in energy costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;

•	necessity for periodic capital reinvestment to repair and upgrade hotels;

•	increases in operating costs due to inflation and other factors that may not be offset by increased room rates;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	adverse effects of international, national, regional and local economic and market conditions;

•	unforeseen events beyond our control, such as terrorist attacks, travel related health concerns, including pandemics and epidemics such as the H1N1 influenza, the avian bird influenza and SARS, imposition of taxes or surcharges by regulatory authorities, travel related accidents and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes;

•	adverse effects of a downturn in the lodging industry; and

•	risks generally associated with the ownership of hotels and real estate, as we discuss in detail below.

These factors could reduce the net operating profits of our TRSs, which in turn could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

Our investment opportunities and growth prospects may be affected by competition for acquisitions.

We compete for investment opportunities with other entities, some of which have substantially greater financial resources than we do. These entities generally may be able to accept more risk than we can prudently manage. This competition may generally limit the number of suitable investment opportunities offered to us, which may limit our ability to grow. This competition may also increase the bargaining power of property owners seeking to sell to us or the number of properties that we are able to acquire, making it more difficult for us to acquire new properties on attractive terms or at all.

Our revenues and cash available for stockholder distributions may be affected by the seasonality of the lodging industry.

The lodging industry is seasonal in nature. This seasonality can be expected to cause quarterly fluctuations in our revenues. Our quarterly earnings may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may have to enter into short-term borrowings in certain quarters in order to offset these fluctuations in revenues and to make distributions to our stockholders. Volatility in our financial performance could have an adverse effect on our ability to make distributions to our stockholders and the market value of our common stock.

The cyclical nature of the lodging industry may cause fluctuations in our operating performance.

The lodging industry is highly cyclical in nature. Fluctuations in lodging demand and, therefore, operating performance, are caused largely by general economic and local market conditions, which subsequently affect levels of business and leisure travel. In addition to general economic conditions, new hotel room supply is an important factor that can affect the lodging industry’s performance, and overbuilding has the potential to further exacerbate the negative impact of an economic recession. Room rates and occupancy, and thus RevPAR, tend to increase when demand growth exceeds supply growth. Although we believe that supply growth peaked in late 2008 to early 2009, and that lodging demand will begin to rebound in late 2010 to early 2011, no assurances can be made. The continued decline in lodging demand beyond late 2010 to early 2011, or a continued growth in lodging supply, could result in returns that are substantially below expectations or result in losses, which could have a material adverse effect on our business, financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

Our concentration in particular segments of a single industry limits our ability to offset the risks of an industry downturn, which could adversely affect our operating performance and cash available for stockholder distributions.

Our entire business is hotel-related. Therefore, a continued or future downturn in the lodging industry, in general, and the luxury and upper upscale segments in which we intend to focus our operations, in particular, will have a material adverse effect on our lease revenues, the net operating profits of our TRSs and amounts available for distribution to our stockholders. Moreover, a substantial portion of our portfolio will consist of luxury and upper upscale hotels, two of the more volatile segments of the lodging industry.

The ongoing need for capital expenditures at our hotels may limit our ability to make stockholder distributions.

Our hotels will have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. The franchisors of our hotels also will require periodic capital improvements as a condition of keeping the franchise licenses. In addition, our lenders will likely require that we set aside annual amounts for capital improvements to our hotels. These capital improvements may give rise to the following risks:

•	possible environmental problems;

•	construction cost overruns and delays;

•	the possibility that revenues will be reduced while rooms or restaurants are out of service due to capital improvement projects;

•	a possible shortage of available cash to fund capital improvements and the related possibility that financing for these capital improvements may not be available to us on affordable terms;

•	uncertainties as to market demand or a loss of market demand after capital improvements have begun;

•	disputes with franchisors or managers regarding compliance with relevant management or franchise agreements; and

•	bankruptcy or insolvency of our development partners during a capital improvement project or other situation that renders them unable to complete their work.

The costs of all these capital improvements could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

Hotel development and redevelopment are subject to timing, budgeting and other risks. To the extent we acquire hotels that are under development, these risks may adversely affect our operating results and our ability to make distributions to stockholders.

We may acquire hotels that are under development from time to time as suitable opportunities arise, taking into consideration general economic conditions. Hotels involve a number of development and redevelopment risks, including risks associated with:

•	construction delays or cost overruns that may increase project costs;

•	receipt of zoning, occupancy and other required governmental permits and authorizations;

•	strikes or other labor issues;

•	development costs incurred for projects that are not pursued to completion;

•	investment of substantial capital without immediate corresponding income;

•	developed properties that may not achieve our desired revenue or profit goals;

•	intense competition for suitable development sites from competitors with greater financial resources than ours;

•	acts of nature such as earthquakes, hurricanes, floods or fires that could adversely impact a project;

•	ability to raise capital; and

•	governmental restrictions on the nature or size of a project.

To the extent we invest in hotels under development, we cannot assure you that any development or redevelopment project will be completed on time or within budget. The developer’s inability to complete a project on time or within budget may adversely affect the hotel’s projected operating results and impair our ability to make distributions to our stockholders.

The hotel business is capital-intensive and our inability to obtain financing could limit our growth.

Our hotels will require periodic capital expenditures and renovation to remain competitive. Acquisitions or development of additional hotels will require significant capital expenditures. We may not be able to fund capital improvements or acquisitions solely from cash provided from our operating activities because we must annually distribute at least 90% of our taxable income, determined without regard to the deductions for dividends paid and excluding net capital gains, to maintain our qualification as a REIT. As a result, our ability to fund capital expenditures, acquisitions or hotel development through retained earnings is very limited. Consequently, we rely upon the availability of debt or equity capital to fund hotel acquisitions and improvements. Our ability to grow through acquisitions or development of hotels will be limited if we cannot obtain satisfactory debt or equity financing which will depend on market conditions. Neither our charter nor our bylaws limits the amount of debt that we can incur. However, we cannot assure you that we will be able to obtain additional equity or debt financing on favorable terms or at all.

The increasing use of Internet travel intermediaries by consumers may adversely affect our profitability.

Some of our hotel rooms will be booked through Internet travel intermediaries, including, but not limited to, Travelocity.com, Expedia.com and Priceline.com. As these Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from us and our management companies. Moreover, some of these Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality, such as “three-star downtown hotel,” at the expense of brand identification or quality of product or service. These intermediaries hope that consumers will eventually develop brand loyalties to their reservations system rather than to the brands under which our properties will be franchised. Although most of the business for our hotels is expected to be derived from traditional channels, if the amount of sales made through Internet intermediaries increases significantly, room revenues may flatten or decrease and our profitability may be adversely affected.

We may be adversely affected by increased use of business related technology which may reduce the need for business related travel.

The increased use of teleconference and video-conference technology by businesses could result in decreased business travel as companies increase the use of technologies that allow multiple parties from different locations to participate at meetings without traveling to a centralized meeting location. To the extent that such technologies play an increased role in day-to-day business and the necessity for business related travel decreases, hotel room demand may decrease and our financial condition, results of operations, the market price of shares of our common stock and our ability to make distributions to our stockholders may be adversely affected.

Future terrorist attacks or changes in terror alert levels could adversely affect travel and hotel demand.

Previous terrorist attacks and subsequent terrorist alerts have adversely affected the U.S. travel and hospitality industries over the past several years, often disproportionately to the effect on the overall economy. The impact that terrorist attacks in the U.S. or elsewhere could have on domestic and international travel and our business in particular cannot be determined but any such attacks or the threat of such attacks could have a material adverse effect on our business, our ability to finance our business, our ability to insure our properties and our results of operations and financial condition.

The outbreak of influenza or other widespread contagious disease could reduce travel and adversely affect hotel demand.

The widespread outbreak of infectious or contagious disease in the U.S., such as the H1N1 virus, could reduce travel and adversely affect the lodging industry generally and our business in particular.

Uninsured and underinsured losses could adversely affect our operating results and our ability to make distributions to our stockholders.

We intend to maintain comprehensive insurance on each of the hotels that we acquire, including liability, fire and extended coverage, of the type and amount we believe are customarily obtained for or by hotel owners. There are no assurances that coverage will be available at reasonable rates. Various types of catastrophic losses, like earthquakes and floods, losses from foreign terrorist activities such as those on September 11, 2001, or losses from domestic terrorist activities such as the Oklahoma City bombing on April 19, 1995, may not be insurable or may not be economically insurable. Initially, we do not expect to obtain terrorism insurance on the hotels we acquire because it is costly. Lenders may require such insurance and our failure to obtain such insurance could constitute a default under loan agreements. Depending on our access to capital, liquidity and the value of the properties securing the affected loan in relation to the balance of the loan, a default could have a material adverse effect on our results of operations and ability to obtain future financing.

In the event of a substantial loss, our insurance coverage may not be sufficient to cover the full current market value or replacement cost of our lost investment. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a hotel or resort, as well as the anticipated future revenue from the hotel or resort. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property.

We may be subject to unknown or contingent liabilities related to the hotels we acquire.

The hotels that we acquire may be subject to unknown or contingent liabilities for which we may have no recourse, or only limited recourse, against the sellers. In general, the representations and warranties provided under the transaction agreements related to the sales of the hotels may not survive the closing of the transactions. While we will likely seek to require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification may be limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses. As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that may be incurred with respect to liabilities associated with these hotels may exceed our expectations, and we may experience other unanticipated adverse effects, all of which may adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

Noncompliance with governmental regulations could adversely affect our operating results.

Environmental matters.  Our hotels will be subject to various U.S. federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require us, as the owner of a contaminated property, to clean up the property, even if we did not know of or were not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated, and therefore it is possible we could incur cleanup costs even after we sell some of the properties we acquire.

In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow funds using the property as collateral or to sell the property. Under environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, such as a landfill or an incinerator, pay for the cleanup of that facility if it becomes contaminated and threatens human health or the environment. A person who arranges for the disposal or treatment of a hazardous substance, or transports a hazardous substance for disposal or treatment, at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property.

Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to recover damages if he or she suffers injury from the asbestos. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. An example would be laws that require a business using chemicals such as swimming pool chemicals at a hotel to manage them carefully and to notify local officials that the chemicals are being used.

The costs to clean up a contaminated property, to defend against a claim or to comply with environmental laws could be material and could adversely affect our financial condition, results of operations, market price of our common stock and the funds available for distribution to our stockholders. We can make no assurances that (1) future laws or regulations will not impose material environmental liabilities or (2) the current environmental condition of our future hotels will not be affected by the condition of the properties in the vicinity of our future hotels, such as the presence of leaking underground storage tanks, or by third parties unrelated to us.

Americans with Disabilities Act and other changes in governmental rules and regulations.  Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA’s requirements could require removal of access barriers, and non-compliance could result in the U.S. government imposing fines or in private litigants winning damages. In June 2008, the Department of Justice proposed a substantial number of changes to the Accessibility Guidelines under the ADA. In January 2009, President Obama suspended final publication and implementation of these regulations, pending a comprehensive review by his administration. If implemented as proposed, the new guidelines could cause some of our hotels to incur costly measures to become fully compliant. If we are required to make substantial modifications to the hotels that we acquire, whether to comply with the ADA or other changes in governmental rules and regulations, our financial condition, results of operations and ability to make distributions to our stockholders could be adversely affected.

The costs of compliance with or liabilities under environmental laws could significantly reduce our profitability.

Operating expenses at our hotels could be higher than anticipated due to the cost of complying with existing or future environmental laws and regulations. In addition, an owner of real property can face liability for environmental contamination created by the presence or release of hazardous substances on the property. We may face liability regardless of:

•	our lack of knowledge of the contamination;

•	the timing of the contamination;

•	the cause of the contamination; or

•	the party responsible for the contamination of the property.

Environmental laws also impose ongoing compliance requirements on owners and operators of real property. Environmental laws potentially affecting us address a wide variety of matters, including, but not limited to, asbestos-containing building materials, or ACBMs, storage tanks, storm water and wastewater discharges, lead-based paint, mold/mildew and hazardous wastes. Failure to comply with these laws could result in fines and penalties and/or expose us to third party liability. Some of the properties we acquire may have conditions that are subject to these requirements, and we could be liable for such fines or penalties and/or liable to third parties.

Certain hotels we may own in the future may contain, or may have contained, ACBMs. Environmental laws require that ACBMs be properly managed and maintained, and may impose fines and penalties on building owners and operators for failure to comply with these requirements. Also, certain properties may be adjacent or near other properties that have contained or currently contain storage tanks for the storage of petroleum products or other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Third parties may be permitted by law to seek recovery from owners or operators for property damage and/or personal injury associated with exposure to contaminants, including, but not limited to, petroleum products, hazardous or toxic substances and asbestos fibers.

Although we expect to obtain Phase I environmental site assessments on hotels we acquire in the future, Phase I environmental site assessments are intended to evaluate information regarding the environmental condition of the surveyed property and surrounding properties based generally on visual observations, interviews and certain publicly available databases. These assessments do not typically take into account all environmental issues including, but not limited to, testing of soil or groundwater or the possible presence of asbestos, lead-based paint, radon, wetlands or mold. As a result, these assessments may fail to reveal all environmental conditions, liabilities or compliance concerns. Material environmental conditions, liabilities or compliance concerns may arise after the Phase I assessments; and future laws, ordinances or regulations may impose material environmental liability. We cannot assure you that costs of future environmental compliance will not affect our ability to make distributions to our stockholders or that such costs or other remedial measures will not be material to us.

The presence of hazardous substances on a property may limit our ability to sell the property on favorable terms or at all, and we may incur substantial remediation costs. The discovery of material environmental liabilities at our properties could subject us to unanticipated significant costs, which could significantly reduce our profitability and the cash available for distribution to our stockholders.

The Employee Free Choice Act could substantially increase the cost of doing business by increasing wage and benefit costs.

A number of members of the U.S. Congress and President Obama have stated that they support the Employee Free Choice Act, which, if enacted, would discontinue the current practice of having an open process where both the union and the employer are permitted to educate employees regarding the pros and cons of joining a union before having an election by secret ballot. Under the Employee Free Choice Act, the employees would only hear the union’s side of the argument before making a commitment to join the union. The Employee Free Choice Act would permit unions to quietly collect employee signatures supporting the union without notifying the employer and permitting the employer to explain its views before a final decision is made by the employees. Once a union has collected signatures from a majority of the employees, the employer would have to recognize, and bargain with, the union. If the employer and the union fail to reach agreement on a collective bargaining contract within a certain number of days, both sides would be forced to submit their respective proposals to binding arbitration and a federal arbitrator would be permitted to create an employment contract binding on the employer. If the Employee Free Choice Act is enacted, a number of the hotels we will own or seek to acquire could become unionized.

Generally, unionized hotel employees are subject to a number of work rules which increase expenses and decrease operating margins at unionized hotels. We believe that the unionization of hotel employees at hotels that we acquire may result in a significant decline in hotel profitability and value, which could adversely affect our financial condition, results of operations, the market price of shares of our common stock and our ability to make distributions to our stockholders.

GENERAL RISKS RELATED TO THE REAL ESTATE INDUSTRY

Illiquidity of real estate investments could significantly impede our ability to sell hotels or otherwise respond to adverse changes in the performance of our hotels.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more hotels for reasonable prices in response to changing economic, financial and investment conditions will be limited. The real estate market is affected by many factors beyond our control, including:

•	adverse changes in international, national, regional and local economic and market conditions;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	the ongoing need for capital improvements, particularly in older structures;

•	changes in operating expenses; and

•	civil unrest, acts of nature, including earthquakes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism.

We may decide to sell hotels in the future. We cannot predict whether we will be able to sell any hotel for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a hotel.

Currently, little credit is available to purchasers of hotels and financing structures such as CMBS, which have been used to finance many hotel acquisitions in recent years, have been reduced. If financing for hotels is not available on attractive terms or at all, it will adversely impact the ability of third parties to buy our hotels. As a result, we may hold our hotels for a longer period than we would otherwise desire and may sell hotels at a loss.

We may be required to expend funds to correct defects or to make improvements before a hotel can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In acquiring a hotel, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These factors and any others that would impede our ability to respond to adverse changes in the performance of the hotels or a need for liquidity could adversely affect our financial condition, results of operations, the market price of shares of our common stock and our ability to make distributions to our stockholders.

Increases in property taxes would increase our operating costs, reduce our income and adversely affect our ability to make distributions to our stockholders.

Each of our hotels will be subject to real and personal property taxes. These taxes may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our financial condition, results of operations and our ability to make distributions to our stockholders could be materially and adversely affected and the market price of shares of our common stock could decline.

The properties we acquire may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. Some of the properties in our portfolio may contain microbial matter such as mold and mildew. The presence of significant mold at any of the properties we acquire could require us to undertake a costly remediation program to contain or remove the mold from the affected property. The presence of significant mold could expose us to liability from hotel guests, hotel employees and others if property damage or health concerns arise.

Any mortgage debt obligations we incur will expose us to increased risk of property losses due to foreclosure, which could adversely affect our financial condition, cash flow and ability to satisfy our other debt obligations and make distributions to our stockholders.

Incurring mortgage debt increases our risk of property losses, because any defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and ultimately our loss of the property securing the loan for which we are in default. For tax purposes, a foreclosure of any nonrecourse mortgage on any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure but would not receive any cash proceeds. As a result, we may be required to identify and utilize other sources of cash for distributions to our stockholders of that income.

In addition, any default under our mortgage debt obligations may increase the risk of our default on other indebtedness. If this occurs, our financial condition, results of operations, the market price of shares of our common stock and our ability to make distributions to our stockholders may be adversely affected.

RISKS RELATED TO OUR ORGANIZATIONAL STRUCTURE

Our board of directors may change significant corporate policies without stockholder approval.

Our investment, financing, borrowing and distribution policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, will be determined by our board of directors. These policies may be amended or revised at any time and from time to time at the discretion of the board of directors without a vote of our stockholders. In addition, our board of directors may change our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal and regulatory requirements, including the listing standards of the NYSE. A change in these policies could have an adverse effect on our financial condition, results of operations, cash flows, per share trading price of our common stock and ability to satisfy our debt service obligations and to make distributions to our stockholders.

We could increase the number of authorized shares of stock and issue stock without stockholder approval.

Subject to applicable legal and regulatory requirements, our charter authorizes our board of directors, without stockholder approval, to increase the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock and to set the preferences, rights and other terms of such classified or unclassified shares. Although our board of directors has no such intention at the present time, it could establish a series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Provisions of our charter may limit the ability of a third party to acquire control of our company.

Our charter provides that no person may beneficially own more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.8% in value of the aggregate outstanding shares of our capital stock. These ownership limitations may prevent an acquisition of control of our company by a third party without our board of directors’ approval, even if our stockholders believe the change of control is in their best interests.

Our charter also authorizes our board of directors to authorize us to issue up to 400,000,000 shares of common stock and 100,000,000 shares of preferred stock to classify or reclassify any unissued shares of common stock or preferred stock and to set the preferences, rights and other terms of the classified or reclassified shares. Furthermore, our board of directors may, without any action by the stockholders, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series that we have authority to issue. Issuances of additional shares of stock may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium to the market price of our common stock or otherwise be in our stockholders’ best interests.

Certain provisions of Maryland law could inhibit changes in control.

Certain provisions of the Maryland General Corporation Law, MGCL, may have the effect of inhibiting or deterring a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder,” defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting shares, or an affiliate of an interested stockholder for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter may impose special appraisal rights and special stockholder voting requirements on these combinations; and

•	“control share” provisions that provide that “control shares” of our company, defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors, acquired in a “control share acquisition,” defined as the direct or indirect acquisition of ownership or control of “control shares,” have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

As permitted under the statute, our board of directors has adopted a resolution exempting from the business combination provisions any transaction with any person that is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person), and we have opted out of the control share provisions of the MGCL pursuant to a provision in our bylaws. However, in the future, our board of directors may elect to repeal this resolution, and we may, by amendment to our bylaws, opt in to the control share provisions of the MGCL.

Title 3, Subtitle 8 of the MGCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain takeover defenses. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price.

In addition, the provisions of our charter on removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our company’s board of directors, were to opt in to the business combination provisions of the MGCL or the provisions of Title 3, Subtitle 8 of the MGCL classifying our board of directors, or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded by our board of directors, these provisions of the MGCL could have similar anti-takeover effects. See “Material Provisions of Maryland Law and of Our Charter and Bylaws — Business Combinations,” “— Control Share Acquisitions,” and “— Certain Elective Provisions of Maryland Law.”

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Maryland law provides that a director or officer has no liability in that capacity if he or she satisfies his or her duties to us and our stockholders. Upon completion of this offering, as permitted by the MGCL, our charter will limit the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our charter will authorize us to obligate our company, and our bylaws will require us, to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our company, your ability to recover damages from such director or officer will be limited. In addition, we may be obligated to advance the defense costs incurred by our directors and executive officers, and may, in the discretion of our board of directors, advance the defense costs incurred by our employees and other agents, in connection with legal proceedings.

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

Our charter provides that a director may only be removed for cause upon the affirmative vote of holders of two-thirds of the votes entitled to be cast in the election of directors. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our stockholders.

RISKS RELATED TO OUR STATUS AS A REIT

Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

We believe that our organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we will qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

•	we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. See “Material U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal income tax consequences relating to us and our common stock.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. In addition, our TRSs will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distributions to stockholders.

REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds or sell assets during unfavorable market conditions.

In order to maintain our qualification as a REIT and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. Our cash flows from operations may be insufficient to fund required distributions as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our qualification as a REIT. Also, although the Internal Revenue Service, or IRS, has issued Revenue Procedure 2010-12 treating certain issuances of taxable stock dividends by REITs as distributions for purposes of the REIT requirements for taxable years ending on or before December 31, 2011, no assurance can be given that the IRS will extend this treatment or that we will otherwise be able to pay taxable stock dividends to meet our REIT distribution requirements.

The opinion of our tax counsel regarding our status as a REIT does not guarantee our ability to remain a REIT.

Our tax counsel, Goodwin Procter LLP, is expected to render an opinion to us that we have been and are organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our prior, current and proposed ownership and method of operations will allow us to satisfy the requirements for qualification and taxation as a REIT under the Code, commencing with our taxable year ending December 31, 2010. This opinion will be based upon our representations as to the manner in which we will be owned, invest in assets, and operate, among other things. The validity of Goodwin Procter’s opinion and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, including the continuing qualification of one or more members of Pyramid Hotel Group as “eligible independent contractors” under the REIT provisions of the Code, the results of which will not be monitored by Goodwin Procter. Accordingly, no assurances can be given that we will satisfy the REIT requirements in any taxable year. Also, the opinion of Goodwin Procter will represent counsel’s legal judgment based on the law in effect as of the date of the commencement of this offering, is not binding on the IRS or any court and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law.

If we fail to invest a sufficient amount of the net offering proceeds of this offering and the concurrent private placements in real estate assets within one year from the receipt of the proceeds of this offering, we could fail to qualify as a REIT.

Temporary investment of the net offering proceeds of this offering and the concurrent private placements in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net offering proceeds. If we are unable to invest a sufficient amount of the net proceeds of this offering and of the concurrent private placements in hotels and other qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “Material U.S. Federal Income Tax Considerations.”

The formation of our TRSs increases our overall tax liability.

Our TRSs will be subject to U.S. federal, state and local income tax on their taxable income, which will consist of the revenues from the hotels leased by our TRSs, net of the operating expenses for such hotels and rent payments to us. Accordingly, although our ownership of our TRSs will allow us to participate in the operating income from our hotels in addition to receiving rent, that operating income will be fully subject to income tax. The after-tax net income of our TRSs is available for distribution to us. If we have any non-U.S. TRSs, then they may be subject to tax in jurisdictions where they operate.

Our ownership of our TRSs will be subject to limitations and our transactions with our TRSs will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s-length terms.

Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We anticipate that the aggregate value of the stock and securities of our TRSs will be less than 25% of the value of our total assets, including our TRSs’ stock and securities. Furthermore, we will monitor the value of our respective investments in our TRSs for the purpose of ensuring compliance with TRS ownership limitations and will structure our transactions with our TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% TRS limitation or to avoid application of the 100% excise tax.

If the leases of our hotels to our TRSs are not respected as true leases for U.S. federal income tax purposes, we will fail to qualify as a REIT.

To qualify as a REIT, we must annually satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” Rents paid to our operating partnership by our TRSs pursuant to the lease of our hotels will constitute substantially all of our gross income. In order for such rent to qualify as “rents from real property” for purposes of the gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, financing arrangements, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we will fail to qualify as a REIT.

If our operating partnership is treated as a corporation for U.S. federal income tax purposes, we will cease to qualify as a REIT.

Our operating partnership currently is a disregarded entity because we own 100% of the interests in it, directly or through other disregarded entities. If our operating partnership admits other limited partners, we believe it will be treated as a partnership for U.S. federal tax purposes. As a partnership, our operating partnership would not be subject to U.S. federal income tax on its income. Instead, each of its partners, including us, would be required to pay tax on its allocable share of the operating partnership’s income. No assurance can be provided, however, that the IRS would not challenge its status as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership as a corporation for tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, cease to qualify as a REIT. Also, our operating partnership would become subject to U.S. federal, state and local income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

If our hotel managers do not qualify as “eligible independent contractors,” we will fail to qualify as a REIT.

Rent paid by a lessee that is a “related party tenant” of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. We expect to lease all or substantially all of our hotels to our TRSs. So long as any TRS qualifies as a TRS, it will not be treated as a “related party tenant” with respect to our hotel properties that are managed by an independent hotel management company that qualifies as an “eligible independent contractor.” Among other requirements, in order to qualify as an eligible independent contractor, a manager must not own, directly or through its stockholders, more than 35% of our outstanding stock, taking into account certain ownership attribution rules. The ownership attribution rules that apply for purposes of these 35% thresholds are complex. Although we intend to monitor ownership of our stock by our hotel managers and their owners, there can be no assurance that these ownership levels will not be exceeded.

In addition, for a hotel management company to qualify as an eligible independent contractor, such company or a related person must be actively engaged in the trade or business of operating hotels or other “qualified lodging facilities” for one or more persons not related to the REIT or the TRS at each time that such company enters into a hotel management contract with the TRS. Although we intend to monitor whether Pyramid Hotel Group and our other hotel managers satisfy this requirement each time one of them enters into a hotel management contract with one of our TRSs, the REIT provisions of the Code provide only limited guidance for making determinations under this requirement, and there can be no assurance that the IRS or a court will not disagree with our determinations.

Also, the IRS has ruled to the effect that an advisor or similar fiduciary or agent to a REIT cannot also qualify as an eligible independent contractor, with respect to the REIT. Some persons who will be owners, directors and/or employees of us and of our TRSs will also have certain affiliations with Pyramid Hotel Group. Although we believe based on published IRS rulings that these indirect relationships between us and any member of Pyramid Hotel Group that manages our hotels are not the types of relationships that will disqualify any such member of Pyramid Hotel Group from serving as an eligible independent contractor with respect to our hotels, there can be no assurance that the IRS will not attempt to assert a contrary position or that such a challenge would not be sustained by a court.

Dividends payable by REITs generally do not qualify for reduced tax rates.

The maximum U.S. federal income tax rate for certain dividends payable to individual U.S. stockholders, as defined in “Material U.S. Federal Income Tax Considerations” below, is currently 15% through 2010. Dividends payable by REITs, however, are generally not eligible for the reduced rates. The more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our capital stock. In order to meet these tests, we may be required to forego investments we might otherwise make. In addition, to comply with the REIT requirements, we cannot allow gambling or wagering activities to be conducted at or in connection with our hotels and our hotels may only provide amenities or facilities if they are customary for other properties of a comparable size and class owned by persons unrelated to us. Thus, compliance with the REIT requirements may hinder our performance.

In addition, if we fail to comply with certain asset ownership tests described under “Material U.S. Federal Income Tax Considerations,” below, at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our

REIT qualification. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation, or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

You may be restricted from acquiring or transferring certain amounts of our common stock.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. In addition, the Code generally prohibits a manager of one of our hotels from owning, directly or indirectly, more than 35% of our stock and a person who holds 35% or more of our stock from also holding, directly or indirectly, more than 35% of any such hotel management company. To assist us in qualifying as a REIT, our charter contains an aggregate stock ownership limit and a common stock ownership limit. Generally, any shares of our stock owned by affiliated owners will be added together for purposes of the aggregate stock ownership limit, and any shares of common stock owned by affiliated owners will be added together for purposes of the common stock ownership limit.

If anyone attempts to transfer or own shares in a way that would violate the aggregate stock ownership limit or the common stock ownership limit, unless such ownership limits have been waived by our board of directors, or would prevent us from continuing to qualify as a REIT, those shares instead will be transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate stock ownership limit or the common stock ownership limit. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate stock ownership limit or the common stock ownership limit, unless such ownership limit or limits have been waived by our board of directors, or the other restrictions on transfer or ownership in our charter bears the risk of a financial loss when the shares are redeemed or sold if the market price of our stock falls between the date of purchase and the date of redemption or sale.

We may in the future choose to pay dividends in our stock instead of cash, in which case stockholders may be required to pay income taxes in excess of the cash dividends they receive.

Although we have no current intention to do so, we may, in the future, distribute taxable dividends that are payable in cash and common stock at the election of each stockholder or distribute other forms of taxable stock dividends. Taxable stockholders receiving such dividends or other forms of taxable stock dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Generally, income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for distributions paid to stockholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, which may have adverse consequences on our total return to our stockholders.

RISKS RELATED TO THIS OFFERING

Level of cash distributions, market interest rates and other factors may affect the value of our common stock.

The market value of the equity securities of a REIT is based upon the market’s perception of the REIT’s growth potential and its current and potential future cash distributions, whether from operations, sales or refinancings, and is based upon the real estate market value of the underlying assets. For that reason, our common stock may trade at prices that are higher or lower than our net asset value per share. To the extent we retain operating cash flows for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of our underlying assets, may not correspondingly increase the market price of our common stock. Our failure to meet the market’s expectations with regard to future earnings and cash distributions likely would adversely affect the market price of our common stock. In addition, the price of our common stock will be influenced by the dividend yield on the common stock relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, could cause the market price of our common stock to go down. The trading price of the shares of common stock will also depend on many other factors, which may change from time to time, including:

•	the market for similar securities;

•	the attractiveness of REIT securities in comparison to the securities of other companies, taking into account, among other things, the higher tax rates imposed on dividends paid by REITs;

•	government action or regulation;

•	general economic conditions; and

•	our financial condition, performance and prospects.

The number of shares of our common stock available for future sale could adversely affect the market price of our common stock.

We cannot predict the effect, if any, of future sales of shares of our common stock, or the availability of shares of our common stock for future sale, on the market price of our common stock. Upon the completion of this offering and the concurrent private placements, we expect to have a total of           shares of our common stock outstanding, including the shares of our common stock sold in this offering,          shares of

our common stock sold in the concurrent private placements and restricted shares of our common stock granted to our non-employee director nominees, or a total of          shares of our common stock if the underwriters’ over-allotment option is exercised in full. Our 2010 Equity Plan provides for grants of equity based awards equal to 6% of the issued and outstanding shares of our common stock upon completion of this offering and the concurrent private placements, excluding any shares issued pursuant to the exercise of the underwriters’ over-allotment option. The market price for our common stock may decline significantly when the restrictions on resale or lock-up agreements by certain of our stockholders lapse, particularly in relation to securities purchased in the concurrent private placements. Sales of substantial amounts of shares of our common stock in the public market or the perception that such sales might occur could adversely affect the market price of the shares of our common stock.

We cannot assure you that a public market for our common stock will develop.

Prior to this offering, there has been no public market for our common stock. However, there can be no assurance that an active trading market will develop or be sustained or that shares of our common stock will be resold at or above the initial public offering price. In the absence of a public trading market, a stockholder may be unable to liquidate an investment in our common stock. The initial public offering price of our common stock has been determined by agreement among us and the underwriters, but there can be no assurance that our common stock will not trade below the initial public offering price following the completion of this offering. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investors’ interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate-based companies, our financial performance and general stock and bond market conditions.

The market price and trading volume of our common stock may be volatile.

The market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the initial public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	the annual yield from distributions on our common or preferred stock as compared to yields on other financial instruments;

•	actual or anticipated variations in our quarterly operating results or distributions;

•	changes in our earnings;

•	changes in market valuations of companies in the hotel or real estate industries;

•	publication of research reports about us or the real estate industry;

•	increases in market interest rates or a decrease in our distributions to shareholders that lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	changes in business strategy or prospects;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	fluctuations in stock market prices and volumes;

•	equity issuances by us, or share resales by certain of our stockholders, or the perception that such issuances or resales may occur;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actual or anticipated accounting problems;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances;

•	performance of our third party hotel managers;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this prospectus; and

•	general market and economic conditions.

Future borrowings, offerings of debt securities, which would be senior to our common stock upon liquidation, and/or preferred stock which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future we may borrow money from lenders, offer debt securities and/or preferred stock that may be senior to our common stock for purposes of dividend distributions or upon liquidation. We are also in discussions to obtain commitments from a lending syndicate for a revolving credit facility that we anticipate will be in place at or following the completion of this offering. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. These borrowings or offerings of senior debt or equity securities may reduce the value of our existing common stock. Holders of our common stock are not entitled to preemptive rights or other protections against us borrowing money in the future or offering senior debt or equity securities. Our preferred stock, if issued, could have a preference on liquidating distributions and a preference on dividend payments that could limit our ability to pay a dividend or make another distribution to the holders of our common stock. Because our decision to borrow money or issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock.

We may use a portion of the net proceeds from this offering, the concurrent private placements and borrowings to make quarterly distributions, which would, among other things, reduce our cash available for investing.

Prior to the time we have fully invested the net proceeds of this offering and the concurrent private placements, we may fund our quarterly distributions out of the net proceeds of these offerings, and we also may fund quarterly distributions through borrowings. The use of such funds would reduce the amount of cash we have available for investing and other purposes. The use of these funds for distributions could be dilutive to our financial results. In addition, funding our distributions from the net proceeds of these offerings may constitute a return of capital to our investors, which would have the effect of reducing each stockholder’s basis in its shares of our common stock.

We may change the distribution policy for our common stock in the future.

The decision to declare and make distributions on our common stock in the future, as well as the timing, amount and composition of any such future distributions, will be at the sole discretion of our board of directors and will depend on our earnings, funds from operations, liquidity, financial condition, capital requirements or contractual prohibitions, the annual distribution requirements under the REIT provisions of the Code, state law and such other factors as our board of directors deems relevant. While the statements under “Distribution Policy” reflect our current intentions, the actual distribution payable will be determined by our board of directors based upon the circumstances at the time of declaration and the actual distribution payable may vary from such expected amounts. Any change in our distribution policy could have a material adverse effect on the market price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. We caution investors that forward-looking statements are based on management’s beliefs and on assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “result,” “should,” “will,” and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements.

These statements are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events, or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the factors included in this prospectus, including those set forth under headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business;”

•	use of proceeds of this offering;

•	general volatility of the capital and credit markets and the market price of our common stock;

•	performance of the lodging industry in general;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	availability of and our ability to attract and retain qualified personnel;

•	our reliance on Pyramid Hotel Group and other third party property managers;

•	our understanding of our competition;

•	general economic conditions;

•	changes in the industry and the market in which we operate, interest rates in the U.S. or international economy;

•	our ability to comply with the laws, rules and regulations applicable to companies, and in particular, public companies;

•	our ability to manage our growth effectively;

•	our expected leverage;

•	our ability to obtain necessary outside financing;

•	future debt service obligations; and

•	our failure to qualify or remain qualified as a REIT.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $      million after deducting the full underwriting discounts and commissions and other estimated offering expenses, including approximately $      to reimburse Pyramid Hotel Group for out-of-pocket expenses incurred in connection with our formation and this offering. We will reimburse Pyramid Hotel Group for 25% of its out-of-pocket expenses if and when 25% of the net proceeds of this offering and the concurrent private placements have been invested (other than on a temporary basis), with an additional 25% of Pyramid Hotel Group’s out-of-pocket expenses to be reimbursed on the date that 50% of such proceeds have been invested, and the final 50% to be reimbursed on the date that 75% of such proceeds have been invested. If the underwriters’ option to purchase additional shares in this offering is exercised in full, we estimate that our net proceeds will be approximately $      million.

Concurrently with this offering, in separate private placements, we will sell $10 million of common stock, but in no event more than 4.9% of the total shares of common stock to be outstanding upon the closing of this offering, to General Electric Pension Trust, at a price per share equal to the public offering price, less the underwriting discounts and commissions, and we will also sell an aggregate of $           of common stock to Richard M. Kelleher, our Chairman and Chief Executive Officer, Warren Q. Fields, our President, Chief Operating Officer, and James R. Dina, a principal of Pyramid Hotel Group, and an aggregate of $           of common stock to our non-employee director nominees, in each case at a price per share equal to the public offering price. We estimate that we will receive net proceeds of approximately $      from the concurrent private placements of our common stock.

The underwriters will forego the receipt of payment of $      per share, until such time as we purchase assets in accordance with our investment strategy as described in this prospectus with an aggregate purchase price (including the amount of any outstanding indebtedness assumed or incurred by us) at least equal to the net proceeds from this offering (after deducting the full underwriting discount and other estimated offering expenses payable by us), at which time, we have agreed to pay the underwriters an amount equal to $     per share sold in this offering.

We will contribute the net proceeds of this offering and the concurrent private placements to our operating partnership. Our operating partnership will use the net proceeds to invest in hotels in accordance with our investment strategy described in this prospectus and for general business purposes. Prior to the full investment of the offering proceeds in hotels, we intend to invest in interest-bearing short-term securities or money-market accounts that are consistent with our intention to qualify as a REIT. Such investments may include, for example, government and government agency certificates, certificates of deposit, interest-bearing bank deposits and mortgage loan participations. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in hotels. Although we believe that the current market environment will present us with attractive opportunities for us to acquire hotels, we do not have a fixed time period within which we must or definitively intend to use the net proceeds of this offering and the concurrent private placements, and, subject to the requirements for qualification as a REIT, we plan to pursue an opportunistic acquisition strategy.

We will use approximately $1,000 of the net proceeds to repurchase the shares Mr. Levy acquired in connection with our formation and initial capitalization.

CAPITALIZATION

The following table sets forth (1) our actual cash and capitalization as of December 31, 2009, and (2) our pro forma cash and capitalization as adjusted to give effect to (i) the sale of          shares of our common stock in this offering at an initial public offering price of $        per share after deducting the underwriting discounts and commissions and estimated organizational and offering expenses payable by us, (ii) the concurrent private placement of $10 million of common stock, but in no event more than 4.9% of the total shares of common stock to be outstanding upon the closing of this offering, to General Electric Pension Trust, at a price per share equal to the public offering price, less the underwriting discounts and commissions, and the concurrent private placement of an aggregate of $        of common stock to Messrs. Kelleher, Fields, Dina, and an aggregate of $        of common stock to our non-employee director nominees, in each case at a price per share equal to the public offering price, and (iii) the repurchase of an aggregate of 1,000 shares of our common stock that Mr. Levy acquired in connection with our formation and initial capitalization for $1,000. This table should be read in conjunction with the sections captioned “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.

	As of
	December 31, 2009
	Actual	As Adjusted(1)
		(Unaudited)

Cash	$1,000	$

Stockholders’ equity:
Common stock, $0.01 par value per share, 100,000 shares authorized, 1,000 shares issued and outstanding, actual; 400,000,000 shares authorized, shares issued and outstanding, as adjusted	$10
Additional paid-in-capital	990

Total stockholders’ equity	1,000

Total capitalization	$1,000	$

(1)	Includes shares of restricted stock to be granted to our non-employee director nominees concurrently with the closing of this offering. Excludes (x) up to shares of our common stock issuable upon exercise of the underwriters’ over-allotment option to purchase additional shares, and (y) shares of common stock issuable in the future under our 2010 Equity Plan.

DISTRIBUTION POLICY

We intend over time to make regular quarterly distributions to holders of our common stock. However, until we invest a substantial portion of the net proceeds of this offering and the concurrent private placements in hotels, we expect our quarterly distributions will be nominal. In order to qualify for taxation as a REIT, we must distribute to our stockholders an amount at least equal to:

(i) 90% of our taxable income (determined before the deduction for dividends paid and excluding any net capital gain); plus

(ii) 90% of the excess of our after-tax net income, if any, from foreclosure property over the tax imposed on such income by the Code; less

(iii) the sum of certain items of non-cash income.

Generally, we expect to distribute 100% of our taxable income annually so as to qualify as a REIT and avoid U.S. federal income and excise taxes. However, we cannot assure you as to when we will begin to generate sufficient cash flows to make distributions to our stockholders or be able to sustain those distributions. Additionally, under a revolving credit facility that we anticipate will be in place at or following the completion of this offering and the concurrent private placements, we expect that our distributions will be limited to the greater of 95% of our funds from operations or the minimum amount necessary for us to continue to qualify as a REIT. See the section entitled “Material U.S. Federal Income Tax Considerations.”

The timing, frequency and amount of distributions will be authorized by our board of directors based upon a variety of factors, including:

•	actual results of operations;

•	our level of retained cash flows;

•	the timing of the investment of the net proceeds of this offering and the concurrent private placements;

•	any debt service requirements;

•	capital expenditure requirements for our properties;

•	our taxable income;

•	the annual distribution requirements under the REIT provisions of the Code;

•	our operating expenses; and

•	other factors that our board of directors may deem relevant.

Our ability to make distributions to our stockholders will depend, in part, upon receipt of distributions from our operating partnership, which will depend on rent payments from our TRSs and the management of our hotels by Pyramid Hotel Group or our third party managers. We will not be limited in the source of our future distributions and may use borrowed funds, offering proceeds, proceeds from the sale of assets or funds from any other source to pay distributions. Depending on the character and amount of our taxable income, distributions to our stockholders generally will be taxable to our U.S. stockholders as either ordinary income or capital gains or tax-free return of capital. See “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders” for more information regarding the anticipated tax consequences to U.S. holders of our distributions. To the extent not inconsistent with maintaining our qualification as a REIT, we may retain any earnings that accumulate in our TRSs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors,” “Forward-Looking Statements,” “Our Business” and our audited balance sheet as of December 1, 2009, and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

OVERVIEW

We are a recently formed, internally managed company organized in November 2009 to acquire and invest in luxury and upper upscale hotels in the top 35 travel markets in the United States, which include the top 25 travel markets as defined by Smith Travel Research and the next top 10 markets as identified by us. We may also acquire resort properties located in select destination markets and select-service hotels located in major urban markets. We believe that the current market environment presents attractive opportunities to acquire hotels at values substantially below replacement cost, offering us the potential to generate returns that we believe are attractive in light of the amount of risk associated with receiving such returns, or attractive risk-adjusted returns, for our stockholders.

We do not own any properties and have no agreements to acquire any properties at this time. However, our senior management team has a broad network of contacts in the lodging industry, including long-standing relationships with hotel owners, independent hotel managers, global hotel brands, hotel brokers, financiers, institutional investors and special servicers that we believe will provide us with attractive acquisition opportunities. Additionally, due to our exclusive relationship with Pyramid Hotel Group, we believe that we will also be able to leverage Pyramid Hotel Group’s contacts, including its contacts with lenders and special servicers regarding distressed hotels, to provide us with acquisition opportunities. Although we believe that the current market environment will present us with attractive opportunities for us to acquire hotels, we do not have a fixed time period within which we must or definitively intend to use the net proceeds of this offering and the concurrent private placements, and, subject to the requirements for qualification as a REIT, we plan to pursue an opportunistic acquisition strategy.

Concurrently with this offering, in separate private placements, we will sell $10 million of common stock, but in no event more than 4.9% of the total shares of common stock to be outstanding upon the closing of this offering, to General Electric Pension Trust, at a price per share equal to the public offering price, less the underwriting discounts and commissions, and we will also sell an aggregate of $        of common stock to Richard M. Kelleher, our Chairman and Chief Executive Officer, Warren Q. Fields, our President and Chief Operating Officer, James R. Dina, a principal of Pyramid Hotel Group, and an aggregate of $        of common stock to our non-employee director nominees, in each case at a price per share equal to the public offering price. Upon completion of this offering and the concurrent private placements, we expect to have approximately $      million in cash available to execute our business strategy.

We are a Maryland corporation that was formed on November 20, 2009. We will conduct all of our business through our operating partnership. We intend to elect and qualify to be taxed as a REIT under the Code, commencing with our taxable year ending December 31, 2010.

CRITICAL ACCOUNTING POLICIES

Below is a discussion of the accounting policies that we believe will be critical once we commence operations. We consider these policies critical because they require estimates about matters that are inherently uncertain, involve various assumptions and require significant management judgment, and because they are important for understanding and evaluating our reported financial results. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods.

Applying different estimates or assumptions may result in materially different amounts reported in our financial statements.

Principles of Consolidation and Basis of Presentation.  Our consolidated financial statements will include our accounts, the accounts of our wholly owned subsidiaries or subsidiaries for which we have a controlling interest, the accounts of variable interest entities in which we are the primary beneficiary, and the accounts of other subsidiaries over which we have control. All material inter-company transactions, balances and profits will be eliminated in consolidation. The determination of whether we are the primary beneficiary is based on a combination of qualitative and quantitative factors which require management in some cases to estimate future cash flows or likely courses of action.

Hotels — Acquisitions and Property Improvements.  Upon acquisition, we allocate the purchase price based on the fair value of the acquired land, building, furniture, fixtures and equipment, identifiable intangible assets, other assets and assumed liabilities. Identifiable intangible assets typically arise from contractual arrangements. We determine the acquisition-date fair values of all assets and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. Acquisition costs are expensed as incurred. Hotel renovations and/or replacements of assets that improve or extend the life of the asset are capitalized and depreciated over their estimated useful lives. Furniture, fixtures and equipment under capital leases are carried at the present value of the minimum lease payments. Repair and maintenance costs are charged to expense as incurred. Changes in estimates and judgments related to the allocation of the purchase price could result in the over or understatement of our various real estate or intangible assets, which can impact depreciation and/or amortization expense and our results of operations.

Depreciation and Amortization of Hotels.  Hotels are carried at cost and depreciated using the straight-line method over an estimated useful life of 25 to 40 years for buildings and one to 10 years for furniture, fixtures and equipment. Intangible assets arising from contractual arrangements are typically amortized over the life of the contract. We are required to make subjective assessments as to the useful lives and classification of its properties for purposes of determining the amount of depreciation expense to reflect each year with respect to the assets. These assessments may impact our results of operations.

Impairment of Hotels.  We monitor events and changes in circumstances for indicators that the carrying value of the hotel and related assets may be impaired. Factors that could trigger an impairment analysis include, among others: (i) significant underperformance relative to historical or projected operating results, (ii) significant changes in the manner of use of our hotels or the strategy of our overall business (iii) a significant increase in competition, (iv) a significant adverse change in legal factors or regulators or (v) significant negative industry or economic trends. When such factors are identified, we will prepare an estimate of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment is made to the carrying value of the hotel to reflect the hotel at fair value less costs to sell. These assessments may impact the results of our operations. A hotel is considered held for sale when a contract for sale is entered into, a substantial, non-refundable deposit has been committed by the purchaser, and sale is expected to close within the next 12 months.

Revenue Recognition.  Revenue consists of amounts derived from hotel operations, including the sales of rooms, food and beverage, and other ancillary amenities. Revenue is recognized when rooms are occupied and services have been rendered. These revenue sources are affected by conditions impacting the travel and hospitality industry as well as competition from other hotels and businesses in similar markets.

Income Taxes.  We intend to elect to be taxed as a REIT under the Code and intend to operate as such beginning with our taxable year ending December 31, 2010. We expect to have little or no taxable income prior to electing to be taxed as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to annually distribute to our stockholders at least 90% of our taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, which does not necessarily equal net income as calculated in accordance with U.S. GAAP. As a REIT, we generally will not be subject to U.S. federal income tax (other than taxes paid by our TRSs) to the extent we distribute 100% of our taxable income to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for the four taxable years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to be organized and operate in such a manner as to qualify for treatment as a REIT.

Deferred Tax Assets and Liabilities.  We will account for U.S. federal and state income taxes with respect to our TRSs using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements’ carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In the event that these assumptions change, the deferred taxes may change.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The valuation allowance is based on our estimates of future taxable income and ongoing prudent and feasible tax planning strategies. Should we determine it would not be likely to realize in full the deferred tax asset in the future, we would record a valuation allowance to reduce the deferred tax asset to an amount that is more likely than not to be realized. An adjustment to the deferred tax asset would decrease income in the period the determination was made.

In estimating future taxable income, we must estimate future income using historical data, the expected growth rate of revenues and expenses, the effect of capital expenditures, and future market and economic conditions. Variability of these and other assumptions could result in an inability to recover the carrying value of the deferred tax assets.

Share-Based Compensation.  Our 2010 Equity Plan will provide for the grants of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights and other stock-based awards, including LTIP units, or any combination of the foregoing. Equity-based compensation will be recognized as an expense in the financial statements and measured at the fair value of the award on the date of grant. The amount of the expense may be subject to adjustment in future periods depending on the specific characteristics of the equity-based award and the application of the accounting guidance.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 2009, FASB issued an accounting standard that made the FASB Accounting Standards Codification, or the Codification, the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. This accounting standard is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Following the issuance of this accounting standard, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates. The Board will not consider Accounting Standards Updates as authoritative in their own right. Accounting Standards Updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification. The Codification does not change GAAP and does not have an effect on our financial position, results of operations or liquidity.

In June 2009, FASB issued an accounting standard that requires enterprises to perform a more qualitative approach to determining whether or not a variable interest entity will need to be consolidated. This evaluation will be based on an enterprise’s ability to direct and influence the activities of a variable interest entity that most significantly impact its economic performance. It requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This accounting standard is effective for fiscal years beginning after November 15, 2009. Early adoption is not permitted. Currently, we have no variable interest entities, but we expect the new guidance to be applicable to future acquisitions.

RESULTS OF OPERATIONS

As of the date of this prospectus, we have not commenced any operations and will not commence any operations until we have completed this offering and the concurrent private placements.

LIQUIDITY AND CAPITAL RESOURCES

We intend to limit the sum of the outstanding principal amount of our consolidated indebtedness to 35% of the investment in our properties, at cost, measured at the time that we incur the debt; however, on the individual property level we may exceed this amount in select cases where attractive financing is available. A subsequent decrease in hotel values will not necessarily cause us to repay debt to comply with this limitation. Our board of directors may amend or modify these limits at any time without stockholder approval. Upon completion of this offering and the concurrent private placements, we expect to have approximately $      million in cash available to acquire hotels in accordance with our investment strategy.

We expect to meet our short-term liquidity requirements generally through net cash provided by operations, existing cash balances and, if necessary, short-term borrowings under our anticipated credit facility. We believe that our net cash provided by operations will be adequate to fund operating requirements, pay interest on any borrowings and fund distributions in accordance with the REIT provisions of the Code. We expect to meet our long-term liquidity requirements, such as hotel acquisitions, through the cash we will have available upon completion of this offering and the concurrent private placements and borrowings, and expect to fund other investments in hotels and scheduled debt maturities through long-term secured borrowings and the issuances of equity or debt securities.

We are in discussions to obtain commitments from a lending syndicate for a revolving credit facility that we anticipate will be in place at or following the completion of this offering. The proposed credit facility will be used to fund hotel acquisitions, capital expenditures and for general corporate purposes. We cannot provide any assurance that we will be able to enter into definitive agreements relating to this credit facility on terms we find acceptable. Over time, we intend to finance our growth with issuances of common equity, preferred securities and secured and unsecured debt. If we are unable to obtain a revolving credit facility at all or of sufficient size, then we may be required to retain larger cash reserves to ensure we are able to meet our liquidity needs and we may be required to condition our offers to purchase properties on our ability to obtain property-specific financing, which may make our offers less competitive. Either of these events could adversely impact the returns we are able to generate for our stockholders.

Beyond our anticipated credit facility, we intend to use other financing methods as necessary, including but not limited to, property mortgages, letters of credit and other arrangements, any of which may be unsecured or may be secured by mortgages or other interests in our assets. In addition, we may issue publicly or privately placed debt instruments. When possible and desirable, we will seek to replace short-term sources of capital with long-term financing. Our indebtedness may be recourse or non-recourse and may be cross-collateralized. In addition, we may invest in properties subject to existing loans secured by mortgages or similar liens on our properties, or may refinance properties acquired on a leveraged basis. We may use the proceeds from any borrowings to acquire properties, refinance existing indebtedness, finance investments, or for general corporate purposes.

We intend to invest in hotels only as suitable opportunities arise. In the near-term, we intend to fund future investments in properties with the net proceeds of this offering and the concurrent private placements. Longer term, we intend to finance our investments with the net proceeds from additional issuances of common stock, issuances of units of limited partnership interest in our operating partnership or other securities or borrowings. The success of our acquisition strategy may depend, in part, on our ability to access additional capital through issuances of equity securities. There can be no assurance that we will make any investments in any properties that meet our investment criteria.

OFF-BALANCE SHEET ARRANGEMENTS

As of the date of this prospectus, we have no off-balance sheet arrangements.

CONTRACTUAL OBLIGATIONS

As of the date of this prospectus, we have no contractual obligations.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Inflation.  Increases in the costs of operating our properties due to inflation could reduce the net operating profits of our TRSs, which in turn, could inhibit the ability of our TRSs to make required rent payments to us.

Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. However, competitive pressures may limit the ability of our management companies to raise room rates.

Seasonality.  Depending on a hotel’s location and market, operations for the hotel may be seasonal in nature. This seasonality can be expected to cause fluctuations in our quarterly operating profits. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, we expect to utilize cash on hand or borrowings under our anticipated credit facility to make distributions to our stockholders.

Interest Rate Risk.  We may be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and borrowings under the revolving credit facility we anticipate will be in place at or following the completion of this offering and the concurrent private placements. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we intend to borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

OUR BUSINESS

OUR COMPANY

We are a recently formed, internally managed company organized to acquire and invest in luxury and upper upscale hotels in the top 35 travel markets in the United States, which include the top 25 travel markets as defined by Smith Travel Research and the next top 10 markets as identified by us. We may also acquire resort properties located in select destination markets and select-service hotels located in major urban markets. We believe that the current market environment presents attractive opportunities to acquire hotels at values substantially below replacement cost, offering us the potential to generate returns that we believe are attractive in light of the amount of risk associated with receiving such returns, or attractive risk-adjusted returns, for our stockholders.

Richard M. Kelleher, our Chairman and Chief Executive Officer, and Warren Q. Fields, our President and Chief Operating Officer, each has 25 years or more of experience in the lodging industry, and they have worked together for most of the last 25 years. This experience includes Mr. Kelleher’s and his team’s acquisition of over $1.3 billion in hotel companies and real estate, including over 90 hotels and hotel leases, while at Doubletree Corporation and Promus Hotel Corporation from 1994 to 1998. Mr. Kelleher also led Doubletree Corporation in its public merger with Promus Hotel Corporation in 1997.

Messrs. Kelleher and Fields began working together at Beacon Hotel Corporation, which Mr. Kelleher co-founded in 1983 and grew from a small private company into one of the largest hotel companies in the United States. In 1994, following Beacon Hotel Corporation’s acquisition of, and name change to, Doubletree Corporation, Mr. Kelleher and his team led the initial public offering of the company. From the initial public offering of Doubletree Corporation through its merger with Promus Hotel Corporation in 1997, Doubletree Corporation’s equity market capitalization grew from approximately $246 million to approximately $1.5 billion, and its portfolio of hotels expanded from 99 hotels managed or franchised to over 250 hotels managed or franchised. Of the hotels that Doubletree Corporation managed at the time of the merger, 18 were wholly-owned, eight were operated pursuant to joint venture agreements in which Doubletree Corporation owned 50% or more of the venture, and 86 were leased. At the time of Mr. Kelleher’s departure from Promus Hotel Corporation in 1998, Promus Hotel Corporation managed or franchised over 1,250 hotels, of which it owned 62 hotels, held interests in joint ventures that owned 23 hotels, and leased 77 hotels, and had a total equity market capitalization of approximately $2.8 billion.

An investor participating in the initial public offering of Doubletree Corporation and holding his stock through the announcement of the merger with Promus Hotel Corporation in 1997 would have experienced a compound annual return of approximately 42%, while the Dow Jones US Hotels Index had a compound annual return of 31.4% for the same period. An investor participating in the initial public offering of Doubletree Corporation and holding his stock through the merger with Promus Hotel Corporation until the departure of Mr. Kelleher from Promus Hotel Corporation in December 1998 would have experienced a compound annual return of approximately 20%, while the Dow Jones US Hotels Index had a compound annual return of 14.8% for the same period. Compound annual return for an investment refers to the annual percentage increase an investor would have experienced in the value of that investment assuming that all increases in value are compounded, or reinvested in the same investment, each year.

The Dow Jones US Hotels Index is a sub-index comprised of all companies included in the Dow Jones US Index that fit within the Hotels subsector based on the classification standards used by Dow Jones Indexes. The Dow Jones US Index aims to provide 95% market capitalization coverage of U.S.-traded stocks. The Dow Jones US Hotels Index is weighted by float adjusted market capitalization, and the primary components of this index during the time period set forth in the chart below included Marriott International, Inc., Hilton Hotels Corporation, Promus Hotel Corporation, following its combination with Doubletree Corporation, and, at times, ITT Corporation. We believe that the Dow Jones US Hotels Index is an industry benchmark that may be used by investors for purposes of comparing stock performance and stockholder returns. However, comparison of the returns of Doubletree Corporation and Promus Hotel Corporation to the performance of the Dow Jones US Hotels Index may be limited due to the differences between Doubletree Corporation and Promus Hotel Corporation and the companies represented in this index, including with respect to size, geographic concentration and investment strategy.

The following charts detail the returns of Doubletree Corporation and its successor, Promus Hotel Corporation, relative to the Dow Jones US Hotels Index based on an assumed initial investment of $100 in each of Doubletree Corporation and this index as of the date of the initial public offering of Doubletree Corporation. We may not be able to replicate these returns for our stockholders, and our returns may be higher or lower. You should not rely on this information as an indication of our future performance.

Doubletree Corporation/Promus Hotel Corporation Returns Relative to Peers

Source: FactSet

	7/1/1994	12/31/1994	12/31/1995	12/31/1996	9/2/1997	12/18/1997	12/31/1997	12/3/1998	12/31/1998

Total Return:
TREE/PRH:
Amount($)	$100.00	$123.73	$177.97	$305.08	$304.24	$269.07	$284.75	$224.15	$219.49
% return(1)	N/A	53.0%	46.8%	56.2%	42.0%	33.1%	34.8%	20.0%	19.1%
DJUSLG:
Amount($)	$100.00	$112.35	$134.74	$190.37	$238.10	$237.14	$250.62	$183.89	$182.24
% return(1)	N/A	26.2%	22.0%	29.3%	31.4%	28.3%	30.0%	14.8%	14.3%

(1)	Equals compound annual return from July 1, 1994 through the date indicated in the chart.

Following his tenure at Doubletree Corporation and Promus Hotel Corporation, Mr. Kelleher co-founded Pyramid Hotel Group, a private asset and hotel management company, with Warren Q. Fields and James R. Dina. Since its founding, Mr. Kelleher and his team have sourced and executed acquisitions of approximately $1.4 billion of hotels for institutional investors representing over 35 hotels with more than 12,000 rooms, and sold 14 of these properties with more than 4,700 rooms for over $750 million. Pyramid Hotel Group currently manages a portfolio of 52 urban and suburban destination hotels, including nine spas and 18 golf courses throughout the United States, and was recently listed as the 6th largest U.S.-based third-party management company by Hotel & Motel Management Magazine. Mr. Kelleher currently serves in the role of chief executive officer of Pyramid Hotel Group, and Mr. Fields serves in the role of chief investment officer of Pyramid Hotel Group. In connection with this offering, Mr. Dina will assume the role of chief executive officer of Pyramid Hotel Group and Mr. Kelleher and Mr. Fields will cease serving as chief executive officer and chief investment officer, respectively, of Pyramid Hotel Group, as Messrs. Kelleher and Fields will be spending the substantial majority of their time on our business. In addition to Messrs. Kelleher and Fields, our senior management team also includes Jack Levy, our Executive Vice President and Treasurer, who has over 30 years of experience in the lodging industry and has worked with Messrs. Kelleher and Fields for most of the last 25 years, and David Gaw, our Chief Financial Officer, who has over 25 years of experience in the real estate industry. The following table briefly details the history of Messrs. Kelleher’s, Field’s and Levy’s collaboration since the founding of Beacon Hotel Corporation.

Company Name	Dates	Richard M. Kelleher	Warren Q. Fields	Jack A. Levy

Beacon Hotel Corporation	1983 - 1993	✓	✓	✓
Doubletree Corporation	1993 - 1997	✓	✓	✓
Promus Hotel Corporation	1997 - 1998	✓	✓	✓
Pyramid Hotel Group	1999 - 2009	✓	✓	✓

Upon completion of this offering, we will enter into a strategic alliance with Pyramid Hotel Group. Our strategic alliance, which will continue for at least five years, will generally give us the option to use Pyramid Hotel Group as the hotel manager for any of our hotels on attractive terms and the benefit of exclusivity provisions that Pyramid Hotel Group has agreed to relating to the investment of capital and sourcing of acquisitions in the lodging industry. These terms include (1) a base management fee of 2.5% of gross revenues, (2) an incentive fee based on the net operating income generated by our hotels, capped at     % of gross revenue, that may be paid in cash or stock at our option, and (3) flexible termination provisions with minimal fees. Pyramid Hotel Group currently is in dialogue with numerous lenders and special servicers regarding distressed hotels and has received 28 consulting engagements since June 2009 to provide hotel management, asset management and consulting services with respect to distressed hotels, including several for luxury and upper upscale hotels. We believe this interaction with these lenders and special servicers will lead to opportunities for us to acquire hotels, as we may obtain information regarding distressed hotels in greater detail and sooner than our competitors who are not similarly involved with these lenders and special servicers. Pyramid Hotel Group has also agreed to provide us with a number of services on a transitional basis at agreed upon hourly rates, which are intended to approximate Pyramid Hotel Group’s actual costs of providing these services, which will allow us to grow our business with the immediate benefit of a larger and more sophisticated infrastructure without requiring us to incur the full expense of maintaining it by ourselves. Together with the phased-in approach we are taking for the compensation of our senior management team, this arrangement will provide us with an attractive initial expense profile. Additionally, because we are explicitly permitted to solicit and hire any or all of Pyramid Hotel Group’s employees who are providing transitional services to us, we expect to be able to gradually expand our organization over time in a manner that minimizes transition costs and loss of institutional knowledge by hiring these employees.

We do not own any properties and have no agreements to acquire any properties at this time. However, our senior management team has a broad network of contacts in the lodging industry, including long-standing relationships with hotel owners, independent hotel managers, global hotel brands, hotel brokers, financiers, institutional investors and special servicers that we believe will provide us with attractive acquisition opportunities. Additionally, due to our exclusive relationship with Pyramid Hotel Group, we believe that we will also be able to leverage Pyramid Hotel Group’s contacts, including its contacts with lenders and special servicers regarding distressed hotels, to provide us with acquisition opportunities.

Upon completion of this offering and the concurrent private placements, we expect to have approximately $      million in cash available to acquire hotels and we will have no indebtedness.

We are a Maryland corporation that was formed on November 20, 2009. We will conduct all of our business through our operating partnership. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2010.

MARKET OPPORTUNITY

The U.S. lodging industry is currently experiencing significant weakness due to a worldwide economic recession and its negative impact on business and leisure travel. The weakened state of the lodging industry has resulted from the combination of declining room rates, reduced occupancy levels and falling property values. In addition, loan covenant defaults, significant near term debt maturities and sharply reduced capital availability have negatively impacted the industry. We believe that the current market environment presents attractive opportunities to acquire hotels at values substantially below replacement cost, offering us the potential to generate attractive risk-adjusted returns for our stockholders.

Significant Distress and Increasing Debt Delinquencies.  Due to the unprecedented decline in hotel revenues and an even steeper decline in operating cash flow, many hotels, particularly those acquired, constructed or refinanced during the peak period of 2006 to 2007, are likely to experience difficulty funding the capital expenditures required to maintain properties and making monthly debt service payments. According to Real Capital Analytics, as of February 4, 2010, there were over 1,400 hotels in distress (which includes mortgage payment default, deed-in-lieu, forced sales, foreclosures and bankruptcies) having an aggregate value of over $35 billion. The impact of deteriorating cash flows has become evident as interest rate reserves have been depleted and borrowers are no longer able to service debt obligations. The following chart illustrates the growing delinquency rates and volume of hotel commercial mortgage-backed securities, or CMBS, since August 2008:

Hotel CMBS Delinquency Rates and Amounts

Source: Created with data provided by Trepp, LLC

Sizable Debt Maturities in Capital Constrained Environment.  Over the next five years, hotel CMBS maturities alone will amount to approximately $24 billion of debt maturing. We believe that many hotel owners will face severe challenges repaying upcoming debt maturities in the current capital constrained environment. Since the onset of the “credit crisis,” the number of banks and other funding sources advancing new loans against U.S. hotels has fallen substantially. Furthermore, available debt capital will likely be more expensive compared to recent periods, which will stress coverage ratios and result in lower loan proceeds. We believe that over the next few years, the lack of available debt financing from traditional lending sources, more conservative credit standards and higher interest rates will create a shortfall in the funding available to refinance maturing loans for hotels.

The following chart illustrates the upcoming maturities of both fixed and floating rate CMBS through 2018.

Hotel CMBS Fixed-Rate and Floating Rate Maturities

Source: Created with data provided by Trepp, LLC

Expected Increase in Hotel Transaction Activity.  From 2004 through 2007, the aggregate value of acquisition transactions totaled over $112.3 billion, approximately double the transaction value for the preceding nine years. This significant increase in transaction activity was driven by readily available debt financing at historically high loan-to-value ratios and attractive interest rates. The retrenchment of commercial real estate financing from sources such as national and regional banks, insurance companies and pension funds, as well as the effective closing of the hotel CMBS market, has resulted in a dramatic decrease in the number of transactions. From 2008 through 2009, only $10.9 billion in U.S. hotel transactions occurred, less than 25% of the $45.8 billion that occurred in 2007.

The chart below illustrates the steep decline in transaction volume since the peak of the market in 2007.

U.S. Hotel Transaction Volume (1995 – 2009)(1)

Source: Data obtained from information that Jones Lang LaSalle Hotels generally makes available on a public basis (1995 - 2008), Real Capital Analytics www.rcanalytics.com (2009).

(1)	Represents transactions above $10 million.

We believe low transaction volumes partially reflect a disconnect in the perceived value of hotel assets by buyers and sellers. Given the challenging operating environment and downward pressure on valuations, owners have not been motivated to sell assets with significantly lower, or even zero, remaining equity value. In addition, many hotels financed with floating rate debt have been able to remain current on monthly debt service because of historically low interest rates.

Similar to past downturns, we expect transaction volumes to increase as the U.S. economy recovers. Also, we believe that as the debt underlying hotels matures, many owners will be unable to refinance due to a lack of available capital, leading to forced transactions. There is an overall desire for liquidity on the part of the major money center banks and other “balance sheet” lenders such that these institutions have effectively already marked these distressed assets down to market and seek to realize cash proceeds upon sale. The loosening of regulation relating to servicers of CMBS-financed assets now facilitates the early recognition of distressed hotel loans and empowers servicers to pursue transactions on problem assets in advance of a loan maturity default. As a result of the significant financial distress faced by hotels and the recognition of loan value impairment by lenders, we expect that many properties will be foreclosed on, and then sold by lenders while in receivership or with the cooperation of the borrower.

Against this market background, we believe that prospects for negotiating acquisitions of hotel assets at attractive prices should be significant for companies such as ourselves with readily available capital resources. We believe the depth and breadth of our senior management team’s relationships with many lenders and servicers will become an attractive source for acquiring properties that fit our investment criteria. As a well-capitalized public lodging REIT, we believe that we will have the ability to access sources of financing in connection with our hotel acquisitions that may be unavailable to those of our peers that are overleveraged due to recent declines in the value of their assets. In addition, we expect to have opportunities to acquire targeted properties through the issuance of operating partnership units, which can be of particular value to tax-sensitive sellers. We believe that there is a significant benefit to acquiring hotels at meaningful discounts to replacement cost, as we believe these properties will likely appreciate in value as the U.S. economy recovers.

INDUSTRY OVERVIEW

Hotel Demand.  The U.S. lodging industry is cyclical in nature with demand generally correlated with macroeconomic conditions. Economic indicators such as gross domestic product, or GDP, growth, manufacturing output, business investment and employment growth are the primary drivers of lodging demand, as well as local market factors that affect travel to specific destinations. Consistent with previous cycles, the U.S. lodging industry has been experiencing a substantial decline in fundamentals since 2008 as a result of the global recession. Lodging demand decreased 1.8% in 2008 and 5.8% in 2009.

Historically, U.S. GDP growth in the years following recessions is correlated with a rebound in lodging demand. Following the recession in the early 1990s, U.S. GDP growth from 1993 to 1996 averaged 3.3% a year, while lodging industry demand grew by an average rate of 2.3% per year. Following the previous recession in the early part of this decade, U.S. GDP growth from 2004 to 2007 averaged 2.9% a year, while lodging industry demand grew by an average rate of 2.0% per year. Based on recent economic indicators such as a return of U.S. GDP growth and a slowing rate of job losses, many economists expect that an economic recovery is on the horizon. The International Monetary Fund’s October 2009 World Economic Outlook projects a broader economic turnaround, with U.S. GDP growth averaging 2.3% from 2010 to 2013, while JLLH projects an average increase in lodging demand of 3.7% from 2010 to 2013.

The chart below displays the historical correlation between lodging demand growth, as measured by rooms sold, to U.S. GDP growth.

U.S. Lodging Industry — Annual Historical and Projected Change in GDP and Room Demand

Source: Smith Travel Research (% Change Demand, 1988-2009), data obtained from information that Jones Lang LaSalle Hotels generally makes available on a public basis (% Change Demand, 2010E-2013E), World Economic Outlook, October 2009 (% Change GDP, 1988-2008, 2012E-2013E), World Economic Outlook Update, January 2010 (% Change GDP, 2009-2011E).

Hotel Supply.  Lodging demand typically drives lodging supply, as extended periods of strong growth in demand tend to encourage new development. Lodging supply growth is also influenced by other factors such as the cost and availability of capital, construction costs and market-specific factors.

In previous economic cycles, increases in the supply of hotel rooms following industry downturns typically lag behind increases in demand for several years because of the lead time necessary to develop and construct new hotels. According to Smith Travel Research, average annual growth in the supply of hotel rooms for the four-year period 1993 through 1996 and for the four-year period 2004 through 2007 was significantly below the 21-year historical average of 2.0%.

We believe the current scarcity of capital for development of new hotels and current operating fundamentals that do not generate adequate returns on the cost of new hotel construction will foster below-average supply growth for the near future. The average new room supply growth for the four-year period 2010 through 2013 is projected by JLLH to be only approximately 1.2%. Based on significant supply constraints, we expect an eventual economic recovery will create a favorable supply/demand imbalance which will translate into significant growth in hotel revenues and profitability.

Property Performance.  Based on the deteriorating economic environment, significant increases in unemployment and the reduction in business and leisure travel, the U.S. lodging industry has experienced five consecutive quarters of year-over-year RevPAR declines. RevPAR declined 16.7% in 2009, surpassing the declines for the periods following the 1990 to 1991 and 2001 to 2002 recessions, which are considered two of the worst periods in the modern history of the U.S. lodging industry.

The U.S. lodging industry has historically experienced periods of above-average RevPAR growth following periods of economic contraction and industry downturn. Based on the projected below-average supply growth for the next several years, we expect that any sustained economic recovery will translate into robust growth in hotel profitability. RevPAR growth is projected to turn positive in 2011 through 2013, growing by 7.3%, 9.9%, and 9.0%, according to JLLH. We believe that the recent lodging industry downturn will allow us to acquire hotels well below replacement cost and that our investments will benefit from outsized growth in RevPAR as the industry recovers.

The following chart illustrates historical and projected lodging fundamentals.

U.S. Lodging Industry — Annual Historical and Projected Change in RevPAR,
Room Demand and Room Supply

Source: Smith Travel Research (1988-2009), data obtained from information that Jones Lang LaSalle Hotels generally makes available on a public basis (2010E-2013E).

Luxury and Upper Upscale Outperformance.  We intend to primarily focus on the luxury and upper upscale segments of the lodging industry, which have historically outperformed the broader lodging industry in periods following an economic contraction. From 1993-1996, following the recession in the early 1990s, the luxury and upper upscale segments RevPAR grew annually by 10.1% and 7.1%, respectively, while the lodging industry in aggregate reported annual RevPAR increases of 5.2%. Further, during the recovery following the 2001 to 2002 recession from 2004 to 2007, the luxury hotel sector experienced annual growth of 10.2% and the upper upscale sector managed aggregate annual RevPAR growth of 7.6%, while the lodging industry saw aggregate annual RevPAR growth of 7.5%. We believe that our sector focus will allow us to generate substantial growth in cash flows from assets we intend to acquire relative to the overall lodging industry.

The chart below displays luxury and upper upscale segment RevPAR performance as compared to the U.S. lodging industry in aggregate:

U.S. Lodging Industry RevPAR Growth vs. Luxury RevPAR Growth

Source: Smith Travel Research

U.S. Lodging Industry RevPAR Growth vs. Upper Upscale RevPAR Growth

Source: Smith Travel Research

COMPETITIVE STRENGTHS

We believe that the following competitive strengths differentiate us from other owners, acquirers and investors in hotels:

Experienced senior management team with proven public company track record.  Our senior management team, led by Richard M. Kelleher, our Chairman and Chief Executive Officer, has extensive experience in the lodging industry and a proven public company track record. Messrs. Kelleher, Fields and Levy each has 25 years or more of experience in the lodging industry, and they have worked together for most of the last 25 years. David Gaw, our Chief Financial Officer, has over 25 years of experience in the real estate industry. In addition, our senior management team has experience in leading public companies. Mr. Kelleher served as President and Chief Executive Officer of Doubletree Corporation from its initial public offering in 1994 through its merger with Promus Hotel Corporation in 1997 and as Chief Operating Officer and President of Promus Hotel Corporation following the merger until his departure in December 1998. From the initial public offering of Doubletree Corporation through its merger with Promus Hotel Corporation in 1997, Doubletree Corporation’s equity market capitalization grew from approximately $246 million to approximately $1.5 billion. During this time period, its portfolio of hotels expanded from 99 hotels managed or franchised to over 250 hotels managed or franchised. Of the hotels that Doubletree Corporation managed at the time of the merger, 18 were wholly-owned, eight were operated pursuant to joint venture agreements in which Doubletree Corporation owned 50% or more of the venture, and 86 were leased. At the time of Mr. Kelleher’s departure from Promus Hotel Corporation in 1998, Promus Hotel Corporation managed or franchised over 1,250 hotels, of which it owned 62 hotels, held interests in joint ventures that owned 23 hotels, and leased 77 hotels, and had a total equity market capitalization of approximately $2.8 billion. An investor participating in the initial public offering of Doubletree Corporation and holding his stock through the announcement of the merger with Promus Hotel Corporation in 1997 would have experienced a compound annual return of approximately 42%, while the Dow Jones US Hotels Index had a compound annual return of 31.4% for the same period. An investor participating in the initial public offering of Doubletree Corporation and holding his stock through the merger with Promus Hotel Corporation until the departure of Mr. Kelleher from Promus Hotel Corporation in December 1998 would have experienced a compound annual return of approximately 20%, while the Dow Jones US Hotels Index had a compound annual return of 14.8% for the same period. The information regarding returns to stockholders is not a guarantee or prediction of the returns that we may achieve in the future, and we can offer no assurance that we will replicate these returns. Mr. Kelleher also served as non-executive Chairman of the Board of Directors of Legacy Hotels REIT, which during his tenure was the largest public Canadian hotel real estate investment trust, and led the sale of the company for Cdn$2.4 billion in 2007.

Strong execution capabilities within the U.S. lodging industry.  Over the last 30 years, members of our senior management team have participated in over $2.7 billion of acquisitions in the U.S. lodging industry, including acquisitions of over 125 hotels and hotel leases. Mr. Kelleher and his team acquired over $1.3 billion in hotel companies and real estate, including over 90 hotels and hotel leases, while at Doubletree Corporation and Promus Hotel Corporation from 1994 to 1998. Additionally, since the founding of Pyramid Hotel Group, Mr. Kelleher and his team have sourced and executed acquisitions of approximately $1.4 billion of hotels for institutional investors, representing over 35 hotels with more than 12,000 rooms and sold 14 of these properties with more than 4,700 rooms for over $750 million. Mr. Kelleher also led Doubletree Corporation in its public merger with Promus Hotel Corporation in 1997.

Access to extensive pipeline of investment opportunities.  Members of our senior management team have developed extensive relationships over the past three decades with hotel owners, developers, brokers, management companies, institutional investors, and global and national hotel brands. In addition, we will enter into a strategic alliance with Pyramid Hotel Group, which will allow us to leverage Pyramid Hotel Group’s contacts on an exclusive basis to provide us with investment opportunities at the local level and on a national basis. Pyramid Hotel Group currently is in dialogue with numerous lenders and special servicers regarding distressed hotels and has received 28 consulting engagements since June 2009 to provide hotel management, asset management and consulting services with respect to distressed hotels, including several for luxury and upper upscale hotels. We believe this interaction with these lenders and special servicers will lead to attractive opportunities for us to acquire hotels, as we may obtain information regarding distressed hotels in greater detail and sooner than many of our competitors who are not similarly involved with these lenders and special servicers. As a result of our strategic alliance with Pyramid Hotel Group and the depth of our senior management team’s experience in the lodging industry, we believe we will have continuing access to attractive investment opportunities, many of which may not be available to our competitors. The large supply of potential investments and access to off-market transactions will give us the ability to be selective in our acquisition targets and maximize the quality of our portfolio.

Strategic alliance with premier hotel management platform.  Pyramid Hotel Group has one of the premier independent hotel management platforms in the United States, and was recently listed as the 6th largest U.S.-based third-party management company by Hotel & Motel Management Magazine. Pyramid Hotel Group currently has over 6,200 employees and manages a geographically diverse portfolio of 52 urban and suburban destination hotels with 21,653 rooms, including nine spas and 18 golf courses, throughout the United States. Through our strategic alliance with Pyramid Hotel Group, we will generally have the option to use Pyramid Hotel Group as the hotel manager for any of our hotels at attractive rates and returns, including flexible termination provisions with minimal fees. In collaboration with Pyramid Hotel Group’s established team, we will seek to improve operating margins, invest in renovations, and rebrand hotels as appropriate. Pyramid Hotel Group has extensive experience rebranding hotels, managing over 21 hotel rebranding transitions in the last five years, and has completed over $550 million in hotel renovations to date. We expect to benefit from our relationship with such a highly regarded hotel management platform in dealing with other third party management companies and franchisors when negotiating for their services.

Attractive initial expense profile for our company.  We will enter into agreements with Messrs. Kelleher and Fields and with Pyramid Hotel Group to minimize overhead cost until we have deployed capital and reached a critical mass of assets under management. Under our employment agreements with Messrs. Kelleher and Fields, we will not be required to pay either of these executives any salary until we have invested at least 25% of the net proceeds of this offering and the concurrent private placements, and we will not be required to pay them their full salary until we have invested 75% of these net proceeds. Additionally, upon completion of this offering, we will enter into transitional agreements with Pyramid Hotel Group whereby Pyramid Hotel Group will provide us with a number of services at agreed upon hourly rates, which are intended to approximate Pyramid Hotel Group’s actual costs of providing these services, and sublease office space to us on an as-needed basis. Under these transitional agreements, we will also explicitly be permitted to hire any or all of Pyramid Hotel Group’s employees who are providing services to us under these agreements at any time. This arrangement will allow us to gradually expand our organization in a manner that minimizes transition costs and loss of institutional knowledge. Overall, these agreements will allow us to receive the immediate benefit of a larger and more sophisticated infrastructure without requiring us to incur the full expense of maintaining it until we achieve an appropriate portfolio size. This will allow us to maximize the effectiveness of the offering proceeds by reducing unnecessary expenses without diminishing our ability to identify and execute on attractive opportunities.

Alignment of interests with stockholders.  We believe that the significant initial investment in our common stock being made by Messrs. Kelleher, Fields and Dina will strongly align their interests with those of our stockholders. Concurrently with the completion of this offering, Messrs. Kelleher, Fields and Dina will acquire           shares of our common stock in a concurrent private placement at a price per share equal to the initial public offering price, representing a personal investment of $      in the aggregate. In addition, we believe that the structure and weighting of our senior management team’s equity compensation and the compensation that Pyramid Hotel Group has agreed to accept to manage our hotels will create an incentive to maximize returns for our stockholders. Our initial executive compensation will be heavily weighted towards equity, of which 50% will only vest upon the achievement of performance hurdles based on our absolute and relative total return to stockholders. Our strategic alliance agreement with Pyramid Hotel Group will allow us to utilize Pyramid Hotel Group as hotel manager on attractive terms that include (1) a base management fee of 2.5% of gross revenues, (2) an incentive fee based on the net operating income generated by our hotels, capped at  % of gross revenue, that may be paid in cash or stock at our option, and (3) flexible termination provisions with minimal fees.

Conservative financing strategy with no legacy issues.  Upon the closing of this offering and the concurrent private placements, we expect to have approximately $      million of cash available and no existing debt, positioning us to take advantage of current market dislocations and acquire a high-quality lodging portfolio. Many of our competitors face legacy issues from the use of excessive leverage on previous acquisitions, forcing them to navigate workout situations and near-term debt maturities. We believe that the flexibility created by being free of such impediments will give us a competitive advantage in our ability to negotiate with sellers and allow us to go on the offensive as the overall economy recovers. We expect to target leverage at 35% of the investment in our properties, at cost, although there are no limits on the amount of leverage we may use, in order to maintain a more conservative capital structure appropriate to a cyclical industry like lodging. As a well-capitalized public company, we expect to continue our portfolio growth through access to sources of capital currently unavailable to many of our private market competitors and overleveraged public peers.

BUSINESS STRATEGIES AND INVESTMENT CRITERIA

Our objective is to provide attractive risk-adjusted returns and to generate strong quarterly earnings and long-term value appreciation by implementing the following business strategies and investment criteria:

External growth through high-quality acquisitions in the lodging sector.  We intend to establish and grow our business through acquisitions of high-quality hotels. We do not have a fixed time period within which we must or definitively intend to use the net proceeds of this offering and the concurrent private placements, and, subject to the requirements for qualification as a REIT, we plan to pursue an opportunistic acquisition strategy. We will concentrate on the following segments in the lodging sector which have declined the most during the past two years and therefore we believe are most likely to be undervalued and best positioned for high-growth in the next cycle:

•	Luxury Hotels. We intend to target the luxury hotel segment by acquiring properties with a Mobil Five Star or equivalent rating, including brands such as The Ritz-Carlton, Four Seasons, Waldorf Astoria and Fairmont, as well as distinctive independent hotels. Target properties within this segment will have a wide range of food and beverage, catering, retail and other unique value-adding attributes such as spas. While luxury hotels historically have suffered above average declines during economic weakness, they have experienced above-average growth during a market recovery as customers’ disposable income increases and economic outlook improves. Although these historical trends have existed in prior economic cycles as discussed above under “Our Business — Industry Overview — Luxury and Upper Upscale Outperformance,” we cannot assure you that these trends will repeat themselves in the future or that this segment will experience above-average growth.

•	Full Service Upper Upscale Hotels. We intend to target full service upper upscale hotels with brands including Marriott, Hilton and Westin. Target properties within this segment will include multiple food and beverage outlets and meeting space. Ideal properties will typically be located in center city, airport or high-end suburban locations. This segment, which targets a similar demographic to luxury, also historically experiences above-average declines during economic weakness, followed by above-average growth following periods of economic contraction. Although these historical trends have existed in prior economic cycles as discussed above under “Our Business — Industry Overview — Luxury and Upper Upscale Outperformance,” we cannot assure you that these trends will repeat themselves in the future or that this segment will experience above-average growth.

•	High-End Resort Properties. In addition to luxury and upper upscale hotels, we may also acquire select high-end resort properties with characteristics similar to the luxury segment, but including leisure facilities such as golf courses, tennis courts and an extensive array of aquatic features. Our focus will be on destination resorts, located away from urbanized settings, provided that they are easily accessible by air and automobile. We will consider investments in both boutique resorts as well as larger convention-oriented facilities, as available. While performance has declined significantly as discretionary spending has fallen, our strategy will be to maintain the property status and benefit as the market recovers and consumer spending resumes an upward trend.

•	Urban Select-Service Hotels. While our primary focus will be on luxury and upper upscale hotels, we may also seek to invest in high-end select-service branded properties such as Residence Inn by Marriott, if located in high-density corridors of large urban business travel markets. Investments in this segment will be focused on high barrier to entry markets such as New York, Boston and San Francisco. We believe that these properties will be well positioned to outperform as business travel resumes, while a lower expense profile will potentially allow for attractive margins compared to other segments.

We will concentrate on targeting investments based on specific criteria that will allow us to focus our resources in areas in which we have a competitive advantage. As part of our strategy, we will seek to acquire high quality assets with strong growth potential which we plan to identify by certain market and property characteristics, including:

•	Location. We intend to seek properties in the top 35 travel markets in the United States that are tactically located within their respective markets near demand generators and exhibit a favorable competitive landscape. Properties with unique physical attributes, strict zoning, and environmental barriers to entry will be targeted. These qualities enable the property to sustain its competitive position and limit additional supply as demand returns. Currently, the top 35 travel markets in the United States (which include the top 25 travel markets as defined by Smith Travel Research and the next top 10 markets as identified by us) in which we intend to seek properties consists of the following markets:

Anaheim	Denver	Nashville	San Antonio
Atlanta	Detroit	New Orleans	San Diego
Austin	Ft. Lauderdale	New York	San Francisco
Baltimore	Houston	Norfolk	San Jose
Boston	Indianapolis	Oahu	Seattle
Charlotte	Kansas City	Orlando	St. Louis
Chicago	Los Angeles	Philadelphia	Tampa
Columbus	Miami	Phoenix	Washington, DC
Dallas	Minneapolis	Portland, OR

•	Property Condition. We intend to acquire currently operating properties that are relatively new, built or substantially renovated in the last five years. The acquisition of properties that meet this requirement will limit future capital upgrades, thus lowering our capital expenditures and allowing more capital to be used for the growth of our portfolio.

•	Acquisition Price. We intend to assess the value of new acquisitions based on the replacement cost of the asset instead of the conventionally used cap rate, which we believe is not appropriate to measure value in the current market due to the reduction in net operating income at most hotels. We will target acquisitions where the total consideration required is approximately 50% or less of replacement cost, by which we mean the all-inclusive cost to acquire a comparable land parcel and fully develop and furnish a comparable hotel on that land parcel as determined from our senior management team’s experience developing properties over the last three decades.

•	Existing Contracts. We intend to seek properties that are unencumbered by long-term management contracts, as such contracts would constrain our ability to leverage our operating experience and add value to the property. Third party managers may be more costly than services obtained through our strategic alliance with Pyramid Hotel Group. Exceptions will be made if the properties are well managed by large national management companies and the contracts permit us to exercise a reasonable amount of control.

•	Property Size. We intend to target relatively large properties with approximately 250 or more keyed guest rooms in addition to food and beverage outlets and catering facilities. Properties of this size have sufficient scale to maximize synergies. In select cases where the economics are favorable, we may look to acquire smaller properties.

•	Brand Affiliation. We intend to target properties affiliated with a well-known and respected brand. We believe that it is essential to have our hotels well branded to maximize the demand for rooms at the property. Exceptions may be made in situations where the current brand arrangement is cancelable, allowing us to rebrand the property as we deem appropriate.

Capitalize on market dislocation and distressed sellers.  We believe that the current dislocation in the lodging industry will afford us the opportunity to acquire properties at a significant discount to replacement cost, as determined from our senior management team’s experience developing properties over the last three decades. Given the 1,100 hotels currently in distress with an aggregate value of approximately $29 billion, we expect to be able to profit from the current market dislocation by leveraging our extensive sourcing relationships, well-capitalized balance sheet and our ability to make investments throughout all levels of the capital structure. Unlike in prior downturns, many of the hotels currently in distress are largely the result of excessive leverage on behalf of hotel operators, and not necessarily a reflection of the property’s ability to generate revenue during periods of economic growth. We intend to target owners that are burdened with highly leveraged capital structures, near-term maturities and inflexible brand capital expenditure requirements.

We intend to utilize the long-term relationships which our senior management team has developed over the past three decades to identify off-market transactions throughout the United States. Among these extensive relationships are balance sheet lenders that have marked down the value of their hotel investments and are most inclined to sell at depressed valuations. We will also use our local market knowledge to identify local undercapitalized hotel operators that are currently able to meet debt service requirements as a result of low interest rates and temporary loan extensions, but have impending debt maturities requirements which they will not be able to meet. As a result, these owners will be unable to generate enough excess liquidity to retain ownership of underperforming hotels. We expect these owners will dispose of properties in the most discrete, expedited manner, often only soliciting investment proposals from a very select group of hotel investors.

We believe our senior management team’s strong relationship with lenders and special servicers will give us access to attractive properties prior to their being publicly marketed. Pyramid Hotel Group is currently in dialogue with numerous lenders and special servicers regarding distressed hotels and has received 28 consulting engagements since June 2009 to provide hotel management, asset management and consulting services with respect to distressed hotels, including several for luxury and upper upscale hotels. We believe this interaction with these lenders and special servicers will lead to opportunities for us to acquire hotels, as we may obtain information regarding distressed hotels in greater detail and sooner than our competitors who are not similarly involved with these lenders and special servicers. Given the hands-on nature of the engagements, Pyramid Hotel Group will develop a working knowledge of the hotel’s viability, which will help us make a well informed investment decision. Furthermore, with no legacy balance sheet issues, we expect to add value to resource-constrained hotels.

In addition to direct investments in hotels, we may acquire mortgage, mezzanine, bridge loans and other debt investments in underlying properties that meet our criteria outlined above. Our primary focus with respect to debt investments is to capitalize on opportunities to acquire control positions that will enable us to obtain the asset should a default occur. We are not specifically limited to the type, number or size of our portfolio of real estate-related debt investments, or to the percentage of our assets that we may invest in a single investment in real estate-related debt investments. The specific number and mix of debt investments in which we invest will depend upon real estate market conditions and other circumstances existing at the time we are investing.

Utilize our strategic alliance to improve property-level performance.  We plan to utilize Pyramid Hotel Group’s premier property management platform to generate attractive returns from our hotels. We will work with Pyramid Hotel Group and any other third-party managers that we engage to seek to aggressively increase occupancy, maximize daily rates, restore RevPAR growth and achieve expense reduction to maximize profitability at each asset. Our strategic alliance reflects our view that the foundation of a strong hotel management system must originate from local operations and the market knowledge of hotel management teams, and not solely from the corporate office. Our senior management team will rely on key performance benchmarks they employed while serving in executive roles at several successful hotel companies. Furthermore, we will establish strict quarterly operational and financial objectives and actively work to mitigate any challenges to our operating strategy.

We also intend to utilize the expertise of our senior management team, as they have executed the transition, rebranding and repositioning of over 100 full-service hotels over the last 20 years. Our senior management team intends to use the support of its broad network of industry leaders including hotel owners, hotel brokers, global hotel brands and other key industry participants to implement industry best practices, source talented employees and establish strategic procurement alliances.

Effectively manage portfolio using experience acquired over several market cycles.  Our management team will use its experience and ability to effectively allocate capital to implement our investment strategy. We will employ the use of market tools to carefully analyze investment cycles and make key acquisition, disposition and capital recycling decisions. We intend to assemble a diverse portfolio of lodging assets focused primarily on luxury and upper upscale hotels, which may also include hotels in the resort and urban select-service segments. We believe that these segments will realize the strongest growth during an economic recovery.

As part of our asset management activities, we will ensure that Pyramid Hotel Group and our third-party managers effectively utilize franchise brands’ marketing programs, develop effective sales management policies and plans, operate properties efficiently, control costs and develop operational initiatives for our hotels that increase guest satisfaction. We will work closely with our hotel managers to streamline hotel operating performance and improve the value of our properties. Reinvesting in our hotels will allow us to maintain quality, increase long-term profitability and generate attractive risk-adjusted returns. In addition, we will use our senior management team’s extensive experience to monitor market conditions and evaluate select property sales, when appropriate, which will allow us to redeploy capital to acquire new assets in accordance with our strategy.

FINANCING STRATEGY

We expect to use a prudent amount of leverage that will provide us flexibility in our capital funding alternatives and will allow us the capacity to grow our property portfolio. We believe that as a well-capitalized public company we will have the ability to access sources of financing, including corporate-level debt, property-level mortgage debt, preferred equity and the use of a revolving credit facility, that may be unavailable to those of our peers that are overleveraged due to recent declines in the value of their assets. We intend to limit the outstanding principal amount of our consolidated indebtedness to 35% of the investment in our properties, at cost, although there are no limits on the amount of debt we may use, measured at the time we incur the debt; however, on the individual property level we may exceed this amount in select cases where attractive financing is available. Our board of directors will review these limits on a regular basis and will have the ability to amend or modify them without stockholder approval. Over time, we intend to finance our growth with issuances of common equity, preferred securities and secured and unsecured debt.

We are in discussions to obtain commitments from a lending syndicate for a revolving credit facility that we anticipate will be in place at or following the completion of this offering. The proposed credit facility will be used to fund hotel acquisitions, capital expenditures and for general corporate purposes. We cannot provide any assurance that we will be able to enter into a definitive agreement relating to this credit facility on terms we find acceptable. Over time, we intend to finance our growth with issuances of common equity, preferred securities and secured and unsecured debt.

We will consider several factors when evaluating our level of indebtedness and making financial decisions, including, but not limited to, the following:

•	our long-term objectives with regard to the financing;

•	interest rate of the proposed financing;

•	the extent to which the financing impacts our ability to rebrand, reposition or renovate our properties;

•	prepayment penalties and restrictions on refinancing;

•	our target investment returns;

•	the ability of the particular properties, including our company as a whole, to generate sufficient cash flow to cover expected debt payments;

•	our overall level of indebtedness;

•	our distribution policy;

•	timing of our debt maturities;

•	provisions that require recourse and cross-collateralization;

•	corporate credit ratios; and

•	overall ratio of fixed to variable rate debt.

When acquiring hotels, we may issue limited partnership interests in our operating partnership as full or partial consideration to sellers who may desire to take advantage of tax deferral on the sale of a hotel or participate in the potential appreciation in value of shares of our common stock.

INVESTMENT PROCESS

We intend to implement a disciplined acquisition and asset management process that involves significant attention from our senior management team from origination to closing. Our method for making investment decisions follows a detailed framework that has been refined over our three decades of diverse lodging sector experience.

Our investment process, which we view as a competitive strength, is outlined below:

Origination and screening.  We expect to identify investment opportunities through our senior management team’s broad network of contacts in the lodging industry, including long-standing relationships with hotel owners, independent hotel managers, global hotel brands, hotel brokers, financiers, institutional investors and special servicers that we believe will provide us with attractive acquisition opportunities. Additionally, our strategic alliance with Pyramid Hotel Group will further supplement the breadth of our ability to source hotel acquisitions.

Following our initial contacts with potential sellers or their agents, we will screen the potential acquisition target by preparing a desktop pro forma and return analysis. In this step, we will compare the value of the targeted asset to our estimate of replacement cost. In addition, we will prepare summary projections and also project the internal rates of return we might be able to realize on the asset over five and ten year investment hold periods on a leveraged and unleveraged basis. Only if the targeted asset meets our then-current investment parameters, which will be established by our senior management team and periodically reviewed by our board of directors, will we proceed to the next step of our acquisition process.

Initial due diligence, investment analysis and site inspections.  Once we identify a prospective investment, we will employ detailed financial modeling and analysis to assess the projected RevPAR and cash flow generation capabilities of the property, as well as evaluate any debt service coverage characteristics if the property will be encumbered by existing debt. We intend to focus our analysis on current and projected cash flows and potential risks to cash flow such as those associated with occupancy and ADR concerns. We also will perform extensive market and property-level due diligence. The market research will incorporate analysis of market demographics, key fundamentals such as expected employment growth and population growth, comparable transactions and the competitive hotel landscape. Our property-level analysis will include detailed revenue and expense projections, interviewing the current management team and understanding projected capital needs of the hotel such as any related property improvement plan required by the existing or contemplated brand under which the hotel will operate following the acquisition. In cases where this analysis identifies the need to make significant capital investments in the property, we expect to engage third parties, including Pyramid Hotel Group, to conduct an engineering review and perform other work necessary to prepare a detailed assessment of the costs to renovate and operate the hotel. During this time, we may also put up a non-binding security deposit with the seller to hold the offer during the time period.

In structuring prospective investments, we will evaluate the impact of the transaction on our broader capital structure. We intend to mitigate risk by seeking a balance of property types and geographic diversity consistent with our overall investment strategy. We also intend to set out a clear path to establish the optimal management, franchising and branding relationships at the outset of our ownership of a particular property. We may, although we are not required to, utilize the hotel management services of one or more members of Pyramid Hotel Group under the terms of the strategic alliance agreement.

Board approval.  Upon completion of our preliminary due diligence and a favorable decision by our senior executive officers to proceed with an investment, we will present the investment opportunity to the investment committee of our board of directors. Our investment committee will be composed of independent directors. We will not acquire any hotels or make any investments without board or investment committee approval. Our senior executives will present the board or investment committee with an analysis of each target property that provides an in-depth overview of the targeted asset, due diligence conducted, key financial metrics and analyses related to the property and the market in which it is located, as well as investment considerations and potential risk mitigants. Currently, we expect that we will not put any money at risk in the form of a non-refundable deposit on a particular hotel until after we receive board or investment committee approval.

Confirmatory due diligence and closing process.  As part of the closing process, we will work with outside legal counsel to complete legal due diligence, including title and insurance review, and document each investment. As is typical for hotel acquisitions, we expect to engage third party advisors and/or consultants to conduct an environmental review of the collateral and provide a Property Condition Report and Phase I Environmental Assessment. We will not proceed with any acquisition opportunity unless the results of these reviews are satisfactory to us. Should we determine not to proceed with closing, costs for such diligence would be paid for by us as broken deal costs.

Asset management.  After acquiring hotels, we intend to aggressively manage them through value-added strategies such as rebranding, renovating or changing hotel management as we determine necessary to increase the operating results and value of our hotel investments. We expect that we will reassess the status of each hotel in our portfolio not less than quarterly to ensure that our current operating strategy maximizes our returns on investment from the asset, and our independent directors will review all management decisions.

For the income from our hotel operations to constitute “rents from real property” for purposes of the gross income tests required for REIT qualification, we are generally required to lease our hotels to one or more TRSs, which generally will be wholly owned, directly or indirectly, by our operating partnership. Our TRSs will pay rent to us that is treated as “rents from real property,” provided that the TRSs engage an “eligible independent contractor” to manage our hotels and certain other requirements are met. Accordingly, in connection with each acquisition, we expect our TRSs will either engage one or more members of Pyramid Hotel Group or another qualified hotel management company to manage the hotel. We intend to structure our hotel management agreements to allow us to closely monitor the performance of our hotels and to ensure, among other things, that our managers: (1) implement an approved business and marketing plan, (2) implement a disciplined capital expenditure program and (3) establish and prudently spend appropriate furniture, fixtures and equipment reserves.

LODGING INDUSTRY SEGMENTS

Smith Travel Research, Inc. classifies the lodging industry into the following chain scales, as determined by each brand’s average system-wide daily rates: luxury, upper upscale, upscale, midscale with food and beverage, midscale without food and beverage, and economy. The category of “luxury” includes hotels such as Park Hyatt, Four Seasons, Mandarin Oriental, The Ritz-Carlton, The St. Regis, and W Hotels, and the category of “upper upscale” includes hotels such as Hyatt, Hyatt Regency, Grand Hyatt, Hilton, Marriott, Renaissance, Sheraton and Westin.

“Full-service” hotels are generally with a restaurant, lounge facilities and meeting space as well as minimum service levels often including bell service and room service. “Select-service” hotels have limited food and beverage outlets and do not offer comprehensive business or banquet facilities, but rather are suited to serve smaller business meetings. “Extended-stay” hotels are hotels generally designed to accommodate guests staying for extended periods of time and typically provide rooms with fully equipped kitchens, entertainment systems, office spaces with computer and telephone lines, access to fitness centers and other amenities.

ENVIRONMENTAL MATTERS

Under various U.S. federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or emanating from such property. Such laws may impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, certain environmental laws and common law principles may impose liability for improper handling or a release to the environment of asbestos-containing materials, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos-containing materials. Environmental laws also may impose restrictions on the manner in which property may be used or a business may be operated, and these restrictions may require expenditures. In connection with our ownership or operation of hotels, we may be potentially liable for any such costs or liabilities.

LEGAL PROCEEDINGS

We are not involved in any material litigation nor, to our knowledge, is any material litigation threatened against us.

COMPETITION

We believe that competition for the acquisition of hotels is highly fragmented. We face competition from institutional pension funds, private equity investors, other REITs and numerous local, regional and national owners, including franchisors, in each of our markets. Some of these entities may have substantially greater financial resources than we do and may be able and willing to accept more risk than we can prudently manage. Competition generally may increase the bargaining power of property owners seeking to sell and reduce the number of suitable investment opportunities offered to us.

The lodging industry is highly competitive. Upon the acquisition of hotels, our hotels will compete with other hotels for guests in each market in which we will operate. Competitive advantage is based on a number of factors, including location, convenience, brand affiliation, room rates, range of services and guest amenities or accommodations offered and quality of customer service. Competition will often be specific to the individual markets in which our hotels will be located and includes competition from existing and new hotels operated under brands in the relevant segments. Increased competition could harm our occupancy, ADR and RevPAR, or may require us to provide additional amenities or make capital improvements that we otherwise would not have to make, which may reduce our profitability.

MANAGEMENT

OUR DIRECTORS AND EXECUTIVE OFFICERS

Currently, our board of directors consists of two directors. Upon the completion of this offering, our board of directors will consist of seven members, including our current two directors and five individuals each of whom has consented to serve as a director upon completion of this offering. We expect our board of directors to determine that four director nominees satisfy the listing standards for independence of the NYSE. Pursuant to our charter, our directors will be elected annually by our stockholders to serve until the next annual meeting or until their successors are duly elected and qualify. The first annual meeting of our stockholders after this offering will be held in 2011. Our officers serve at the discretion of our board of directors. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than one, which is the minimum number required by the MGCL, nor more than 15.

Certain information regarding our directors, director nominees and executive officers is set forth below:

Name	Age	Position

Richard M. Kelleher	60	Chairman and Chief Executive Officer
Warren Q. Fields	47	President, Chief Operating Officer and Director
David G. Gaw	58	Chief Financial Officer
Jack A. Levy	57	Executive Vice President and Treasurer
John P. Fowler*	64	Director Nominee
Neil J. Labatte	52	Director Nominee
William L. Perocchi*	52	Director Nominee
M. Ann Rhoades*	65	Director Nominee
Norman Stout*	52	Director Nominee

*	Expected to be an independent director

The following are biographical summaries of the experience of our directors and executive officers:

Richard M. Kelleher will serve as Chairman of the Board of Directors and Chief Executive Officer. Mr. Kelleher currently serves as the chairman and chief executive officer of Pyramid Hotel Group, a position which he has held since he co-founded the company in 1999-2000. Pyramid Hotel Group currently manages a portfolio of 52 urban and suburban destination hotels, including nine spas and 18 golf courses throughout the United States. In connection with this offering, Mr. Kelleher will cease serving as chief executive officer of Pyramid Hotel Group, as he will be spending the substantial majority of his time managing our business. Prior to co-founding Pyramid Hotel Group, from 1983 to 1998, Mr. Kelleher served in various positions with Beacon Hotel Corporation and its successors, Doubletree Corporation and Promus Hotel Corporation. Mr. Kelleher co-founded Beacon Hotel Corporation in 1983 and served as one of its managing partners and, after 1991, President, until its acquisition of, and name change to, Doubletree Corporation in 1994. Mr. Kelleher served as President and Chief Executive Officer of Doubletree Corporation from 1994 until its combination with Promus Hotel Corporation in 1997. From the completion of this combination until 1998, Mr. Kelleher served as the Chief Operating Officer and President of the combined entity, which retained the Promus Hotel Corporation name. At the time of Mr. Kelleher’s departure from Promus Hotel Corporation, the company managed or franchised over 1,250 hotels. Prior to 1983, Mr. Kelleher began his career as a consultant. Mr. Kelleher also served as non-executive Chairman of the Board of Directors of the Legacy Hotel REIT, a Canadian hotel REIT, from 2004 to 2007, when he led the sale of the company for Cdn$2.4 billion. Mr. Kelleher currently serves as a member of the board of trustees of The Governor’s Academy. Mr. Kelleher received a BS in hotel administration from the University of Massachusetts in 1973 and an MS in hotel administration from Purdue University in 1976.

Warren Q. Fields will serve as our President and Chief Operating Officer and as a director. Subject to the approval of our board of directors, Mr. Fields would be expected to succeed Mr. Kelleher as our Chief

Executive Officer upon Mr. Kelleher’s retirement. Mr. Fields has over two decades of experience in all facets of hospitality finance, acquisitions, and operations. Mr. Fields currently serves as chief investment officer of Pyramid Hotel Group, a position which he has held since he co-founded Pyramid Hotel Group in 1999-2000 with Mr. Kelleher. As chief investment officer of Pyramid Hotel Group, Mr. Fields has been responsible for all aspects of business development, fundraising, acquisitions and new investment opportunities. In connection with this offering, Mr. Fields will cease serving as chief investment officer of Pyramid Hotel Group, as he will be spending the substantial majority of his time managing our business. Prior to co-founding Pyramid Hotel Group, from 1985 to 1999, Mr. Fields served in various positions with Beacon Hotel Corporation and its successors, Doubletree Corporation and Promus Hotel Corporation. Mr. Fields began his career with Beacon Hotel Corporation in 1985 and, from 1985 to 1994, served in various hotel operations positions at Beacon Hotel Corporation. From 1994 to 1997, Mr. Fields served as Vice President of Development for Guest Quarters Hotels at Doubletree Corporation. From 1997 to 1999, Mr. Fields served as the Vice President of Development and Operations of Promus Hotel Corporation, where, among other things, he formulated and implemented a strategy for creating and operating the brand Club Hotels by Doubletree and built the brand to 20 hotels in two years. Mr. Fields serves as a member of the board of trustees of Belmont Hill School and as an advisory board member for Boston University’s School of Hospitality Administration. Mr. Fields received a BS from the Cornell University School of Hotel Administration in 1985.

David G. Gaw will serve as our Chief Financial Officer. Mr. Gaw served as the Senior Vice President, Chief Financial Officer and Treasurer of Heritage Property Investment Trust, Inc., or Heritage, a public real estate investment trust focused on neighborhood and community shopping centers, from April 2001 until October 2006, when Heritage was acquired by affiliates of Centro Properties Group. Mr. Gaw was involved in the initial public offering of Heritage in April 2002. Prior to April 2001, Mr. Gaw served as Senior Vice President and Chief Financial Officer of Boston Properties, Inc., a public real estate investment trust focused primarily on office properties, from its initial public offering in 1997 through October 2000. Prior to 1997, Mr. Gaw had served in various positions relating to the financial operations of Boston Properties, Inc.’s predecessor since he joined in 1982. From 1978 to 1982 he served as Vice President for the Norwood Group. Mr. Gaw received a BSBA in 1973 and a MBA in 1983 from Suffolk University.

Jack A. Levy will serve as our Executive Vice President and Treasurer. Mr. Levy is a senior finance executive with over twenty-five years of experience analyzing and structuring complex financial transactions in the lodging industry. Mr. Levy currently serves as senior vice president, financial analysis of Pyramid Hotel Group, a position which he has held since 2005. In this role, Mr. Levy has prepared financial models used in the acquisition and disposition of hotels, monitored national and local hotel market and macro-economic trends, and compiled high-level financial reporting information for partners and investors. From 2000 to 2005, Mr. Levy was a self-employed consultant in the real estate finance business, where his clients included Pyramid Hotel Group. From 1999 to 2000, Mr. Levy served as the Executive Vice President and Treasurer of Lone Cypress Partners LLC, parent company of Pebble Beach Resorts, where he was responsible for negotiating and administering credit facilities, overseeing corporate budgeting and preparing long range cash planning analyses. From 1973 to 1999, Mr. Levy served in various positions with The Beacon Companies, an affiliate of Beacon Hotel Corporation, and Doubletree Corporation and Promus Hotel Corporation, which were the successors to Beacon Hotel Corporation. Mr. Levy began his career with The Beacon Companies in 1973 and, from 1973 to 1994, held various finance positions at The Beacon Companies including Vice President of Finance. From 1994 to 1997, Mr. Levy served as Vice President of Strategic Planning for Doubletree Corporation, where he analyzed prospective merger and acquisition opportunities and served as an investor relations officer. From 1997 to 1999, Mr. Levy served as the Vice President — Mergers and Acquisitions of Promus Hotel Corporation, where he headed a task force responsible for integrating the merger of Doubletree Corporation and Promus Hotel Corporation, performed high-level corporate strategic planning and assisted with investor relations. Mr. Levy received a BS in Management from the Massachusetts Institute of Technology in 1973.

The following are biographical summaries of the experience of our director nominees:

John P. Fowler has, since 2005, served as an Executive Managing Director of Holliday Fenoglio Fowler, L.P., or HFF, one of the two operating partnerships of HFF, Inc., which is a leading provider of commercial real estate and capital markets services to the U.S. commercial real estate industry. Mr. Fowler has been with HFF or its predecessors since 1974, when he formed Fowler, Goedecke & Co., a predecessor to Fowler Goedecke Ellis & O’Connor, Inc., which was merged into the predecessor of HFF, Inc. in 1998. Mr. Fowler has over 40 years of experience in the real estate finance business. Mr. Fowler also serves as a director of HFF, Inc. He sits on the Board of Gilbane, Inc., a privately held construction and development company based in Providence, Rhode Island. He is also on the Board of the Greater Boston YMCA and has served as a Trustee at The Roxbury Latin School. Mr. Fowler received his BA from Brown University.

Neil J. Labatte has served as principal of Global Dimension Capital Inc., a private real estate investment advisory firm, since 2008 when he founded the firm. Previously, Mr. Labatte served as the President and Chief Executive Officer of the Legacy Hotels Real Estate Investment Trust, or Legacy, a Canadian hotel real estate investment trust, positions he held since June 1999 and March 2003, respectively, through 2007 when he led Legacy through a privatization process in a Cdn$2.4 billion transaction. He joined Fairmont Hotels & Resorts Inc. (“FHR”) a Canadian-based operator of luxury hotels and resorts, in 1997 as Vice President, Acquisitions and, from October 2001 to January 2005, served as Senior Vice President, Real Estate of FHR. Mr. Labatte possesses over 20 years of experience within the real estate sector and has been active in the U.S. real estate market since 1982. Mr. Labatte received a BS and MS in Finance from the University of Utah.

William L. Perocchi has served as the Chief Executive Officer and Board member of Pebble Beach Company since July 1999. Pebble Beach Company owns the Pebble Beach Golf Links and various other properties. Mr. Perocchi served as Executive Vice President and Chief Financial Officer of Promus Hotel Corporation from December 1997 to December 1998 and, prior to that, Mr. Perocchi served as Executive Vice President and Chief Financial Officer of Doubletree Corporation from December 1993 until its combination with Promus Hotel Corporation in 1997. Prior to December 1993, Mr. Perocchi served in various financial management capacities with Guest Quarters Hotels Partnership, AMETEK Aerospace Products, Inc. and The General Electric Company, or GE, and he is a graduate of GE’s Financial Management Program and Corporate Audit staff. Mr. Perocchi previously served as director of Doubletree Corporation, Candlewood Hotel Company, Red Lion Properties, Inc. and the Lawrence Eagle Tribune Newspaper. He also serves as a Trustee of Brooks School. Mr. Perocchi received his BS in Business Administration from the University of New Hampshire in 1979.

M. Ann Rhoades has served as the President of PeopleInk, Inc., a human resources consulting firm, since its inception in 1999 and the Chief Executive Officer of Careleaders, LLC, a patient-centered care provider, since 2006. From April 1999 through April 2002, Ms. Rhoades served as Executive Vice President, People of JetBlue Airways Corporation. From January 1995 to March 1999, Ms. Rhoades was the Executive Vice President, Team Services and Public Relations for Promus Hotel Corporation. From June 1989 to January 1995, Ms. Rhoades was the Vice President, People for Southwest Airlines. Ms. Rhoades currently serves as a director of P.F. Chang’s China Bistro, Inc. and JetBlue Airways Corporation and previously served as a director of Restoration Hardware, Inc. Ms. Rhoades received a BBA from the College of Santa Fe in 1977 and a MBA from the University of New Mexico in 1985.

Norman Stout has served as Chairman of Hypercom Corporation, a provider of electronic payment and transaction solutions, since December 2007. From August 2007 until June 2008, Mr. Stout served as Chief Executive Officer of the U.S. division of Mitel Networks Corporation, a business communications technology company. Previously, Mr. Stout served as the Chief Executive Officer of Inter-Tel, Inc., a business communications technology company, from February 2006 until its acquisition by Mitel Networks Corporation in August 2007, and as Executive Vice President, President of Software and Services and Chief Administrative Officer of Inter-Tel, Inc. from May 1998 until February 2006. Mr. Stout currently serves as a director of Hypercom Corporation, Mitel Networks Corporation and Remy International, Inc. Mr. Stout was employed by Coopers & Lybrand from 1982 to 1986. Mr. Stout received a BBA from Texas A&M University in 1980 and a MBA from the University of Texas in 1982.

BOARD OF DIRECTORS AND COMMITTEES

Upon completion of this offering, our board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and will adopt charters for each of these board committees. Under these charters, the composition of each of these committees will be required to comply with the listing standards and rules and regulations of the NYSE as amended or modified from time to time. Initially, each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Upon completion of this offering, our board of directors will also form an investment committee that will be composed exclusively of independent directors. Our board of directors may from time to time establish certain other committees to facilitate our management.

Audit Committee.  Upon completion of this offering, our audit committee will be composed of Messrs. Fowler, Stout and          , each of whom will be an independent director and “financially literate” under the rules of the NYSE. Mr. Stout will chair our audit committee and has been determined by our board of directors to be an “audit committee financial expert” within the meaning of the SEC rules.

The audit committee assists the board of directors in overseeing:

•	our financial reporting, auditing and internal control activities, including the integrity and audits of our financial statements;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The audit committee will be responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee will also prepare the audit committee report required by SEC regulations to be included in our annual proxy statement.

Compensation Committee.  Upon completion of this offering, our compensation committee will be composed of Messrs. Fowler and Perocchi and Ms. Rhoades, each of whom will be an independent director. Ms. Rhoades will chair our compensation committee.

The principal functions of the compensation committee will be to:

•	evaluate the performance of and determine the compensation paid by us to our chief executive officer and other executive officers;

•	administer our equity incentive plans; and

•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings, including the Compensation Discussion and Analysis section.

Nominating and Corporate Governance Committee.  Upon completion of this offering, our nominating and corporate governance committee will be composed of Messrs. Fowler and Perocchi and Ms. Rhoades, each of whom will be an independent director. Mr. Perocchi will chair our nominating and corporate goverance committee.

The nominating and corporate governance committee will be responsible for:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria established by the nominating and corporate governance committee;

•	recommending director nominees to the board of directors for election at each annual meeting of stockholders;

•	developing and recommending to the board of directors corporate governance guidelines and implementing and monitoring such guidelines;

•	establishing a policy with regard to the consideration by the nominating and corporate governance committee of director candidates recommended by stockholders and procedures to be followed by stockholders submitting such recommendations; and

•	establishing a process for identifying and evaluating nominees for the board of directors, including nominees recommended by stockholders.

Investment Committee.  Upon completion of this offering, our investment committee will be composed of Messrs. Fowler, Perocchi and Stout, each of whom will be an independent director. The investment committee will be responsible for reviewing and approving potential hotel acquisitions, selecting the hotel managers for each of our hotels, overseeing our agreements with Pyramid Hotel Group and such other matters as are delegated by our board of directors.

CODE OF ETHICS

Upon completion of this offering, our board of directors will adopt a Code of Business Conduct and Ethics that applies to each of our employees, officers and directors. This Code will set forth our policies and expectations on a number of topics, including: conflicts of interest, compliance with laws, the protection and proper use of our assets, corporate opportunities, confidentiality, fair dealing with third parties, accuracy of records and quality of public disclosures.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Upon completion of this offering, our compensation committee will be composed of Messrs. Fowler and Perocchi and Ms. Rhoades, none of whom has served as an officer or employee of ours. None of these persons has any relationship with us requiring disclosure under applicable rules and regulations of the SEC.

DIRECTOR COMPENSATION

Upon completion of this offering, our board of directors will establish a compensation program for our non-employee directors. Pursuant to this compensation program, we will pay the following fees to our non-employee directors on a quarterly basis, in cash:

•	an annual retainer of $55,000;

•	an additional annual retainer of $25,000 to the chair of our audit committee and our investment committee;

•	an additional annual retainer of $10,000 to the chair of our compensation committee; and

•	an additional annual retainer of $7,500 to the chair of our nominating and corporate governance committee.

In addition, we will pay non-employee directors cash fees of $2,000 for each board or committee meeting attended, other than regularly scheduled quarterly meetings.

We will also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at board and committee meetings.

In order to encourage our non-employee directors to acquire a significant equity stake in us and to align the interests of our non-employee directors and stockholders, we have entered into agreements with each of our non-employee director nominees pursuant to which, upon the closing of this offering, we will grant each of our non-employee director nominees a number of shares of restricted common stock equal to the number of shares purchased by the director nominee in the concurrent private placements. These shares of restricted common stock will vest over three years in equal annual installments subject to the director nominee’s continued service as a director. Additionally, commencing in 2011, on the fifth business day following each annual meeting of stockholders, each of our non-employee directors will receive shares of restricted stock valued at $55,000, of which 50% will be fully vested and the remaining 50% will vest after one year subject to the director’s continued service. The actual number of shares of restricted stock that we will grant will be determined by dividing the value of the grant by the closing market price of our common stock on the New York Stock Exchange on the grant date.

Our board of directors believes it is important to align the interests of the directors with those of the stockholders and for directors to hold equity ownership positions in us. Accordingly, each non-employee director is expected to retain an aggregate number of shares of our common stock or equivalent equity interests equal to at least the lesser of (a) a number of such shares or interests with an aggregate value equal to $100,000, or (b) the aggregate number of such shares or interests received by the director as annual retainers during the first three years following the annual meeting of stockholders at which the director was initially elected. Compliance with these ownership guidelines will be measured as of the end of each fiscal year. Any director who is prohibited by law or by applicable regulation of his or her employer from owning equity in us shall be exempt from this requirement. The nominating and corporate governance committee may consider whether exceptions should be made for any director on whom this requirement could impose a financial hardship.

Additionally, in connection with the initial grants to be made to our non-employee director nominees, each of these nominees has agreed not to dispose of the shares of common stock purchased in the concurrent private placements for up to three years, with this lock up expiring with respect to one-third of the shares purchased on each of the first three anniversaries of the closing of this offering; provided that this lock up will expire for all of the shares purchased by a nominee if he or she ceases to be a director.

COMPENSATION DISCUSSION AND ANALYSIS

Neither our board of directors nor the compensation committee of our board of directors has yet adopted compensation policies with respect to, among other things, setting base salaries, awarding bonuses or making future grants of equity awards to our executive officers. We anticipate that such determinations will be made by our compensation committee in order to achieve the following objectives:

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•	motivate our executives to manage our business to meet our near-, medium-, and long-term objectives; and reward them for meeting these objectives and for exceptional performance;

•	assist in attracting and retaining talented and well-qualified executives; and

•	encourage executives to achieve meaningful levels of ownership of our stock.

We may retain a compensation consultant to review our policies and procedures with respect to executive compensation and assist our compensation committee in implementing and maintaining compensation plans.

Upon completion of this offering, we will enter into employment agreements with each of Messrs. Kelleher and Fields. The terms of the employment agreements for Messrs. Kelleher and Fields were established in a non-arms’ length negotiation between us and each executive following consultation with a compensation consultant. For a summary of these employment agreement, see “Management — Employment Agreements.”

GRANTS OF EQUITY AWARDS

Upon completion of this offering, each of Messrs. Kelleher, Fields, Gaw and Levy will be entitled to receive grants of 150,000, 100,000, 20,000 and 20,000 LTIP units, respectively, 25% of which will be granted on the date that 25% of the net proceeds of this offering and the concurrent private placements have been invested (other than on a temporary basis), with an additional 25% to be granted on the date that 50% of such proceeds have been invested, and the final 50% to be granted on the date that 75% of such proceeds have been invested.

For the LTIP units granted, vesting will occur in equal annual installments over four years from the completion of this offering, subject to continued employment. In addition, 50% of the LTIP units granted will be subject to performance based vesting based on our total return to stockholders. On each annual vesting date, performance based vesting will occur if we have generated either (1) an 8% absolute compound annual total return to stockholders or (2) a relative total return to stockholders that is at least equal to 100% of the percentage return achieved for the FTSE NAREIT Equity Index for the Lodging/Resorts sector, in each case from the closing of this offering, based on the initial public offering price, through the vesting date. If performance-based vesting does not occur on a vesting date prior to the final vesting date, then the LTIP units that would have vested will remain outstanding and will vest on a subsequent vesting date if the performance hurdles were met on that date. Any LTIP units that have not vested by the fourth and final vesting date will be forfeited. We also expect to grant a total of 150,000 shares of restricted stock to employees of Pyramid Hotel Group subject to the same capital deployment and vesting hurdles as the LTIP units granted to Messrs. Kelleher, Fields, Gaw and Levy.

Additionally, upon completion of this offering, each of our non-employee director nominees will receive a number of shares of restricted common stock equal to the number of shares purchased by the director nominee in the concurrent private placements. These shares of restricted common stock will vest over three years in equal annual installments subject to the director nominee’s continued service as a director. These grants will be made pursuant to individual agreements with each director and not under our 2010 Equity Plan.

2010 EQUITY INCENTIVE PLAN

Our 2010 Equity Incentive Plan will be adopted by our board of directors and approved by our stockholders prior to the consummation of this offering. Our equity incentive plan permits us to make grants of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, dividend equivalent rights and other stock-based awards, including LTIP units, or any combination of the foregoing. The number of shares of common stock that may be issued under our equity incentive plan is equal to 6% of the aggregate number of shares of our common stock outstanding upon completion of this offering and the concurrent private placements, excluding any shares issued pursuant to the exercise of the underwriters’ over-allotment option. The number of shares reserved under our equity incentive plan is also subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Generally, shares that are forfeited or canceled from awards under our equity incentive plan also will be available for future awards.

No awards were outstanding prior to completion of this offering. The initial grants described above will become effective upon completion of this offering.

Administration

Our equity incentive plan will be administered by the compensation committee. The compensation committee may interpret the equity incentive plan and may make all determinations necessary or desirable for the administration of the plan and has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of our equity incentive plan.

Award Recipients

All full-time and part-time officers, employees, non-employee directors and other key persons, including consultants and prospective employees of us and our subsidiaries, are eligible to participate in our equity incentive plan.

Stock Options

Stock options may be granted under the equity incentive plan. We currently do not expect to grant any stock options. In the future, we may grant incentive stock options under the plan intended to qualify as incentive stock options under Section 422 of the Code and we may also grant non-qualified stock options. Incentive stock options will only be granted to our employees and employees of our subsidiaries. The exercise price of stock options awarded under our plan may not be less than 100% of the fair market value of our common stock on the date of the option grant, or, in the case of any 10% stockholder, not less than 110% of the fair market value of our common stock on the date of grant for options intended to be incentive stock options. The compensation committee will determine at what time or times each option may be exercised, provided that in no event may it exceed ten years from the date of grant, or, in the case of any 10% stockholder, five years from the date of grant for options intended to be incentive stock options, and the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.

Stock Appreciation Rights

Stock appreciation rights may be granted under our equity incentive plan. Stock appreciation rights allow the participant to receive the appreciation in the fair market value of our common stock between the grant date and the date of exercise in the form of shares of our common stock. The exercise price of stock appreciation rights awarded under our plan may not be less than 100% of the fair market value of our common stock on the date of grant. The compensation committee determines the terms of stock appreciation rights, including when such rights become exercisable and the period of time, if any, after retirement, death, disability or other termination of employment during which stock appreciation rights may be exercised. The term of a stock appreciation right cannot exceed ten years from the date of grant.

Restricted Stock, Restricted Stock Units and Unrestricted Stock

Restricted stock and restricted stock units may also be granted under our equity incentive plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the compensation committee. The compensation committee may impose whatever conditions to vesting it determines to be appropriate, including the attainment of performance goals. Shares of restricted stock that do not satisfy the vesting conditions are subject to our right of repurchase, at the original repurchase price, to the extent the shares were initially purchased by the grantee, or forfeiture. Restricted stock units are stock units entitling the participant to receive shares of stock paid out on a deferred basis and subject to such restrictions and conditions as the compensation committee shall determine. The compensation committee may impose whatever conditions to vesting it determines to be appropriate, including the attainment of performance goals. Restricted stock units that do not satisfy the vesting conditions are subject to forfeiture. The compensation committee may also award shares of our common stock that are not subject to any risks of forfeiture.

Dividend Equivalent Rights

Dividend equivalent rights may also be granted under our equity incentive plan. These rights entitle the participant to receive credits for dividends that would be paid if the participant had held a specified number of shares of our common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award.

Other Stock-Based Awards

Other stock-based awards under our equity incentive plan will include awards that are valued in whole or in part by reference to shares of our common stock, including convertible preferred stock, convertible debentures and other convertible or exchangeable securities, partnership interests in a subsidiary, awards valued by reference to book value, fair value or performance of a subsidiary, and any class of profits interest or limited liability company membership interest, such as LTIP units, as described in more detail below.

LTIP Units

Under our equity incentive plan, we may use a class of partnership interests in our operating partnership, called LTIP units as a form of stock-based award. LTIP units are intended to qualify as “profits interests” in our operating partnership for U.S. federal income tax purposes, meaning that initially an LTIP unit is not economically equivalent in value to a share of our common stock. However, over time, an LTIP unit can increase in value to one-for-one parity with a share of our common stock. In general, LTIP units are designed to offer executives a long-term incentive that is comparable to restricted stock. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our equity incentive plan, reducing availability for other equity awards on a one-for-one basis.

Unless the compensation committee provides otherwise, LTIP units, whether or not vested, will receive the same per unit distributions as common units in our operating partnership, which will equal per share dividends (both regular and special) on our common stock.

Transferability

Unless the compensation committee provides otherwise, our equity incentive plan does not generally allow for the transfer of awards, and only the participant may exercise an award during his or her lifetime. In the event of a change-in-control of the company, our board of directors and the board of directors of the surviving or acquiring entity shall, as to outstanding awards under our equity incentive plan, make appropriate provision, with respect to awards, which may provide for the continuation or assumption of such awards and may provide for the acceleration of vesting and/or cash out with respect to existing awards.

Amendment

The terms of our equity incentive plan provide that we may amend, suspend or terminate the plan at any time, but stockholder approval of any such action will be obtained if required to comply with applicable law or regulatory rules. Further, no action may be taken that adversely affects any rights under outstanding awards without the holder’s consent. The equity incentive plan will terminate on the tenth anniversary of the date on which stockholder approval was received. However, rights under any then existing award will continue until expiration of the award or prior satisfaction thereof.

We intend to file with the SEC a registration statement on Form S-8 covering the shares of our common stock issuable under the equity incentive plan.

OTHER COMPENSATION

All of our executive officers are eligible to participate in our employee benefit plans, including medical and dental insurance and health and wellness plans. We also expect to adopt a 401(k) plan. These plans are generally available to all employees and do not discriminate in favor of executive officers. We do not provide any perquisites to our executives.

EMPLOYMENT AGREEMENTS

The summary contained below of our agreements with Messrs. Kelleher and Fields does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of these agreements, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Upon completion of this offering, we intend to enter into employment agreements with Messrs. Kelleher and Fields. Each agreement will have a term of three years beginning on the effective date of this offering. Each contract will automatically extend for additional terms of one year each at the expiration of the original three-year term and on each anniversary thereof unless either party provides written notice of non-renewal no later than 90 days prior to the expiration of the then-current term. In the event that a change in control occurs during the term, the contract will extend until the later of the third anniversary of the effective date of this offering or one day after the first anniversary of the change in control. Under the terms of the agreements, Mr. Kelleher and Mr. Fields will receive no base salary initially. Mr. Kelleher and Mr. Fields will be entitled to received an annual base salary of $112,500 and $68,750, respectively, commencing on the date that 25% of the net proceeds of this offering and the concurrent private placements are invested (other than on a temporary basis), which will be increased to $225,000 and $137,500, respectively, commencing on the date that 50% of such proceeds have been invested, and $450,000 and $275,000, respectively, commencing on the date that 75% of such proceeds have been invested. Subject to the foregoing, Messrs. Kelleher’s and Field’s base salary will be subject to merit increases each year. Each agreement also provides that the executive’s base salary will not be reduced below $450,000 in the case of Mr. Kelleher and $275,000 in the case of Mr. Fields after the date that 75%  of the proceeds has been invested.

Each of Mr. Kelleher and Mr. Fields also will be entitled to receive grants of up to 150,000 and 100,000 LTIP units, respectively, 25% of which will be granted on the date that 25% of the net proceeds of this offering and the concurrent private placements have been invested (other than on a temporary basis), with an additional 25% to be granted on the date that 50% of such proceeds have been invested, and the final 50% to be granted on the date that 75% of such proceeds have been invested. For the LTIP units granted, vesting will occur in equal annual installments over four years from the completion of this offering, subject to continued employment. In addition, 50% of the LTIP units granted will be subject to performance based vesting based on our total return to stockholders. On each vesting date, performance based vesting will occur if we have generated either (1) an 8% absolute compound annual total return to stockholders or (2) a relative total return to stockholders that is at least equal to 100% of the percentage return achieved for the FTSE NAREIT Equity Index for the Lodging/Resorts sector, in each case from the closing of this offering, based on the initial public offering price, through the vesting date. If performance-based vesting does not occur on a vesting date prior to the final vesting date, then the LTIP units that would have vested will remain outstanding and will vest on a subsequent measurement date if the performance hurdles were met on that date. Any LTIP units that have not vested by the fourth and final vesting date will be forfeited.

Each employment agreement also provides for annual cash bonuses with a target cash bonus of at least 100% of base salary for the applicable fiscal year; provided that the amount of the actual cash bonuses paid will be made by the compensation committee of our board of directors, in its sole discretion, based on such factors relating to the performance of the executive or us as it deems relevant and may be more or less than the target amount. Each agreement also provides for a minimum of 20 vacation days each calendar year, and various employee benefits, including health, dental, life, short and long term disability insurance and a Section 401(k) plan. We have also agreed to provide each executive with a “tail” directors’ and officers’ liability insurance with certain minimum coverage for a period of six years after the executive’s termination of employment.

Under the employment agreements, each of Messrs. Kelleher and Fields will agree to certain restrictive covenants, including noncompetition and nonsolicitation covenants during their employment with us and for 12 months after termination of employment. The restrictive covenants will terminate prior to the end of the 12-month period following termination of employment if there is a change in control and in connection therewith or within six months thereafter, both Messrs. Kelleher and Fields cease to be officers and employees of our company. These noncompetition covenants will contain carveouts that, among other things, permit Messrs. Kelleher and Fields to continue to own and operate Pyramid Hotel Group and such other hotels as each executive currently owns individually and to acquire additional debt or equity interests in hotel properties in which Pyramid Hotel Group is permitted to invest; provided that Pyramid Hotel Group generally does not directly or indirectly (1) engage in any business activity that is competitive with us, other than specified services in connection with the management of hotels, including serving as receiver, asset manager or hotel manager, providing project management and technical services to hotels and providing consulting services relating to the management of hotels, (2) acquire any debt or equity interests in any hotel, other than interests in hotels owned by us, interests in hotels or expansions of hotels in which such entities or Messrs. Kelleher or Fields currently own interests, directly or indirectly, and debt and non-controlling interests in hotels owned by third parties solely in order to secure agreements to manage such hotels, as either hotel manager or asset manager, (3) enter into any third-party asset management agreement that would require an equity investment unless it first offers the opportunity to us, or (4) provide advisory or other services relating to the acquisition of hotels to any person or entity other than us, except in connection with hotels that are under agreement to such person or entity that are expected to be managed by Pyramid Hotel Group, as either hotel manager or asset manager.

Termination in Connection with a Change in Control

Each agreement provides that upon the termination of the executive in connection with or within one year after a change in control of our company either by us without “cause” or by the executive for “good reason,” subject to the executive signing a release, the executive will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, pro-rata bonus for the year of termination, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;

•	a lump sum cash payment equal to the product of three times the sum of (x) the executive’s then-current annual base salary plus (y) the greater of (i) the annual cash bonus most recently earned by the executive and (ii) the average of the annual cash incentive bonuses earned by the executive with respect to the three most recent fiscal years ending on or before the date of termination for which an incentive bonus was determined;

•	a lump sum cash payment equal to three times the annual premium or cost (including amounts paid by the executive) for the executive’s health, dental, disability and life insurance benefits;

•	accelerated vesting of the initial grants and all equity grants with time-based vesting; and

•	such other or additional benefits, if any, as are provided under generally applicable plans, programs and/or arrangements of ours.

If any payments and benefits to be paid or provided to either executive, whether under his employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Code, the executive will receive a gross-up payment from us to make him whole for the excise taxes.

Termination without Cause or for Good Reason

Each agreement provides that upon the termination of the executive’s employment by us without “cause” or by the executive for “good reason” and not in connection with or within one year after a change in control of our company, subject to the executive signing a release, the executive will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, pro-rata bonus for the year of termination, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;

•	a lump sum cash payment equal to the sum of (x) the executive’s then-current annual base salary, plus (y) the greater of (i) the annual cash incentive bonus most recently earned by the executive and (ii) the average of the annual cash incentive bonuses earned by the executive with respect to the three most recent fiscal years ending on or before the date of termination for which an incentive bonus was determined;

•	a lump sum cash payment equal to the annual premium or cost (including amounts paid by the executive) for the executive’s health, dental, disability and life insurance benefits;

•	accelerated vesting of the initial grants and all equity grants with time-based vesting; and

•	such other or additional benefits, if any, as are provided under generally applicable plans, programs and/or arrangements of ours.

All of the cash severance payments described above are to be made as lump sum payments on the first payroll date that occurs at least 40 days after the date of termination of employment. However, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Code, severance pay and benefits will be delayed until six months after termination, during which time the payments will accrue interest at the short-term applicable federal rate.

OUR STRATEGIC ALLIANCE WITH PYRAMID HOTEL GROUP

The summary contained below of our agreements with Pyramid Hotel Group does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of these agreements, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Upon completion of this offering, we will have a strategic alliance with Pyramid Hotel Group, which is a leading hotel and resort management company that manages a geographically diverse portfolio of urban and suburban destination hotels throughout the United States. Pyramid Hotel Group was co-founded in 1999-2000 and is owned by our Chairman and Chief Executive Officer, Mr. Kelleher, our President and Chief Operating Officer, Mr. Fields, and James R. Dina. Mr. Kelleher currently serves in the role of chief executive officer of Pyramid Hotel Group, and Mr. Fields serves in the role of chief investment officer of Pyramid Hotel Group. In connection with this offering, Mr. Dina will assume the role of chief executive officer of Pyramid Hotel Group, and Mr. Kelleher and Mr. Fields will cease serving as chief executive officer and chief investment officer, respectively, of Pyramid Hotel Group. Following this offering, Mr. Kelleher and Mr. Fields will maintain their ownership interest in the Pyramid Hotel Group and remain involved in some aspects of its business.

Our strategic alliance, which will continue for at least five years, will generally give us the option to use Pyramid Hotel Group as the hotel manager for any of our hotels on terms described below. Additionally, as a part of our strategic alliance, Pyramid Hotel Group has agreed to an exclusive relationship with us relating to the investment of capital and sourcing of acquisitions in the lodging industry that will remain in effect during the term of our strategic alliance. Pyramid Hotel Group has also agreed to provide us with a number of services on a transitional basis, which will allow us to grow our business with the immediate benefit of a larger and more sophisticated infrastructure without requiring us to incur the full expense of maintaining it by ourselves. Because we are explicitly permitted to solicit and hire any or all of Pyramid Hotel Group’s employees who are providing transitional services to us, we expect to be able to gradually expand our organization over time in a manner that minimizes transition costs and loss of institutional knowledge by hiring these employees.

PYRAMID HOTEL GROUP

Pyramid Hotel Group is a privately-owned, Boston-based hotel management company that manages a geographically diverse portfolio of 52 urban and suburban destination hotels with 21,653 rooms, including nine spas and 18 golf courses, throughout the United States. Pyramid Hotel Group provides hotel property, asset and project management services on a national portfolio of hotels owned through a series of joint ventures and by other third parties, and was recently listed as the 6th largest U.S.-based third-party management company by Hotel & Motel Management Magazine.

Pyramid Hotel Group has a long history of developing, acquiring, managing, renovating and rebranding hotels. Shortly after its formation in 1999, Pyramid Hotel Group developed three Marriott Residence Inns in Massachusetts with total development costs of approximately $70 million. In 2003, Pyramid Hotel Group entered into a joint venture with an institutional investor to acquire hotels. Pyramid Hotel Group entered into two similar joint ventures in 2005 and 2006. Pursuant to the terms of these joint ventures, Pyramid Hotel Group was responsible for sourcing and executing acquisitions and managing the assets acquired. However, for each of these joint ventures, all major decisions, including all acquisition and disposition decisions, required the approval of the institutional investors who were Pyramid Hotel Group’s partners in the joint venture. The following table briefly outlines the investment and disposition activity of each of these three joint ventures.

		Investment Activity(2)				Disposition Activity
		Properties	Rooms	Volume		Properties	Rooms	Volume
Joint Venture	Time Period(1)	(#)	(#)	($ in mm)		(#)	(#)	($ in mm)

MSPA	May 2003 - November 2007	9	3,482	$361.0	(3)	9	3,482	$598.0
PHOV	February 2005 - December 2009	15	3,989	$561.0	(4)	4	1,030	$156.0
PHOV II	January 2006 - December 2009	14	4,665	$866.0	(5)	1	205	$27.0

Total		38	12,136	1,788.0	(6)	14	4,717	$781.0

(1)	For current joint ventures, no further acquisition activity will occur.

(2)	Includes acquisition costs and capital improvements.

(3)	Includes $114.0 million in capital improvements involving 7 hotels and 2,992 rooms, less $49.0 million of storm-related damage reimbursed by insurance proceeds.

(4)	Includes $191.0 million in capital improvements involving 9 hotels and 2,421 rooms, less $71.0 million of storm-related damage reimbursed by insurance proceeds.

(5)	Includes $233.0 million in capital improvements involving 12 hotels and 9,631 rooms.

(6)	Total investment activity includes approximately $1.4 billion of acquisition costs and $418.0 million of capital improvements, excluding storm-related damage reimbursed by insurance proceeds.

In 2007, Pyramid Hotel Group was engaged on behalf of an institutional investor as asset manager for an $4.2 billion portfolio of eight world-class resorts acquired from CNL Hotels & Resorts.

Pyramid Hotel Group currently manages 15 luxury hotels with over 8,500 rooms, 27 upper upscale hotels with over 10,600 rooms, and 10 other hotels with over 2,500 rooms. Of the hotels Pyramid Hotel Group manages, it is the hotel manager for 39 hotels with over 12,900 rooms and the asset manager for the remainder. As hotel manager, Pyramid Hotel Group handles day-to-day operations of the hotel. As asset manager, Pyramid Hotel Group provides the hotel owner with oversight of the hotel manager and assistance with brand relationship, assessing operating and capital budgets and overall strategic planning. The current portfolio under management includes such brands as The Luxury Collection, JW Marriott, The Ritz-Carlton, Courtyard by Marriott, Hilton, Doubletree, Renaissance, full-service Marriott, Residence Inn by Marriott, Westin, Sheraton and Crowne Plaza and a large portfolio of independent hotels and resorts, with no one brand representing more than 3,600 rooms. The following charts and table illustrate the geographic, chain scale segment and brand distribution of the Pyramid Hotel Group managed hotels. Pyramid Hotel Group has an ownership interest in 39 of the 52 hotels it manages, including an ownership interest, excluding promoter interests, of less than 5% in 37 of the hotels included in the charts and table below, 50% in one Residence Inn by Marriott hotel and 100% in one Residence Inn by Marriott hotel.

Geographic Composition	Chain Scale Segment Composition

Brand distribution

	Hotels	Rooms
Brand	(#)	(#)

Hilton	9	3,584
Independent	9	2,143
Marriott	7	2,911
Sheraton	5	1,651
Doubletree	4	2,109
JW Marriott	3	2,827
Waldorf-Astoria	3	2,314
The Ritz-Carlton	2	931
Courtyard by Marriott	2	450
Residence Inn by Marriott	2	317
Crowne Plaza	1	770
Loews	1	539
Renaissance	1	400
Westin	1	388
Hotel Indigo	1	191
Candlewood Suites	1	128

TOTAL	52	21,653

Pyramid Hotel Group has substantial experience managing hotels in the luxury and upper upscale segments, and its properties have been recognized by leading rating guides for their ability to provide uncompromising service. Furthermore, Pyramid Hotel Group leverages its size, long term management expertise and deep relationships within the lodging industry to generate significant cost savings and economies of scale for its hotels and resort properties to maximize operating results. Pyramid Hotel Group’s operational efficiencies include innovative purchasing programs, audio-visual services, insurance and risk management, property tax analysis and appeals, energy management and employee health benefits. Pyramid Hotel Group also has extensive experience rebranding hotels, managing over 21 hotel rebranding transitions in the last five years.

Since 2001, Pyramid Hotel Group has completed over $550 million in hotel renovation projects. Over $400 million of these projects, representing over 33 hotels totaling almost 11,000 rooms renovated, were conducted on hotels managed and/or partially owned by Pyramid Hotel Group. Pyramid Hotel Group has been contracted by third-party owners for over $150 million in renovations. Pyramid Hotel Group designed and implemented the master plans or renovations at eight of the world-renowned resort properties in its current portfolio under management, completing over $125 million of renovations. Other major luxury renovation projects include Boston Harbor Hotel and the Fairfax at Embassy Row in Washington, D.C.

Pyramid Hotel Group has strong, unique, award-winning relationships with many of the major brand franchisors, including Marriott International, Hilton Worldwide, Starwood Hotels & Resorts, InterContinental Hotel Group, and Carlson Hotels Worldwide. Pyramid Hotel Group was awarded the 2008 Marriott Conversion of the Year Award and the Partnership Circle Award, Marriott’s highest honor for owners and franchisees, and the 2007 Marriott Developer of the Year and the Conversion of the Year Awards. Pyramid Hotel Group was also awarded the Hilton Conversion of the Year Award in 2007, as well as the 2006 Hilton Developer of the Year award and the 2004 Hilton Deal of the Year award. Starwood Hotels & Resorts named Pyramid Hotel Group as a Luxury Collection Preferred Management Company, Westin Preferred Management Company, and Sheraton Preferred Management Company. Pyramid Hotel Group was also awarded the InterContinental Developer of the Year award in 2004. The Boston Harbor Hotel in Boston, MA, which is managed by Pyramid Hotel Group, achieved a 5-star rating from the Mobil Travel Guide in 2008, the industry’s highest standard for excellence. Only 44 other hotels across the world have attained the 5-star rating. The Boston Harbor Hotel retained the 5-star award for 2009 and 2010, after the Mobil Travel Guide was rebranded as the Forbes Travel Guide.

Within its portfolio, Pyramid Hotel Group manages 18 golf courses with 324 holes of championship golf. As a result, Pyramid Hotel Group has a strong and unique relationship with the Professional Golf Association as well as the Tournament Players Club, or TPC. Pyramid Hotel Group, in conjunction with Marriott and Hilton, manages two of the five TPC resorts in the United States. Pyramid Hotel Group is also a pre-imminent leader in spa management, with over nine resort spas, totaling over 250,000 square feet. The majority of these spas have received awards from top US travel and leisure magazines and the Mobil Travel Guide. Furthermore, Pyramid Hotel Group has substantial experience with gourmet food and beverage, as evidenced by award-winning restaurants located in several hotels currently under management. Many of the restaurants are staffed by award-winning chefs and have been awarded prestigious ratings by the Mobil and AAA travel guides.

STRATEGIC ALLIANCE AGREEMENT

Upon completion of this offering, we will enter into a strategic alliance agreement with Pyramid Hotel Group. The strategic alliance agreement will provide us with access to Pyramid Hotel Group’s premier hotel management platform. The term of the strategic alliance agreement will be for the longer of five years or until the date that is 12 months after both Messrs. Kelleher and Fields cease to be our executive officers. During the term of the strategic alliance agreement, Pyramid Hotel Group will agree to serve, at the option of our investment committee, as the hotel manager for any or all of our hotels, unless Pyramid Hotel Group is restricted from doing so under pre-existing contractual commitments. In the event that we elect to use Pyramid Hotel Group as a hotel manager, Pyramid Hotel Group will agree to enter into a hotel management agreement with us with the following terms:

Hotel management agreement terms

Description

Term	10 years, which may be extended for up to two five-year renewal terms at Pyramid Hotel Group’s option
Base management fee	2.5% of gross revenue from the hotel payable monthly in cash
Incentive fee	% of the annual net operating income generated by the property to the extent it exceeds % multiplied by our total investment in the property, subject to an annual cap of % of gross revenue from the hotel, payable annually, at the option of our investment committee, in cash and/or shares of our common stock valued based on the closing price of our common stock on the payment date.

For purposes of calculating the incentive fee, net operating income, generally, equals adjusted gross revenues from the hotel less hotel operating costs. In the aggregate, under all of the hotel management agreements we enter into with Pyramid Hotel Group, we may issue up to a total of shares of our common stock as payment of incentive fees.

Description

Termination rights/fees	We, or our successor, may terminate the agreement upon 90 days’ prior written notice:

• after the third year — in which case we must pay a termination fee equal to management fees, including base management fee and incentive fee, earned during prior 12 months, plus, if such termination occurs prior to the end of the 4th year, a pro rated portion of such amount based on the number of days left in the 4th year;

• upon sale of the hotel or within six months of a change of control of us — in which case we must pay a termination fee equal to 50% of management fees, including base management fee and incentive fee, earned during prior 12 months;

• within six months of a change of control of Pyramid Hotel Group — if a majority of our independent directors determines, in the exercise of their reasonable discretion that Pyramid Hotel Group or its successor is not qualified, in which case no termination fee is due; and

• if certain performance tests are not met — for two consecutive years beginning with the third and fourth years, in which case no termination fee is due and less than 90 days’ prior written notice may be given.

Exclusivity provisions

Additionally, Pyramid Hotel Group will agree that during the term of the strategic alliance agreement it will not directly or indirectly (i) acquire any debt or equity interests in any hotel, other than interests in hotels owned by us, interests in hotels or expansions of hotels in which Pyramid Hotel Group or Messrs. Kelleher or Fields currently own interests, directly or indirectly, debt and non-controlling equity interests in hotels acquired by third parties solely in order to secure agreements to manage such hotels, as either hotel manager or asset manager, (ii) enter into any third-party asset management agreement that would require an equity investment unless it first offers the opportunity to us, or (iii) provide advisory or other services relating to the acquisition of hotels to any person or entity other than us, except in connection with hotels that are under agreement to such person or entity that are expected to be managed by Pyramid Hotel Group as either hotel manager or asset manager. Messrs. Kelleher and Fields each will agree to be bound by these restrictions for as long as each is an officer or principal owner of Pyramid Hotel Group, and James R. Dina, who will serve in the role of chief executive officer of Pyramid Hotel Group upon completion of this offering, will also agree to be bound by these restrictions for as long as he is an officer or principal owner of Pyramid Hotel Group and for 12 months thereafter; provided that the restrictions on Mr. Dina will expire if Messrs. Kelleher and Fields are no longer subject to similar restrictions. These exclusivity provisions will terminate in connection with a change of control of us if both Messrs. Kelleher and Fields cease to be officers or employees of our successor in connection with or within six months after the change of control.

Termination rights

We will have the right to terminate the strategic alliance agreement upon 30 days’ prior written notice at any time within six months of a change of control of us or Pyramid Hotel Group.

TRANSITIONAL AGREEMENTS

Upon completion of this offering, we will enter into transitional agreements with Pyramid Hotel Group. These interim agreements are intended to provide us with the immediate benefit of a larger and more sophisticated infrastructure without requiring us to incur the full expense of maintaining it by ourselves, while also permitting us to grow our internal organization in an efficient manner. Under these agreements, Pyramid Hotel Group will agree to provide us with a number of services on a transitional basis as requested by us.

We will enter into two separate transitional services agreements with different members of Pyramid Hotel Group. One agreement will be entered into with Pyramid Capital Management, Inc. and will relate to various services, including the sourcing, negotiation and completion of acquisitions and dispositions of hotels, capital planning, risk management, project management, accounting and finance, cash management, tax services and any other administrative services as may be required by us. The other agreement will be entered into with PHG Asset Management LLC and will relate to asset management services for our hotels, which includes reviews of financial results and forecasts, revenue generation and opportunities, general operating performance and capital expenditures for our individual hotels. We will reimburse Pyramid Hotel Group for personnel and overhead costs at agreed upon hourly rates that are intended to approximate a pro rata portion of Pyramid Hotel Group’s actual personnel and overhead costs, plus out-of-pocket expenses incurred in the performance of services provided under the transitional services agreements. The initial hourly rates under these agreements will range from approximately $           to $           per hour based on the position of the person providing the services. Under these agreements, we will explicitly be permitted to solicit and hire any or all of Pyramid Hotel Group’s employees who are providing services to us under these agreements at any time.

The initial term of these agreements will be two years, provided that we may elect to terminate the agreements at any time upon six months’ prior written notice. We may also renew the agreements for successive one-year terms, subject to Pyramid Hotel Group’s ability to terminate the agreements at any time upon six months’ prior written notice after the initial two year term.

We will initially share office space with Pyramid Hotel Group. Accordingly, we will also enter into a use and occupancy agreement with Pyramid Hotel Group pursuant to which we will reimburse Pyramid Hotel Group for our pro rata share of the rental and other fees payable by Pyramid Hotel Group under its third-party lease for this office space. The initial term of the agreement will be two years, provided that we may elect to terminate the agreement at any time upon six months’ prior written notice. We may also renew the agreement for successive one-year terms, as long as Pyramid Hotel Group’s lease remains in place, subject to Pyramid Hotel Group’s ability to terminate the agreements at any time upon six months’ prior written notice after the initial two-year term.

PRINCIPAL STOCKHOLDERS

Immediately prior to the completion of this offering, there will be 1,000 shares of our common stock outstanding, which are held by Mr. Levy. Immediately following this offering, we will repurchase these shares of common stock from Mr. Levy for $1,000. The following table sets forth certain information regarding the beneficial ownership of our common stock immediately following the consummation of this offering and the concurrent private placements by:

•	each person who is expected to be the beneficial owner of 5% or more of the outstanding shares of common stock immediately following the consummation of this offering and the concurrent private placements;

•	each director, director nominee and named executive officer; and

•	all directors, director nominees and executive officers as a group.

Unless otherwise indicated, the address of each named person is care of Pyramid Hotels & Resorts, Inc., One Post Office Square, Suite 3100, Boston, Massachusetts 02109. No shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

	Number of Shares	Percent of
Name of Beneficial Owner	Beneficially Owned(1)	All Shares(2)

Richard M. Kelleher		*
Warren Q. Fields		*
David G. Gaw		*
Jack A. Levy		*
John P. Fowler		*
Neil J. Labatte		*
William L. Perocchi		*
M. Ann Rhoades		*
Norman Stout		*
All directors, director nominees and executive officers as a group (9 persons)		*

*	Represents less than 1% of the number of outstanding shares of common stock upon completion of this offering and the concurrent private placements.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)	Assumes a total of shares of common stock are outstanding immediately after the closing of this offering and the concurrent private placements, including shares of restricted stock to be granted to our non-employee director nominees concurrently with the closing of this offering. Does not include shares of common stock issuable upon exercise of the underwriters’ over-allotment option to purchase additional shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STRATEGIC ALLIANCE AGREEMENT WITH PYRAMID HOTEL GROUP

Upon completion of this offering, we will enter into a strategic alliance agreement with Pyramid Hotel Group. Pursuant to the agreement, Pyramid Hotel Group generally has agreed to serve, at the option of our investment committee, as the hotel manager for any or all of the hotels that we acquire or control for which it will receive various fees. See “Our Strategic Alliance with Pyramid Hotel Group — Strategic Alliance Agreement.”

Messrs. Kelleher and Fields each owns approximately one-third of the ownership interests in, and collectively with Mr. Dina they control, Pyramid Hotel Group. As a result, the terms of the strategic alliance agreement were not negotiated at arms’ length, and its terms may not be as favorable to us as if they were negotiated with an unaffiliated party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the strategic alliance agreement because of our desire to maintain an ongoing relationship with Pyramid Hotel Group.

TRANSITIONAL AGREEMENTS WITH PYRAMID HOTEL GROUP

Upon completion of this offering, we will enter into transitional services agreements with different members of Pyramid Hotel Group. One agreement will relate to various services, including the sourcing, negotiation and completion of acquisitions and dispositions of hotels, capital planning, risk management, project management, accounting and finance, cash management, tax services and any other administrative services as may be required by us. The other agreement will relate to asset management services for our hotels, which includes reviews of financial results and forecasts, revenue generation and opportunities, general operating performance and capital expenditures for our individual hotels. We will reimburse Pyramid Hotel Group for personnel and overhead costs at agreed upon hourly rates that are intended to approximate a pro rata portion of Pyramid Hotel Group’s actual personnel and overhead costs, plus out-of-pocket expenses incurred in the performance of services provided under the transitional services agreements. The initial hourly rates under these agreements will range from approximately $   to $      per hour based on the position of the person providing the services.

We will initially share office space with Pyramid Hotel Group. Accordingly, we will also enter into a use and occupancy agreement with Pyramid Hotel Group pursuant to which we will reimburse Pyramid Hotel Group for our pro rata share of the rental and other fees payable by Pyramid Hotel Group under its third-party lease for this office space. The initial term of the agreement will be two years, provided that we may elect to terminate the agreement at any time upon six months’ prior written notice. We may also renew the agreement for successive one-year terms, as long as Pyramid Hotel Group’s lease remains in place, subject to Pyramid Hotel Group’s ability to terminate the agreements at any time upon six months’ prior written notice after the initial two-year term. See “Our Strategic Alliance with Pyramid Hotel Group — Transitional Agreements.”

Each of Messrs. Kelleher and Fields owns approximately one-third of the ownership interests in, and collectively with Mr. Dina they control, Pyramid Hotel Group. As a result, the terms of these agreements were not negotiated at arms’ length, and these terms may not be as favorable to us as if they were negotiated with an unaffiliated party. We may choose not to enforce, or to enforce less vigorously, our rights under these agreements because of our desire to maintain an ongoing relationship with Pyramid Hotel Group.

PURCHASE OF SHARES OF COMMON STOCK BY CERTAIN EXECUTIVE OFFICERS AND DIRECTOR NOMINEES

Concurrently with the completion of this offering, Mr. Kelleher will acquire $           of our common stock, Mr. Fields will acquire $           of our common stock and our non-employee director nominees will acquire an aggregate of $           of our common stock in private placements at a price per share equal to the public offering price, and without payment of any underwriting discounts or commissions by us. Additionally, upon the closing of this offering, each of our non-employee director nominees will receive a number of shares of restricted common stock equal to the number of shares purchased by the director nominee in the concurrent private placements. These shares of restricted common stock will vest over three years in equal annual installments subject to the director nominee’s continued service as a director. In connection with these initial grants of restricted common stock, each of these director nominees has agreed not to dispose of the shares of common stock purchased in the concurrent private placements for up to three years, with this lock up expiring with respect to one-third of the shares purchased on each of the first three anniversaries of the closing of this offering; provided that this lock up will expire for all of the shares purchased by a nominee if he or she ceases to be a director.

REIMBURSEMENT OF OFFERING EXPENSES

If and when 25% of the net proceeds of this offering and the concurrent private placements have been invested (other than on a temporary basis), we intend to reimburse Pyramid Hotel Group for 25% of its out-of-pocket expenses it incurred in connection with our formation and this offering, with an additional 25% of Pyramid Hotel Group’s out-of-pocket expenses to be reimbursed on the date that 50% of such proceeds have been invested, and the final 50% to be reimbursed on the date that 75% of such proceeds have been invested. See “Use of Proceeds.”

LICENSE AGREEMENT

Upon completion of this offering, we will enter into a license agreement with Pyramid Hotel Group pursuant to which it will grant us a non-exclusive, royalty-free license to use the logo for Pyramid Hotel Group and consent to our use of the names “Pyramid,” “Pyramid Hotels,” and variations thereof other than “Pyramid Hotel Group.” Under this agreement, we will have a right to use this logo and these names for so long as our strategic alliance agreement with Pyramid Hotel Group remains in effect.

RELATED PARTY TRANSACTION POLICIES

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. Upon completion of this offering, our board of directors will adopt a Code of Business Conduct and Ethics that applies to each of our employees, officers and directors. This Code will set forth our policies and expectations on a number of topics, including: conflicts of interest, compliance with laws, the protection and proper use of our assets, corporate opportunities, confidentiality, fair dealing with third parties, accuracy of records and quality of public disclosures.

We also expect our board of directors to adopt a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person,” as defined under SEC rules, has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to the compliance officer designated in the policy any related person transaction and all material facts about the transaction. The compliance officer would then assess and promptly communicate that information to the audit committee or investment committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, the audit committee or investment committee will decide whether to approve such transaction. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the audit committee or investment committee which will evaluate all options available, including ratification, revision or termination of such transaction. The policy will require any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction. In addition, under this policy the investment committee will be responsible for overseeing our agreements with Pyramid Hotel Group and our acquisition activity, including, among other things, approving or recommending that the board approve each acquisition and determining whether to utilize Pyramid Hotel Group as the property manager for each hotel.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our investment policies and our policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of our board of directors, without stockholder approval. Any change to any of these policies by our board of directors, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, our board of directors believes that it is advisable to do so in our and our stockholders’ best interests. We intend to disclose any changes in our investment policies in periodic reports that we file or furnish under the Exchange Act. We cannot assure you that our investment objectives will be attained.

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE

We plan to invest principally in luxury and upper upscale hotels. At the completion of this offering, we will not have committed any portion of the net proceeds of this offering or the concurrent private placements to any specific investment. Our senior management team will identify and negotiate acquisition opportunities, subject to the approval by our board of directors. For information concerning the investing experience of these individuals, please see the section entitled “Management.”

We intend to conduct substantially all of our investment activities through our operating partnership and its subsidiaries. Our objective is to provide attractive risk-adjusted returns and to generate strong dividends and appreciation in the value of our lodging investments.

There are no limitations on the amount or percentage of our total assets that may be invested in any one property. Additionally, no limits have been set on the concentration of investments in any one location or property type.

INVESTMENTS IN MORTGAGES, STRUCTURED FINANCINGS AND OTHER LENDING POLICIES

We do not currently intend to invest in loans secured by properties or make loans to persons. However, we do not have a policy limiting our ability to invest in loans secured by other properties or to make loans to other persons. We may make loans to joint ventures in which we may participate in the future. However, we do not intend to engage in significant lending activities.

INVESTMENTS IN SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS

Generally, we do not expect to engage in any significant investment activities with other entities, although we may consider joint venture investments with other investors. We may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT provisions of the Code. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. However, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we do not intend to make investments in securities that would cause us to become an “investment company” within the meaning of that term under the Investment Company Act of 1940, as amended. Therefore, we do not intend to register as an investment company and, if necessary, we intend to divest securities before any registration would be required.

We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

DISPOSITION POLICY

Although we have no current plans to dispose of properties that we acquire, we will consider doing so, subject to the REIT provisions of the Code, including the prohibited transaction rules, if our management determines that a sale of a property would be in our best interests based on the price being offered for the property, the operating performance of the property, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale.

FINANCING POLICIES

We expect to incur indebtedness to supplement our investment capital. We intend to target an overall debt level of up to 35% of the investment in our properties, at cost, measured at the time that we incur the debt; however, on the individual property level we may exceed this amount in select cases where attractive financing is available. Our board of directors will review these limits on a regular basis and will have the ability to amend or modify them without stockholder approval and there are no limits on the amount of leverage we may use. To the extent our board amends or modifies them in the future, we will disclose any such amendments or modifications to these debt financing policies in periodic reports that we will file with the SEC.

We are in discussions to obtain commitments from a lending syndicate for a revolving credit facility that we anticipate will be in place at or following the completion of this offering. The proposed credit facility will be used to fund hotel acquisitions, capital expenditures and for general corporate purposes. We cannot provide any assurance that we will be able to enter into a definitive agreement relating to this credit facility on terms we find acceptable. Over time, we intend to finance our growth with issuances of common equity, preferred securities and secured and unsecured debt.

We will consider several factors when evaluating our level of indebtedness and making financial decisions, including, but not limited to, the following:

•	our long-term objectives with regard to the financing;

•	interest rate of the proposed financing;

•	the extent to which the financing impacts our ability to rebrand, reposition or renovate our properties;

•	prepayment penalties and restrictions on refinancing;

•	our target investment returns;

•	the ability of the particular properties, including our company as a whole, to generate sufficient cash flow to cover expected debt payments;

•	our overall level of indebtedness;

•	timing of our debt maturities;

•	provisions that require recourse and cross-collateralization;

•	corporate credit ratios; and

•	overall ratio of fixed to variable rate debt.

EQUITY CAPITAL POLICIES

Subject to applicable law and the requirements for listed companies on the NYSE, our board of directors has the authority, without further stockholder approval, to issue additional authorized shares of common and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to additional shares issued in any offering, and any offering might cause a dilution of investment. We may in the future issue shares of common stock in connection with acquisitions. We also may issue units of limited partnership interest in our operating partnership in connection with acquisitions of property.

Our board of directors may authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control in us that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interests. Additionally, shares of preferred stock could have distribution, voting, liquidation and other rights and preferences that are senior to those of our shares of common stock.

We may, under certain circumstances, purchase shares of common stock in the open market or in private transactions with our stockholders, if those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable U.S. federal and state laws and the REIT provisions of the Code.

In the future, we may institute a dividend reinvestment plan, which would allow our stockholders to acquire additional shares of common stock by automatically reinvesting their cash dividends. Shares would be acquired pursuant to the plan at a price equal to the then prevailing market price. Stockholders who do not participate in the plan will continue to receive cash distributions as declared.

CONFLICT OF INTEREST POLICY

Our current board of directors consists of Mr. Kelleher and Mr. Fields, and, as a result, the transactions and agreements entered into in connection with our formation prior to this offering have not been approved by any independent directors.

Upon the closing of this offering and the concurrent private placements, we intend to adopt policies to reduce potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s personal interest interferes with our interest. Generally, we expect that our policies will provide that any transaction, agreement or relationship in which any of our directors, officers or employees has an interest must be approved by a majority of our disinterested directors or a committee composed of disinterested directors. However, we cannot assure you that these policies will be successful in eliminating the influence of these conflicts. See “Risk Factors — Risks Related to Our Business.”

Applicable Maryland law provides that a contract or other transaction between a Maryland corporation and any of that entity’s directors or any other entity in which that director is also a director or director or has a material financial interest is not void or voidable solely on the grounds of the common board membership or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director’s vote was counted in favor of the contract or transaction, if:

•	the fact of the common board membership or interest is disclosed to the board or a committee of the board, and the board or that committee authorizes or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested members, even if the disinterested members constitute less than a quorum;

•	the fact of the common board membership or interest is disclosed to stockholders entitled to vote on the contract or transaction, and the contract or transaction is approved or ratified by a majority of the votes cast by the stockholders entitled to vote on the matter, other than votes of shares owned of record or beneficially by the interested director, corporation, firm or other entity; or

•	the contract or transaction is fair and reasonable to the corporation.

REPORTING POLICIES

We intend to make available to our stockholders audited annual financial statements and annual reports. After this offering, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the relevant provisions of Maryland law for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find More Information.”

GENERAL

Our charter provides that we may issue up to 400,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.01 per share. Upon completion of this offering and the concurrent private placements,          shares of common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. Our board of directors, without any action on the part of our stockholders, may authorize the issuance of common or preferred stock, may establish the terms of any stock to be issued, and, with the approval of a majority of the entire board, may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

COMMON STOCK

All shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to our charter restrictions on the transfer and ownership of our stock and the preferential rights of holders of any other class or series of our stock, distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our charter restrictions on the transfer and ownership of our stock. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as may be provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power.

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate, merge, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is advised by our board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders on the matter. As permitted by Maryland law, except for amendments to the provisions of our charter relating to the removal of directors and certain amendments to our charter, which must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, any of these actions may be approved by the affirmative vote of a majority of all of the votes entitled to be cast on the matter. Generally, all other matters to be voted on by stockholders, other than the election of directors, must be approved by a majority of the votes cast at a meeting at which a quorum is present, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock. In an uncontested election, a director will be elected if the votes cast for such nominee’s election exceed the votes cast against or withheld with respect to such nominee’s election, and, in a contested election, a director will be elected by a plurality of the votes cast in the election of directors. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors. For more information regarding the voting standard for director elections, see “Material Provisions of Maryland Law and of Our Charter and Bylaws — Annual Elections; Majority Voting.”

POWER TO RECLASSIFY OUR UNISSUED SHARES OF STOCK

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer and ownership of shares of stock, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

POWER TO INCREASE OR DECREASE AUTHORIZED SHARES OF COMMON STOCK AND ISSUE ADDITIONAL SHARES OF COMMON AND PREFERRED STOCK

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or market system on which our securities may be listed or traded. Therefore, our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, after the closing of this offering and subject to the exceptions and the constructive ownership rules described below, no person may beneficially own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of our common stock. We refer to these restrictions as the “ownership limits.”

The applicable constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of our outstanding stock or less than 9.8% in value or number of our outstanding shares of common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) by an individual or entity could, nevertheless cause that individual or entity, or another individual or entity, to own beneficially in excess of 9.8% in value of our outstanding stock or 9.8% in value or number of our outstanding shares of common stock.

In addition to the ownership limits, our charter prohibits any person from actually or constructively owning shares of our stock following the completion of this offering to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, as a result of causing any entity that we intend to treat as an eligible independent contractor to fail to qualify as such). Our charter, commencing on the last day of the first half of the second taxable year for which we elect to be taxed as a REIT, also prohibits any person from beneficially owning shares of our stock to the extent that such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code, without regard to whether the ownership interest is held during the last half of a taxable year.

Our board of directors may, in its sole discretion, exempt a person from the ownership limits and the other limits on ownership and transfer of our stock described above, and may establish a different limit on ownership for any such person. However, the board of directors may not exempt any person whose ownership of our outstanding stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of our stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must agree that any violation or attempted violation of such representations or undertakings will result in the shares of stock being automatically transferred to a trust as described below. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the waiver.

In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of our shares of common stock or total shares of stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of our shares of common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of our shares of common stock or total shares of stock, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.

Our charter further prohibits:

•	any person from transferring shares of our stock after the first date on which shares of our stock are beneficially owned by 100 or more persons if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of our stock after the closing of this offering if such ownership would result in our failing to qualify as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if there is any purported transfer of our stock or other event that, if effective, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable organizations selected by us, except that any transfer that results in the violation of the restriction relating to our stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in our charter, then the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any dividends or other distributions that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if our shares are listed on a national securities exchange, within 20 days) of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the restrictions described above. After that, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any dividends or other distributions that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to a trust, such shares of stock are sold by a purported transferee, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee shall be designated by us and shall be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing the company to redeem shares of common stock or preferred stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Following the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of any class or series of our stock, must, upon request, provide us written notice of the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our stock, and any person (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

All certificates representing shares of capital stock, if any, will bear a legend referring to the restrictions described above.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

LISTING

Our common stock has been approved for listing on the NYSE, subject to official notice of issuance, under the symbol “PYR.”

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our shares of common stock is Continental Stock Transfer and Trust Company.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of our charter and bylaws. While we believe that the following description covers the material aspects of these provisions, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the relevant provisions of Maryland law, for a more complete understanding of these provisions. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find More Information.”

NUMBER OF DIRECTORS; VACANCIES

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL, which is one, nor, unless our bylaws are amended, more than 15. Because our board of directors has the power to amend our bylaws, it could modify the bylaws to change that range.

Our charter also provides that, at such time as we have at least three independent directors and a class of our common stock or preferred stock is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of directors. Accordingly, at such time, except as may be provided by our board of directors in setting the terms of any class or series of shares, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

ANNUAL ELECTIONS; MAJORITY VOTING

Each of our directors will be elected by our stockholders to serve for a one-year term and until his or her successor is duly elected and qualifies.

In an uncontested election, a nominee for director will be elected to our board of directors if the votes cast for such nominee’s election exceed the votes cast against or withheld with respect to such nominee’s election at a meeting of stockholders at which a quorum is present. In a contested election, directors will be elected by a plurality of the votes cast at a meeting of stockholder at which a quorum is present. For these purposes, a “contested election” will be an election at a meeting when (i) we have received a notice that a stockholder has nominated a person for election to our board of directors at such meeting in compliance with our charter and bylaws or applicable law and as a result, the number of nominees is greater than the number of directors to be elected at the meeting, and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before we first mail the notice for such meeting to our stockholders.

In addition, our board of directors intends to adopt a policy stating that any incumbent director who fails to be reelected in an uncontested election will be expected to promptly tender his or her resignation to our board of directors, subject to acceptance. Our nominating and corporate governance committee will make a recommendation to our board of directors on whether to accept or reject the resignation, or whether other action should be taken. Our board of directors will then act on our nominating and corporate governance committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in our board’s decision.

REMOVAL OF DIRECTORS

Our charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. “Cause” is defined in our charter to mean conviction of a director of a felony or a final judgment of a court of competent jurisdiction holding that a director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

CALLING OF SPECIAL MEETINGS OF STOCKHOLDERS

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) by or at the direction of the board of directors or (ii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures and provided the information required by our bylaws. With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the special meeting, and who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions and provided the information required by our bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

APPROVAL OF EXTRAORDINARY CORPORATE ACTION; AMENDMENT OF CHARTER AND BYLAWS

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a share exchange, unless recommended by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of any of these actions (other than amendments to the provisions relating to the removal of directors and the vote required to approve certain charter amendments, which must be approved by two-thirds of all the votes entitled to be cast on the matter) by a majority of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

NO STOCKHOLDER RIGHTS PLAN

We have no stockholder rights plan. In the future, we do not intend to adopt a stockholder rights plan unless our stockholders approve in advance the adoption of a plan or, if adopted by our board of directors, we submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption or the plan will terminate.

BUSINESS COMBINATIONS

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation), or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Any such business combination entered into after the five-year prohibition must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting business combinations between us and any other person from the business combination provisions of the MGCL, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.

Should our board of directors amend or repeal this resolution or otherwise fail to approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

CONTROL SHARE ACQUISITIONS

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at a meeting of stockholders or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. We cannot provide assurance that such provision will not be amended or eliminated at any time in the future.

CERTAIN ELECTIVE PROVISIONS OF MARYLAND LAW

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require the affirmative vote of at least two thirds of the votes entitled to be cast generally in the election of directors to remove a director from our board of directors, (b) vest in our board of directors the exclusive power to fix the number of directors, by vote of a majority of the entire board, and (c) require, unless called by the chairman of our board of directors, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast a majority of votes entitled to be cast at the meeting to call a special meeting. Our charter provides that, at such time as we are eligible to make a Subtitle 8 election, which we expect to be upon closing of this offering, we elect to be subject to the provision of Subtitle 8 that requires that vacancies on our board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS

The provisions of the MGCL, our charter and our bylaws described above could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in the best interests of our stockholders. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL, to the extent we have not already done so, or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects. Additionally, through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directors and (3) require, unless called by our chairman of the board, chief executive officer or president or the board of directors, the written request of stockholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

INTERESTED DIRECTOR AND OFFICER TRANSACTIONS

Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, if:

•	the fact of the common directorship or interest is disclosed to our board of directors or a committee of our board, and our board or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•	the fact of the common directorship or interest is disclosed to our stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, excluding votes cast by the interested director or corporation or other entity; or

•	the transaction or contract is fair and reasonable to us.

Upon the closing of this offering, we intend to adopt a policy which requires that all contracts and transactions between us or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors, even if less than a quorum. Where appropriate in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our board of directors will have no obligation to do so.

INDEMNIFICATION AND LIMITATION OF DIRECTORS’ AND OFFICERS’ LIABILITY

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent that Maryland law in effect from time to time permits, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any officer, employee or agent of our company or a predecessor of our company.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT QUALIFICATION

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary of the terms of the agreement of limited partnership of our operating partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of Pyramid Hotels & Resorts, L.P., a copy of which is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

MANAGEMENT

We are the sole general partner of our operating partnership, which is organized as a Delaware limited partnership. We will conduct substantially all of our operations and make substantially all of our investments through the operating partnership. Pursuant to the partnership agreement, we have full, exclusive and complete responsibility and discretion in the management and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of lessees, make distributions to partners, and to cause changes in the operating partnership’s business activities. The partnership agreement will require that the operating partnership be operated in a manner that permits us to be qualified as a REIT.

TRANSFERABILITY OF INTERESTS

We may not voluntarily withdraw from the operating partnership or transfer or assign our interest in the operating partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets unless:

•	we receive the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by our company or its subsidiaries);

•	we are the surviving entity in the transaction and our stockholders do not receive cash, securities or other property in the transaction;

•	as a result of such a transaction, all limited partners (other than our company), will receive for each partnership unit an amount of cash, securities or other property equal in value to the greatest amount of cash, securities or other property paid in the transaction to a holder of shares of our common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of common stock, each holder of partnership units (other than those held by our company or its subsidiaries) shall be given the option to exchange its partnership units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer shares of common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•	if immediately after such a transaction (i) substantially all of the assets of the successor or surviving entity, other than partnership units held by us, are owned, directly or indirectly, by the operating partnership or another limited partnership or limited liability company, which we refer to as the surviving partnership; (ii) the rights, preferences and privileges of the limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non managing members of the surviving partnership (who have, in either case, the rights of a common equity holder); and (iii) such rights of the limited partners include the right to exchange their limited partnership interests in the surviving partnership for at least one of: (A) the consideration paid in the transaction to a holder of shares of our common stock or (B) if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities and the shares of our common stock as of the time of the transaction.

We also may transfer all or any portion of our general partnership interest to a wholly owned subsidiary and following such transfer may withdraw as the general partner.

CAPITAL CONTRIBUTION

We will contribute, directly, to our operating partnership substantially all of the net proceeds of this offering and the concurrent private placements as our initial capital contribution in exchange for substantially all of the limited partnership interests in our operating partnership. The partnership agreement provides that if the operating partnership requires additional funds at any time in excess of funds available to the operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, if we issue any additional equity securities, we are obligated to contribute the proceeds of such issuance as additional capital to the operating partnership and we will receive additional partnership units with economic interests substantially similar to those of the securities we issued. In addition, if we contribute additional capital to the operating partnership, we generally will revalue the property of the operating partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. The operating partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over common partnership interests with respect to distributions from the operating partnership, including the partnership interests we own.

REDEMPTION RIGHTS

Pursuant to the partnership agreement, any future limited partners, other than us, will receive redemption rights, which will enable them to cause the operating partnership to redeem their limited partnership interests in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. The cash redemption amount per unit is based on the market price of our common stock at the time of redemption. The number of shares of common stock issuable upon redemption of limited partnership interests held by limited partners may be adjusted upon the occurrence of certain events such as stock dividends, stock subdivisions or combinations. We expect to fund any cash redemptions out of available cash or borrowings. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner could cause:

•	the redeeming partner or any other person to violate any of the restrictions on ownership and transfer of our stock contained in our charter;

•	a termination of the operating partnership for U.S. federal or state income tax purposes (except as a result of the redemption of all limited partnership interests other than those owned by us);

•	the operating partnership to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption of all limited partnership interests other than those owned by us);

•	the operating partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code);

•	any portion of the assets of the operating partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

•	the operating partnership to become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code;

•	the operating partnership to be regulated under the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or ERISA; or

•	an adverse effect on our ability to continue to qualify as a REIT or any additional taxes to become payable by us under Section 857 or Section 4981 of the Code.

We may, in our sole and absolute discretion, waive any of these restrictions.

REIMBURSEMENT OF EXPENSES

In addition to the administrative and operating costs and expenses incurred by the operating partnership, the operating partnership generally will pay all of our administrative costs and expenses, including:

•	all expenses relating to our formation and continuity of existence and operation;

•	all expenses relating to offerings, registrations and repurchases of securities;

•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under U.S. federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body;

•	all expenses for compensation of our directors, officers and employees; and

•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of the operating partnership.

FIDUCIARY RESPONSIBILITIES

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our operating partnership, will have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, as general partner to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. The limited partners of our operating partnership expressly will acknowledge that as the general partner of our operating partnership, we are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively. We will be under no obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause the operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other hand, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in the operating partnership, any such conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

DISTRIBUTIONS

The partnership agreement will provide that, subject to the terms of any preferred partnership interests, the operating partnership will make non-liquidating distributions at such time and in such amounts as determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in the operating partnership.

Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans and subject to the terms of any preferred partnership interests, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

ALLOCATIONS

Profits and losses of the partnership (including depreciation and amortization deductions) for each taxable year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in the partnership, subject to the terms of any preferred partnership interests. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury regulations promulgated thereunder. To the extent Treasury regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner, shall have the authority to elect the method to be used by the operating partnership for allocating items with respect to any contributed property acquired in connection with this offering for which fair market value differs from the adjusted tax basis at the time of contribution, or with respect to properties that are revalued and carried for purposes of maintaining capital accounts at a value different from adjusted tax basis at the time of revaluation, and such election shall be binding on all partners.

LTIP UNITS

We may cause our operating partnership to issue a class of partnership interests called LTIP units, which are intended to qualify as “profits interests” in our operating partnership for U.S. federal income tax purposes, to persons providing services to our operating partnership. LTIP units may be issued subject to vesting requirements, which, if they are not met, may result in the automatic forfeiture of any LTIP units issued. Generally, LTIP units will be entitled to the same non-liquidating distributions and allocations of profits and losses as the common units of limited partnership interest on a per unit basis.

As with common units, liquidating distributions with respect to LTIP units are made in accordance with the positive capital account balances of the holders of these units to the extent associated with these units. However, unlike common units, upon issuance, LTIP units will have a capital account equal to zero. Holders of LTIP units will then be entitled to priority allocations of any book gain that may be allocated by our operating partnership to increase the value of their capital accounts associated with their LTIP units until these capital accounts are equal, on a per unit basis, to the capital accounts associated with the common units. The amount of these priority allocations will determine the liquidation value of the LTIP units. In addition, once the capital account associated with a vested LTIP unit has increased to equal, on a per unit basis, the capital accounts associated with the common units, that LTIP unit, generally, may be converted into a common unit. The book gain that may be allocated to increase the capital accounts associated with LTIP units is comprised of unrealized gain, if any, inherent in the property of the operating partnership on an aggregate basis at the time of a book-up event. Book-up events are events that, for U.S. federal income tax purposes, require a partnership to revalue its property and allocate any unrealized gain or loss since the last book-up event to its partners. Book-up events, generally, include, among other things, the issuance or redemption by a partnership of more than a de minimis amount of partnership interests.

LTIP units are not entitled to the redemption right described above, but any common units into which LTIP units are converted are entitled to this right. LTIP units, generally, vote with the common units and do not have any separate voting rights except in connection with actions that would materially and adversely affect the rights of the LTIP units.

TERM

The operating partnership will continue indefinitely, or until sooner dissolved upon:

•	our bankruptcy, dissolution or withdrawal (unless the limited partners elect to continue the partnership);

•	the sale or other disposition of all or substantially all of the assets of the partnership;

•	an election by us in our capacity as the general partner; or

•	entry of a decree of judicial dissolution.

TAX MATTERS

Our partnership agreement will provide that we, as the sole general partner of the operating partnership, will be the tax matters partner of the operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the operating partnership.

SHARES ELIGIBLE FOR FUTURE SALE

GENERAL

Prior to this offering, there has been no public market for our common stock. Trading of our common stock on the NYSE is expected to commence immediately following the completion of this offering. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

Upon completion of this offering and the concurrent private placements, we will have outstanding an aggregate of approximately           shares of our common stock consisting of          shares sold in this offering,          shares issued to General Electric Pension Trust, Messrs. Kelleher, Fields, Dina and our non-employee director nominees in concurrent private placements, and           shares of restricted common stock issued to our non-employee directors, and excluding           shares issuable in the future under our 2010 Equity Plan. The shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless the shares are held by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. The shares of common stock issued in connection with our concurrent private placements are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration, including an exemption under Rule 144, as described below. Subject to the lock-up agreements described below, we expect the           shares of common stock sold in the concurrent private placements to become eligible for sale without registration under Rule 144 on the date that is six months after the issuance of the shares in these private placements, with the           shares issued to our executive officers and non-employee director nominees remaining subject to the volume limitations, manner of sale provisions, current public information requirements and notice requirements and the remaining          shares subject only to the current public information requirements.

RULE 144

In general, Rule 144 provides that if (i) one year has elapsed since the date of acquisition of shares of common stock from us or any of our affiliates and (ii) the holder is not, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such shares in the public market under Rule 144(b)(1) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements under such rule. In general, Rule 144 also provides that if (i) six months have elapsed since the date of acquisition of shares of common stock from us or any of our affiliates, (ii) we have been a reporting company under the Exchange Act for at least 90 days and (iii) the holder is not, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such shares in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144’s public information requirements, but without regard to the volume limitations, manner of sale provisions or notice requirements under such rule.

In addition, under Rule 144, if (i) one year (or, subject to us being a reporting company under the Exchange Act for at least the preceding 90 days, six months) has elapsed since the date of acquisition of shares of common stock from us or any of our affiliates and (ii) the holder is, or has been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such shares in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144’s volume limitations, manner of sale provisions, current public information requirements and notice requirements.

GRANTS UNDER THE 2010 EQUITY PLAN

We intend to adopt our 2010 Equity Plan prior to the completion of this offering, and upon completion of this offering, we intend to reserve           shares of our common stock for issuance under our 2010 Equity Plan.

Following completion of this offering, we intend to file with the SEC a Registration Statement or Form S-8 covering the shares of common stock issuable under our 2010 Equity Plan. Shares of our common stock covered by this registration statement, will be eligible for transfer or resale without restriction under the Securities Act unless held by affiliates.

LOCK-UP AGREEMENTS

We and each of our executive officers and directors and Mr. Dina have agreed that, subject to certain exceptions, such person or entity will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or securities convertible into or exchangeable or exercisable for any of our common stock, or (2) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of common stock or such other securities, in cash or otherwise) or publicly disclose the intention to make any offer, sale, pledge, disposition, filing, swap or other arrangement, in each case without the prior written consent of UBS Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. for a period of 180 days after the date of this prospectus. At any time and without public notice, UBS Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. may, in their sole discretion, release some or all of the securities from these lock-up agreements. Notwithstanding the foregoing, if (1) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the date that is 15 calendar days plus three business days after the date of the issuance of the earnings release or the occurrence of the material news or material event.

Additionally, in connection with the initial grants to be made to our non-employee director nominees, each of these nominees has agreed not to dispose of the shares of common stock purchased in the concurrent private placements for up to three years, with this lock up expiring with respect to one-third of the shares purchased on each of the first three anniversaries of the closing of this offering; provided that this lock up will expire for all of the shares purchased by a nominee if he or she ceases to be a director.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary addresses U.S. federal income tax considerations related to our election to be subject to tax as a REIT that we anticipate to be material to holders of our common stock. This summary does not address any foreign, state, or local tax consequences of holding our common stock. The provisions of the Code concerning the U.S. federal income tax treatment of a REIT are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only and is not intended as a substitute for careful tax planning.

This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions, and administrative rulings and practice, all in effect as of the date of this prospectus, and should not be construed as legal advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We do not expect to seek a ruling from the IRS regarding any of the U.S. federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. Prospective purchasers of our common stock are urged to consult their tax advisors prior to any investment in our common stock concerning the potential U.S. federal, state, local, and foreign tax consequences of the investment with specific reference to their own tax situations.

Except as otherwise noted, references in this discussion of “Material U.S. Federal Income Tax Considerations” to “we,” “our,” “us” and “our company” refer to Pyramid Hotels & Resorts, Inc.

TAXATION OF OUR COMPANY

We intend to elect to be taxed as a REIT starting with the calendar year ending December 31, 2010 and for subsequent taxable years. We believe that we have been organized, and expect to operate, in such a manner to qualify for taxation as a REIT.

In connection with this offering, we will receive an opinion of Goodwin Procter LLP to the effect that we have been and are organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our prior, current and proposed ownership and method of operations will allow us to satisfy the requirements for qualification and taxation as a REIT under the Code, commencing with our taxable year ending December 31, 2010. The opinion of Goodwin Procter LLP will be based on various assumptions and on our representations to Goodwin Procter LLP concerning our current and continuing organization, our prior, current and proposed ownership and operations, our stockholders’ current and future relationships with our hotel management companies, the qualification of our hotel managers as eligible independent contractors, and other matters relating to our ability to qualify as a REIT. The opinion will be expressly conditioned upon the accuracy of such assumptions and representations, which Goodwin Procter LLP will not verify. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership and the absence of prohibited relationships with our hotel management companies, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Goodwin Procter LLP. See “— Qualification as a REIT” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. The opinion of Goodwin Procter LLP will be based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion. Moreover, unlike a ruling from the IRS, an opinion of Goodwin Procter LLP is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our qualification as a REIT.

If we qualify as a REIT, we generally will be allowed to deduct dividends paid to our stockholders, and, as a result, we generally will not be subject to U.S. federal income tax on that portion of our ordinary income and net capital gain that we currently distribute to our stockholders. We expect to make distributions to our stockholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “— Qualification as a REIT — Annual Distribution Requirements” below.

Notwithstanding the foregoing, even if we qualify for taxation as a REIT, we nonetheless may be subject to U.S. federal income tax in certain circumstances, including the following:

•	We will be required to pay U.S. federal income tax on our undistributed taxable income, including net capital gain;

•	We may be subject to the “alternative minimum tax”;

•	We may be subject to tax at the highest corporate rate on certain income from “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by us);

•	We will be subject to a 100% U.S. federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of property, sometimes referred to as “dealer property,” held primarily for sale to customers in the ordinary course of business) unless the gain is realized in a TRS or such property has been held by us for two years and certain other requirements are satisfied;

•	If we fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% U.S. federal income tax on the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, multiplied by a fraction intended to reflect our profitability;

•	If we fail to satisfy any of the asset tests, other than the 5% or the 10% asset tests that qualify under the De Minimis Exception, and the failure qualifies under the General Exception, as described below under “— Qualification as a REIT — Asset Tests,” then we will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations;

•	If we fail to satisfy any REIT requirements other than the income test or asset test requirements, described below under “— Qualification as a REIT — Income Tests” and “— Qualification as a REIT — Asset Tests,” respectively, and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

•	We will be subject to a 4% excise tax if certain distribution requirements are not satisfied;

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Recordkeeping Requirements”;

•	If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us;

•	We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, and excess interest. In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our non-TRS tenants by one of our TRSs. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations; and

•	Income earned by our TRSs or any other subsidiaries that are C corporations will be subject to tax at regular corporate rates.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial.

QUALIFICATION AS A REIT

In General

The REIT provisions of the Code apply to a domestic corporation, trust, or association (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that properly elects to be taxed as a REIT and such election has not been terminated or revoked, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes and complies with applicable recordkeeping requirements, and (vi) that meets the additional requirements discussed below.

Ownership Tests

Commencing with our second REIT taxable year, (i) the beneficial ownership of our common stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”). Stock ownership for purposes for the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, shares held by it are treated as owned proportionately by its beneficiaries.

We believe that we will issue sufficient common stock to satisfy the above ownership requirements. In addition, our charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the 5/50 Test for a particular taxable year if we have complied with all the requirements for ascertaining the ownership of our outstanding stock in that taxable year and have no reason to know that we have violated the 5/50 Test.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements:

(1) First, at least 75% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for the purposes of this 75% gross income test generally includes: (a) rents from real property, (b) interest on debt secured by mortgages on real property or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other REITs, (d) gain from the sale of real estate assets (other than gain from prohibited transactions), (e) income and gain derived from foreclosure property, and (f) income from certain types of temporary investments; and

(2) Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived from the real property investments described above and from other types of dividends and interest, gain from the sale or disposition of stock or securities that are not dealer property, or any combination of the above.

For purposes of the 75% and the 95% gross income tests, we are treated as receiving our proportionate share of our operating partnership’s gross income.

If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may nevertheless qualify as a REIT for a particular year if we are entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect and we file a schedule describing each item of our gross income for such year(s) in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of Our Company,” even if these relief provisions were to apply, we would be subject to U.S. federal income tax to the extent we fail to meet the 75% or 95% gross income tests.

Foreclosure property.  Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging transactions.  We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Foreign currency gains.  We may acquire properties located outside of the United States, through a TRS or otherwise. Any foreign currency gains we recognize, to the extent attributable to specified assets or items of qualifying income or gain for purposes of the 75% or 95% gross income test, generally will not constitute gross income for purposes of the applicable test, and therefore will be exempt from such test, provided we do not deal in or engage in substantial and regular trading in securities, which we do not intend to do.

Qualified temporary investment income.   Income derived from temporary stock and debt investments made with the proceeds of this offering, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following this offering. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to stock or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After the one year period following this offering, income from investments of the proceeds of this offering will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.

Hotels

Operating revenues from hotels are not qualifying income for purposes of either the 75% or the 95% gross income test. Accordingly, in order for us to generate qualifying income with respect to our hotel investments under the REIT rules, we generally must lease our hotels. Our operating partnership has formed or will form one or more subsidiaries that have elected or will elect to be treated as TRSs and we intend to lease our hotels to such TRSs or to wholly-owned subsidiaries of such TRSs that are disregarded for U.S. federal income tax purposes (and references to our TRSs include any such disregarded subsidiaries). In certain instances we may own a hotel through a TRS. One or more hotel management companies will manage the hotels leased to each TRS or owned by a TRS. We also may lease a hotel to an unrelated lessee.

In general, rent paid by a related party tenant, such as our TRSs, is not qualifying “rents from real property” for purposes of the REIT gross income tests, but rent paid by a TRS to our operating partnership with respect to a lease of a “qualified lodging facility” from the operating partnership is treated as qualifying rents from real property under the REIT rules as long as such TRS does not directly or indirectly operate or manage any hotel or provide rights to any brand name under which any hotel is operated and provided certain other requirements are met. Instead, the hotel must be operated on behalf of the TRS by a person who qualifies as an “eligible independent contractor,” defined as an “independent contractor” who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS. See “— Investments in TRSs” below for a further discussion of the issue and a discussion of the definition of an “independent contractor” and the qualification of one or more members of Pyramid Hotel Group (or another hotel management company) as “eligible independent contractors.” A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, provided that wagering activities are not conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. We expect that our hotels will be qualified lodging facilities. Rent paid by a TRS that fails to qualify as rents from real property under the REIT rules will be non-qualifying income for purposes of the REIT gross income tests.

Two other limitations may affect our ability to treat rent paid by a TRS or other lessee as qualifying rents from real property under the REIT rules. If the rent attributable to personal property leased by the TRS (or other lessee) in connection with a lease of real property is greater than 15% of the total rent under the lease, then the portion of the rent attributable to personal property will not qualify as rents from real property. Also, an amount received or accrued will not qualify as rents from real property for purposes of either the 75% or the 95% gross income test if it is based in whole or in part on the income or profits derived by any person from such property. However, an amount received or accrued will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. To comply with the limitation on rents attributable to personal property, a TRS may acquire furnishings, equipment, and/or personal property used in hotels, at least to the extent that they exceed this 15% limit. To comply with the prohibition on rent based on net income, the leases will provide that each TRS is obligated to pay our operating partnership a minimum base rent together with a gross percentage rent, at rates intended to equal market rental rates.

In addition, rent paid by a TRS or other lessee that leases a hotel from our operating partnership will constitute rents from real property for purposes of the REIT gross income tests only if the lease is respected as a true lease for U.S. federal income tax purposes and is not treated as a service contract, joint venture, financing arrangement or some other type of arrangement. The determination of whether a lease is a true lease depends upon an analysis of all the surrounding facts and circumstances. We intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. However, there are no controlling regulations, published administrative rulings, or judicial decisions involving leases with terms substantially similar to the anticipated leases between our operating partnership and our TRSs that discuss whether the leases constitute true leases for U.S. federal income tax purposes. Thus, there can be no assurance that the IRS will not assert a contrary position and that a court will not sustain such a challenge. If any leases between our operating partnership and a TRS (or other lessee) are re-characterized as service contracts, financing arrangements or partnership agreements, rather than as true leases, part or all of the payment that we receive from such TRS (or other lessee) would not be considered rent or would otherwise fail the various requirements for qualification as rents from real property.

Finally, for rents received by or attributed to us to qualify as rents from real property, we generally must not furnish or render any services to tenants, other than through a TRS or an independent contractor from whom we derive no income, except that we and our operating partnership may directly provide services that are “usually or customarily rendered” in connection with the rental of properties for occupancy only, or are not otherwise considered rendered to the occupant “for his convenience.” Neither we nor our operating partnership intends to provide any services to our TRSs or any other lessees or tenants.

We intend to structure our ownership and leases of hotels so that, for purposes of both the 75% and the 95% gross income tests, our operating partnership’s investments in hotels generally will give rise to qualifying income in the form of rents from real property, and that gains on the sales of the hotels will also constitute qualifying income. However, no assurance can be given that either the rents or the gains will constitute qualifying income. In that case, we may not be able to satisfy either the 75% or the 95% gross income test and, as a result, could lose our qualification as a REIT.

In the case of hotels owned, rather than leased, by a TRS, dividends paid by such TRS out of its earnings and gains from the sale of stock of such a TRS would not be qualifying income for purposes of the 75% gross income test, although such dividends and gains would be qualifying income for purposes of the 95% gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature of our assets. First, real estate assets, cash and cash items, and government securities must represent at least 75% of the value of our total assets. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of our TRSs, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as “securities” to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term “securities” also does not include debt securities issued by another REIT, certain “straight debt” securities (for example, qualifying debt securities of a corporation of which we own no more than a de minimis amount of equity interest), loans to individuals or estates, and accrued obligations to pay rent. Fourth, securities of our TRSs cannot represent more than 25% of our total assets. Although we intend to meet these asset tests, no assurance can be given that we will be able to do so. For purposes of these asset tests, we are treated as holding our proportionate share of our operating partnership’s assets. Also, for purposes of these asset tests, the term “real estate assets” includes any property that is not otherwise a real estate asset and that is attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date the REIT receives such capital.

We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if one of the following exceptions applies:

•	We satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

•	We eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our REIT status if one of the following additional exceptions applies:

•	De Minimis Exception: The failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

•	General Exception: All of the following requirements are satisfied: (i) the failure is not due to a “de minimis” violation of the 5% or 10% asset tests (as defined above), (ii) the failure is due to reasonable cause and not willful neglect, (iii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred, and (v) we pay an excise tax as described above in “— Taxation of Our Company.”

Annual Distribution Requirements

In order to qualify as a REIT, we must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income” (generally, our taxable income determined without regard to the dividends paid deduction and by excluding any net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Subject to certain requirements, we may satisfy our distribution requirement by paying a taxable stock dividend.

To the extent that we do not distribute all of our net capital gain and taxable income, we will be subject to U.S. federal, state and local tax on the undistributed amount at regular corporate income tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our net ordinary income for such year, (ii) 95% of our capital gain net income for such year, and (iii) any undistributed net ordinary income and capital gain net income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

In addition, dividends we pay must not be preferential. If a dividend is preferential, it will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of the class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class.

We may retain and pay income tax on net long-term capital gains we received during the tax year. To the extent we so elect, (i) each stockholder must include in its income (as long-term capital gain) its proportionate share of our undistributed long-term capital gains, (ii) each stockholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (iii) each stockholder’s basis in its shares of our stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid by us.

To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. Our non-REIT earnings and profits include any earnings and profits we accumulated before the effective date of our REIT election. We do not expect to accumulate any such non-REIT earnings and profits, but in any event, we intend to distribute our non-REIT earnings and profits (if any) before the end of our first REIT taxable year to comply with this requirement.

Failure to Qualify

If we fail to qualify as a REIT and such failure is not an asset test or income test failure, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.

If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we generally will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of our current or accumulated earnings and profits, all distributions to our stockholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate stockholders may be eligible for the dividends received deduction, and individual, trust and estate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains, under the provisions of Section 1(h)(11) of the Code, through the end of 2010. Unless entitled to relief under specific statutory provisions, we also will be ineligible to elect to be taxed as a REIT again prior to the fifth taxable year following the first year in which we failed to qualify as a REIT under the Code.

Our qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding shares, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.

PROHIBITED TRANSACTIONS TAX

Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership and taking into account any related foreign currency gains or losses, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction. However, the Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.

We currently intend to hold hotels for investment and to make sales of hotels consistent with our investment objectives. However, we may make sales that do not satisfy the “safe harbor” requirements described above and there can be no assurance that the IRS will not contend that one or more of these sales is subject to the 100% penalty tax. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates.

RECORDKEEPING REQUIREMENTS

To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

QUALIFIED REIT SUBSIDIARIES AND DISREGARDED ENTITIES

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, or if we or our operating partnership own 100% of the membership interests in a limited liability company or other unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the stock of which is owned by a REIT. A limited liability company or other unincorporated entity 100% owned by a single member that does not elect to be treated as a corporation for U.S. federal income tax purposes generally is disregarded as an entity separate from its owner for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. If we own a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states.

TAXATION OF THE OPERATING PARTNERSHIP

Our operating partnership currently is a disregarded entity because we own 100% of the interests in it, directly or through other disregarded entities. If our operating partnership admits other limited partners (including executives receiving LTIP units), it will be treated as a partnership for tax purposes, as described below.

Under the Code, a partnership is not subject to U.S. federal income tax, but is required to file a partnership tax return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale of such partner’s interest in the partnership.

If and when our operating partnership becomes taxable as a partnership, rather than a disregarded entity, we generally will be treated for U.S. federal income tax purposes as contributing our properties to the operating partnership at such time. If our properties are appreciated at such time, we could recognize a smaller share of tax depreciation, and a larger share of tax gain on sale, from such properties subsequent to that deemed contribution, as compared to our percentage interest in the operating partnership. This deemed contribution also could trigger tax gain in some circumstances, but we expect to structure the admission of outside partners in a manner that should avoid any such gain.

As noted above, for purposes of the REIT income and asset tests, we are treated as holding or receiving our proportionate share of our operating partnership’s income and assets, respectively. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT.

We may use our operating partnership to acquire hotels in exchange for operating partnership units, in order to permit the sellers of such properties to defer recognition of their tax gain. In such a transaction, our initial tax basis in the hotels acquired generally will be less than the purchase price of the hotels. Consequently, our depreciation deductions for such properties may be less, and our tax gain on a sale of such properties may be more, than the deductions or gain, respectively, that we would have if we acquired these properties in taxable transactions. In addition, we may issue equity compensation to employees in the form of interests in our operating partnership that do not generate a corresponding deduction for our operating partnership.

Any gain realized by the operating partnership on the sale of property held by it for more than one year generally will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

The discussion above assumes that our operating partnership will be treated as a “partnership” for U.S. federal income tax purposes once it is no longer treated as a disregarded entity. Generally, a domestic unincorporated entity such as our operating partnership with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. Once our operating partnership is no longer a disregarded entity for U.S. federal income tax purposes, we intend to comply with one or more exceptions from treatment as a corporation under the publicly traded partnership rules. Failure to qualify for such an exception could, however, prevent us from qualifying as a REIT.

INVESTMENTS IN CERTAIN DEBT INSTRUMENTS

As mentioned above, we may acquire mortgage, mezzanine, bridge loans and other debt investments with underlying hotel properties with a view to capitalize on opportunities to acquire control positions that will enable us to obtain the asset should a default occur. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

We expect that most or all of any mortgage loans we acquire will be qualifying real estate assets. However, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, a portion of such loan likely will not be a qualifying real estate asset. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of the mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan.

The application of the REIT provisions of the Code to mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% income test. However, to the extent that mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT qualification if we acquired them. As such, the REIT provisions of the Code may limit our ability to acquire mortgage, mezzanine or other loans that we might otherwise desire to acquire.

INVESTMENTS IN TRSs

We and each subsidiary intended to qualify as a TRS have made (or will make, as applicable) a joint election for such subsidiary to be treated as our TRS. A domestic TRS (or a foreign TRS with income from a U.S. business) pays U.S. federal, state, and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. A TRS owning or leasing a hotel outside of the U.S. may pay foreign taxes. The taxes owed by a TRS could be substantial. To the extent that our TRSs are required to pay U.S. federal, state, local, or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our qualification as a REIT. A TRS is subject to limitations on the deductibility of payments made to us which could materially increase its taxable income and also is subject to prohibited transaction taxes on certain other payments made, directly or indirectly, to us. We will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under Section 482 of the Code in order to more clearly reflect the income of the TRS. In particular, this 100% tax would apply to our share of any rent paid by a TRS that was determined to be in excess of a market rate rent.

As discussed above in “— Qualification as a REIT — Income Tests,” our TRSs will lease qualified lodging facilities from our operating partnership (or its affiliates) and our TRSs may own hotels. However, a TRS may not directly or indirectly operate or manage any hotel or provide rights to any brand name under which any hotel is operated. Specifically, rents paid by a TRS are treated as rents from real property only so long as the property is operated and managed on behalf of the TRS by an “eligible independent contractor” and certain other requirements are met. An “eligible independent contractor” is a person (or entity) that satisfies the following requirements: (i) such person is, or is related to a person who is, actively engaged in the trade or business of operating qualified lodging facilities for any person unrelated to us or the TRS; (ii) such person does not own, directly or indirectly, more than 35% of our stock; and (iii) not more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock. For purposes of determining whether these ownership limits are satisfied, actual ownership as well as constructive ownership under the rules of Section 318 of the Code (with certain modifications) is taken into account. For example, (a) interests owned by a partnership are also treated as owned proportionately by its partners, (b) interests held by a partner with a 25% or greater share of partnership capital interests or profits interests are also treated as owned by the partnership, (c) interests held by a 10% or greater stockholder are also treated as held by the corporation, and (d) interests held by a corporation are also treated as held by a 10% or greater stockholder (in the proportion that such stockholder’s stock bears to all the stock of the corporation). Stock deemed owned by a person under the constructive ownership rules generally is treated as owned by such person for re-applying the constructive ownership rules. However, if any class of our stock or the stock of a person attempting to qualify as an eligible independent contractor is regularly traded on an established securities market, only persons who own, directly or indirectly, more than 5% of such class of stock shall be taken into account as owning any of the stock of such class for purposes of applying the 35% limitation described in clause (iii) above.

Each TRS will hire one or more members of Pyramid Hotel Group or another hotel management company that we believe qualifies as an eligible independent contractor to manage and operate the hotels leased by (or owned through) the TRS. Pyramid Hotel Group will be owned partially, if not entirely, by persons who also own our stock. We intend to monitor ownership of our stock by our hotel managers and their owners, but because of the broad scope of the attribution rules of Section 318 of the Code, it is possible that not all prohibited relationships will be identified and avoided. The existence of such a prohibited relationship would disqualify any such member of Pyramid Hotel Group or such other hotel management company as an eligible independent contractor, which would in turn disqualify us as a REIT. Our charter restricts ownership and transfer of our shares in a manner intended to facilitate continuous qualification of any such member of Pyramid Hotel Group or other hotel management company as an eligible independent contractor, but no assurances can be given that such transfer and ownership restrictions will at all times ensure that any such member of Pyramid Hotel Group or such other hotel management company, in fact, has been or will be an eligible independent contractor. In this regard, it should be noted that Goodwin Procter LLP’s opinion as to our REIT qualification is based upon our representations and covenants as to the absence of such relationships and effectively assumes that ownership by and of our hotel managers will at all times comply with the ownership limitations in the independent contractor requirements.

In addition, the IRS has ruled to the effect that an advisor or similar fiduciary or agent to a REIT cannot also qualify as an eligible independent contractor with respect to the REIT. Some of the owners of Pyramid Hotel Group will also be directors and/or employees of us and of our TRSs. However, these persons will not be employees or officers of any member of Pyramid Hotel Group that we intend to qualify as an eligible independent contractor, and any such member of Pyramid Hotel Group will not share any other employees or officers with us, our TRSs, or entities that we regard as our advisors for these purposes. Also, any such member of Pyramid Hotel Group will be a separate entity for U.S. federal income tax purposes from the entities that we regard as our advisors and will maintain its own separate books and records that clearly reflect its property management activities. Based on published IRS rulings, we believe that the indirect relationships between us and Pyramid Hotel Group are not the types of relationships that will disqualify any such member of Pyramid Hotel Group that we intend to qualify as an eligible independent contractor from serving as an eligible independent contractor with respect to our hotels.

TAXATION OF U.S. STOCKHOLDERS

The term “U.S. stockholder” means an investor that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation, created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

In addition, as used herein, the term U.S. stockholder does not include any entity that is subject to special treatment under the Code, such as (i) insurance companies; (ii) tax-exempt organizations (except to the limited extent discussed below); (iii) financial institutions or broker-dealers; (iv) non-U.S. individuals and foreign corporations (except to the limited extent discussed below); (v) U.S. expatriates; (vi) persons who mark-to-market our common stock; (vii) subchapter S corporations; (viii) U.S. stockholders whose functional currency is not the U.S. dollar; (ix) regulated investment companies; (x) holders who receive our common stock through the exercise of employee share options or otherwise as compensation; (xi) persons holding shares of our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; (xii) persons subject to the alternative minimum tax provisions of the Code; (xiii) persons holding our common stock through a partnership or similar pass-through entity; and (xiv) persons holding a 10% or more (by vote or value) beneficial interest in our common stock. If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of shares of our common stock by the partnership. This summary assumes that stockholders hold our common stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

Distributions by us, other than capital gain dividends, will constitute ordinary dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate stockholders. Our ordinary dividends generally will not qualify as “qualified dividend income” taxed as net capital gain for U.S. stockholders that are individuals, trusts, or estates. However, distributions to U.S. stockholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gains to the extent the U.S. stockholder satisfies certain holding period requirements and to the extent the dividends are attributable to (i) qualified dividend income we receive from other corporations, including our TRSs, and (ii) dividends paid from our undistributed earnings or from built-in gains taxed at the corporate level and provided we properly designate the distributions as such. We do not anticipate distributing a significant amount of qualified dividend income. The discussion in this section applies equally to distributions payable in cash and taxable stock distributions.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a “return of capital distribution”), the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. stockholder’s shares. To the extent a return of capital distribution exceeds a U.S. stockholder’s tax basis in its shares, the distribution will be taxable as capital gain realized from the sale of such shares.

Dividends declared by us in October, November or December and payable to a stockholder of record on a specified date in any such month shall be treated both as paid by us and as received by the stockholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax generally applicable to REITs if certain distribution requirements are not met. Moreover, any deficiency dividend will be treated as an ordinary or a capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.

Capital Gain Dividends

Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its shares. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. stockholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at a maximum rate of 25%, if we incur such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

The REIT provisions of the Code do not require us to distribute our long-term capital gain, and we may elect to retain and pay income tax on our net long-term capital gains received during the taxable year. If we so elect for a taxable year, our stockholders would include in income as long-term capital gains their proportionate share of retained net long-term capital gains for the taxable year as we may designate. A U.S. stockholder would be deemed to have paid its share of the tax paid by us on such undistributed capital gains, which would be credited or refunded to the stockholder. The U.S. stockholder’s basis in its shares would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by us) included in the U.S. stockholder’s long-term capital gains.

Passive Activity Loss and Investment Interest Limitations

Our distributions and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. stockholders will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. stockholders, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our shares (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. stockholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. stockholders may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sale or Disposition of Shares

In general, any gain or loss realized upon a taxable disposition of shares of our common stock by a stockholder that is not a dealer in securities will be a long-term capital gain or loss if the shares have been held for more than one year and otherwise as a short-term capital gain or loss. However, any loss upon a sale or exchange of the shares by a stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of our distributions or undistributed capital gains required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased within 30 days before or after the disposition.

TAXATION OF U.S. TAX-EXEMPT STOCKHOLDERS

In General

In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its “unrelated business taxable income” or UBTI, which is defined by the Code as the gross income derived from any trade or business which is regularly carried on by a tax-exempt entity and unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. For this purpose, the Code generally excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade or property held primarily for sale in the ordinary course of a trade or business), dividends, interest, rents from real property, and certain other items. However, a portion of any such gains, dividends, interest, rents, and other items generally is UBTI to the extent derived from debt-financed property, based on the amount of “acquisition indebtedness” with respect to such debt-financed property. Before making an investment in shares of our common stock, a tax-exempt stockholder should consult its tax advisors with regard to UBTI and the suitability of the investment in our shares.

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder or gains from the disposition of our shares held as capital assets generally will not constitute UBTI unless the exempt organization’s shares are debt-financed property (e.g., the stockholder has borrowed to acquire or carry its shares). However, if we are a “pension-held REIT,” this general rule will not apply to distributions to certain pension trusts that are qualified trusts (as defined above) and that hold more than 10% (by value) of our shares. We will be treated as a “pension-held REIT” if (i) treating qualified trusts as individuals would cause us to fail the 5/50 Test (as defined above) and (ii) we are “predominantly held” by qualified trusts. We will be “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% by value of our stock or (ii) one or more qualified trusts, each owning more than 10% by value of our stock, hold in the aggregate more than 50% by value of our stock. In the event we are a pension-held REIT, the percentage of any dividend received from us treated as UBTI would be equal to the ratio of (a) the gross UBTI (less certain associated expenses) earned by us (treating us as if we were a qualified trust and, therefore, subject to tax on UBTI) to (b) our total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year; in that case, no dividends are treated as UBTI. We cannot assure you that we will not be treated as a pension-held REIT. Before making an investment in shares of our common stock, a tax-exempt stockholder should consult its tax advisors with regard to UBTI and the suitability of the investment in our stock.

Special Issues

Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

TAXATION OF NON-U.S. STOCKHOLDERS

The rules governing U.S. federal income taxation of non-U.S. stockholders, such as nonresident alien individuals, foreign corporations, and foreign trusts and estates (“non-U.S. stockholders”), are complex. This section is only a summary of such rules. Prospective non-U.S. stockholders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on ownership of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of “United States real property interests” (as defined below) and that we do not designate as a capital gain dividend or retained capital gain generally will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding rates do not apply to dividends from REITs. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates (in the same manner as U.S. stockholders are taxed on distributions) and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder that is neither a capital gain dividend nor a distribution that is attributable to gain from the sale or exchange of “United States real property interests” unless either (i) a lower treaty rate applies and the non-U.S. stockholder files with us any required IRS Form W-8 (for example, an IRS Form W-8BEN) evidencing eligibility for that reduced rate or (ii) the non-U.S. stockholder files with us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

A non-U.S. stockholder generally will not incur tax on a return of capital distribution in excess of our current and accumulated earnings and profits that is not attributable to the gain from our disposition of a “United States real property interest” if the excess portion of the distribution does not exceed the adjusted basis of the non-U.S. stockholder’s common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. However, a non-U.S. stockholder will be subject to tax on such a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in the common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may file a U.S. federal income tax return and obtain a refund from the IRS of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution that is neither attributable to the gain from our disposition of a “United States real property interest” nor designated by us as a capital gain dividend, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Subject to the exception discussed below for 5% or smaller holders of regularly traded classes of stock, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. The term “United States real property interests” includes interests in U.S. real property and shares in U.S. corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We generally must withhold 35% of any distribution subject to these rules that we could designate as a capital gain distribution (“35% FIRPTA Withholding”). A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

A non-U.S. stockholder that owns no more than 5% of our common stock at all times during the one-year period ending on the date of a distribution will not be subject to 35% FIRPTA Withholding with respect to such distribution that is attributable to gain from our sale or exchange of United States real property interests, provided that our common stock continues to be regularly traded on an established securities market in the United States. Instead, any such distributions made to such non-U.S. stockholder will be subject to the general withholding rules discussed above, which generally impose a withholding tax equal to 30% of the gross amount of each distribution (unless reduced by treaty).

Dispositions

If the gain on the sale of the common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders with respect to that gain, subject to applicable alternative minimum tax, and a special alternative minimum tax in the case of nonresident alien individuals. A non-U.S. stockholder generally will not incur tax under FIRPTA on a sale or other disposition of our stock if we are a “domestically controlled qualified investment entity,” which means that, during the shorter of the period since our formation and the five-year period ending on the date of the distribution or dispositions, non-U.S. stockholders hold, directly or indirectly, less than 50% in value of our shares and we are qualified as a REIT. We cannot assure you that we will be a domestically controlled qualified investment entity. However, the gain from a sale of our common stock by a non-U.S. stockholder will not be subject to tax under FIRPTA if (i) our common stock is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the New York Stock Exchange, and (ii) the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period. Following the completion of our initial public offering, we expect our common stock to be regularly traded on an established securities market. Accordingly, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 5% of our common stock provided that our common stock continues to be regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our common stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. stockholder (i) disposes of an interest in our common stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a United States real property interest and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our common stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for distributions to 5% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Purchasers of our stock from a non-U.S. stockholder generally will be required to withhold and remit to the IRS 10% of the purchase price unless at the time of purchase (i) any class of our stock is regularly traded on an established securities market in the United States (subject to certain limits if the shares sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. stockholder may receive a credit against its tax liability for the amount withheld.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

We will report to our U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the current rate of 28% with respect to distributions paid, unless such stockholder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the stockholder has furnished to us is correct and the stockholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

We will also report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

SUNSET OF REDUCED TAX RATE PROVISIONS

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2010, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum U.S. federal income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% U.S. federal income tax rate for qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion generally is not discussed herein. Consequently, prospective stockholders are urged to consult their tax advisors regarding the effect of sunset provisions on an investment in our common stock.

LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal tax laws and interpretations of federal tax laws could adversely affect an investment in our common stock.

STATE, LOCAL, AND FOREIGN TAX

We may be subject to state, local and foreign tax in states, localities and foreign countries in which we do business or own property. The tax treatment applicable to us and our stockholders in such jurisdictions may differ from the U.S. federal income tax treatment described above.

ERISA CONSIDERATIONS

GENERAL

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans (as defined in Section 3(3) of ERISA) subject to the provisions of Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification. In addition, ERISA requires the fiduciary of an ERISA Plan to maintain the indicia of ownership of the ERISA Plan’s assets within the jurisdiction of the United States district courts. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors,” the nature of our business, the length of our operating history and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of our common stock.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded.

Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing our common stock.

THE PLAN ASSETS REGULATION

The United States Department of Labor has issued a regulation, 29 CFR Section 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA, and Section 4975 of the Code. Under the Plan Assets Regulation, if a Plan invests in an “equity interest” of an entity (which is defined as an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features) that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the Plan’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that “benefit plan investors” hold less than 25% of the equity interests in the entity (as determined for purposes of the Plan Assets Regulation). Our common stock would constitute an “equity interest” for purposes of the Plan Assets Regulation.

PUBLICLY OFFERED SECURITY

Under the Plan Assets Regulation, a “publicly offered security” is a security that is:

•	freely transferable;

•	part of a class of securities that is widely held; and

•	either part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act or sold to an ERISA Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which this security is a part is registered under the Exchange Act within 120 days, or longer if allowed by the SEC, after the end of the fiscal year of the issuer during which this offering of these securities to the public occurred.

Whether a security is considered “freely transferable” depends on the facts and circumstances of each case. Under the Plan Assets Regulation, if the security is part of an offering in which the minimum investment is $10,000 or less, then any restriction on or prohibition against any transfer or assignment of the security for the purposes of preventing a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily prevent the security from being considered freely transferable. Additionally, limitations or restrictions on the transfer or assignment of a security which are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable.

A class of securities is considered “widely held” if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control.

The shares of our common stock offered in this prospectus may meet the criteria of the publicly offered securities exception to the look-through rule.

First, the common stock could be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon its transfer are those generally permitted under the Plan Assets Regulation, those required under U.S. federal tax laws to maintain our status as a REIT, resale restrictions under applicable federal securities laws with respect to securities not purchased pursuant to this prospectus and those owned by our officers, directors and other affiliates, and voluntary restrictions agreed to by the selling stockholder regarding volume limitations.

Second, we expect (although we cannot confirm) that our common stock will be held by 100 or more investors, and we expect that at least 100 or more of these investors will be independent of us and of one another.

Third, the shares of our common stock will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the common stock is registered under the Exchange Act.

OUR STATUS UNDER ERISA

We believe, on the basis of the Plan Assets Regulation, that the shares will qualify as publicly offered securities and that our assets should not constitute “plan assets” of any plan that invests in shares of our common stock for purposes of ERISA. However, no assurance can be given that this will be the case.

If for any reason our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, we, in our sole discretion, may void or undo any such prohibited transaction. In addition, if our assets are deemed to be “plan assets,” our management may be considered to be fiduciaries under ERISA.

A fiduciary of an ERISA plan or other plan that proposes to cause such entity to purchase our common stock should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such investment will not constitute or result in a non-exempt prohibited transaction or any other violation of ERISA.

The sale of our common stock to a Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus through the underwriters named below. UBS Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are the representatives of the underwriters. UBS Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are the joint book-running managers of this offering. We have entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the number of shares of common stock listed next to its name in the following table.

Number of
Underwriters	Shares

UBS Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Total

The underwriting agreement provides that the underwriters must buy all of the shares if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

Our common stock is offered subject to a number of conditions, including:

•	receipt and acceptance of our common stock by the underwriters, and

•	the underwriters’ right to reject orders in whole or in part.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

OVER-ALLOTMENT OPTION

We have granted the underwriters an option to buy up to an aggregate of           additional shares of our common stock. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 30 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional shares approximately in proportion to the amounts specified in the table above.

COMMISSIONS AND DISCOUNTS

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $      per share from the initial public offering price. Sales of shares made outside the United States may be made by affiliates of the underwriters. Any of these securities dealers may resell any shares purchased from the underwriters to other brokers or dealers at a discount of up to $      per share from the initial public offering price. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein. The representatives of the underwriters have informed us that they do not expect to sell more than an aggregate of           shares of common stock to accounts over which such representatives exercise discretionary authority.

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional shares.

	No	Full
	Exercise	Exercise

Per share(1)	$	$
Total(1)	$	$

(1)	At the closing of this offering, the underwriters will be entitled to receive $ from us for each share sold in this offering. The underwriters will forego the receipt of payment of $ per share, until such time as we purchase assets in accordance with our investment strategy as described in this prospectus with an aggregate purchase price (including the amount of any outstanding indebtedness assumed or incurred by us) at least equal to the net proceeds from this offering (after deducting the full underwriting discount and other estimated offering expenses payable by us), at which time, we have agreed to pay the underwriters an amount equal to $ per share sold in this offering.

The following table presents information about the underwriting discount, payable by us:

Per
Share

Public offering price	$
Underwriting discount paid by us at closing (%)	$
Underwriting discount paid by us upon purchase of assets with a purchase price described above (%)	$

Total underwriting discount paid by us (%)	$

Deferral by the underwriters of a portion of the underwriting discount reduces the underwriting discount immediately payable by us at closing. However, once we purchase assets with an aggregate purchase price at least equal to the net proceeds from this offering, as described above, we will pay the underwriters the deferred amount. By deferring a portion of the underwriting discount, full payment will only occur when we have purchased assets with the specified aggregate purchase price, instead of at the closing when we have not yet invested any of the proceeds raised in this offering.

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $ .

NO SALES OF SIMILAR SECURITIES

We and each of our executive officers and directors and Mr. Dina have agreed that, subject to certain exceptions, such person or entity will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or securities convertible into or exchangeable or exercisable for any of our common stock, or (2) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of common stock or such other securities, in cash or otherwise) or publicly disclose the intention to make any offer, sale, pledge, disposition, filing, swap or other arrangement, in each case without the prior written consent of UBS Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. for a period of 180 days after the date of this prospectus. At any time and without public notice, UBS Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. may, in their sole discretion, release some or all of the securities from these lock-up agreements.

Notwithstanding the foregoing, if:

•	during the period that begins on the date that is 15 calendar days plus three business days before the last day of the 180-day restricted period,

•	we issue an earnings release; or

•	material news or a material event relating to our company occurs; or

•	prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period,

then the 180-day lock-up period will be extended until the date that is 15 calendar days plus three business days after the date of the issuance of the earnings release or the occurrence of the material news or material event.

INDEMNIFICATION

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

NYSE MARKET LISTING

Our common stock has been approved for listing on the NYSE, subject to official notice of issuance, under the trading symbol “PYR.”

PRICE STABILIZATION, SHORT POSITIONS

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids; and

•	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there was no public market for our common stock. The initial public offering price will be determined by negotiation by us and the representatives of the underwriters. The principal factors to be considered in determining the initial public offering price include:

•	the information set forth in this prospectus and otherwise available to representatives;

•	our history and prospects, and the history of and prospects for the industry in which we compete;

•	our past and present financial performance and an assessment of our management;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the underwriters and us.

DIRECTED SHARE PROGRAM

At our request, the underwriters have reserved up to 5% of the shares for sale at the initial public offering price to persons who are directors, officers or employees, or who are otherwise associated with us through a directed share program. The number of shares available for sale to the general public will be reduced by the number of directed shares purchased by participants in the program. Except for certain of our officers, directors and Mr. Dina, who have entered into lock-up agreements as contemplated in “— No Sale of Similar Securities Above” above, each person buying shares through the directed share program has agreed that, for a period of 180 days from the date of this prospectus, he or she will not, without the prior written consent of UBS Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock with respect to shares purchased in the program. For certain officers, directors and Mr. Dina, who may purchase shares through the directed share program, the lock-up agreements contemplated in “— No Sale of Similar Securities Above” above shall govern with respect to their purchases. UBS Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Any directed shares not purchased will be offered by the underwriters to the general public on the same basis as all other shares offered. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed shares.

AFFILIATIONS

Certain of the underwriters and their affiliates may from time to time provide certain commercial banking, financial advisory, investment banking and other services for us for which they were and will be entitled to receive separate fees. The underwriters and their affiliates may from time to time in the future engage in additional transactions with us and perform additional services for us in the ordinary course of their business.

NOTICE TO INVESTORS

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, or EEA, which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from, and including, the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of our securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that, with effect from, and including, the Relevant Implementation Date, an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

a) to legal entities which are authorized or regulated to operate in the financial markets, or, if not so authorized or regulated, whose corporate purpose is solely to invest in our securities;

b) to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

d) in any other circumstances falling within Article 3(2) of the Prospectus Directive provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter or agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

As used above, the expression “offered to the public” in relation to any of our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase or subscribe for our securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Switzerland

The prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations (“CO”) and the shares will not be listed on the SIX Swiss Exchange. Therefore, the prospectus may not comply with the disclosure standards of the CO and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

Notice to Prospective Investors in Australia

This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

The securities are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus does not constitute an offer in Australia other than to wholesale clients. By submitting an application for our securities, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in Australia other than to a wholesale client.

Notice to Prospective Investors in Hong Kong

Our securities may not be offered or sold in Hong Kong, by means of this prospectus or any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong). No advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in the Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore and in Singapore, the offer and sale of our securities is made pursuant to exemptions provided in sections 274 and 275 of the Securities and Futures Act, Chapter 289 of Singapore (“SFA”). Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in section 275(2) of the SFA pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions (if any) set forth in the SFA. Moreover, this document is not a prospectus as defined in the SFA. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. Prospective investors in Singapore should consider carefully whether an investment in our securities is suitable for them.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) by a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) for a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 of the SFA, except:

(1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or any person pursuant to an offer that is made on terms that such shares of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

(2) where no consideration is given for the transfer; or

(3) where the transfer is by operation of law.

In addition, investors in Singapore should note that the securities acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their securities.

LEGAL MATTERS

Certain legal matters, including the validity of common stock offered hereby and our qualification as a real estate investment trust, will be passed upon for us by Goodwin Procter LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York.

EXPERTS

The balance sheet of Pyramid Hotels & Resorts, Inc., a development stage company, as of December 31, 2009 has been included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E. Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act, and will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder
Pyramid Hotels & Resorts, Inc.:

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Pyramid Hotels & Resorts, Inc. (a development stage company) at December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 15, 2010

Pyramid Hotels & Resorts, Inc.

(A Development Stage Company)
Balance sheet

December 31, 2009

Assets
Cash	$1,000

Total Assets	$1,000

Liabilities & Stockholder’s Equity
Liabilities	$—
Stockholder’s Equity
Common stock ($0.01 par value, 100,000 shares authorized, 1,000 shares issued and outstanding)	10
Additional Paid in Capital	990
Retained Earnings	—

Total Stockholder’s Equity	$1,000

Total Liabilities & Stockholder’s Equity	$1,000

See accompanying notes to financial statement.

Pyramid Hotels & Resorts, Inc.

(A Development Stage Company)
Notes to financial statement December 31, 2009

NOTE 1.	ORGANIZATION

Pyramid Hotels & Resorts, Inc. (the “Company”) was formed as a Maryland corporation on November 20, 2009. The Company is internally managed and was organized to acquire and invest in luxury and upper upscale hotels in the top 35 travel markets in the United States.

The Company is a development stage company.

The Company has no assets other than cash and has not yet commenced operations. The Company has not entered into any contracts to acquire hotels or other assets. The Company formed a subsidiary, Pyramid Hotels & Resorts, L.P., a Delaware limited partnership (the “Operating Partnership”), on January 26, 2010. The Company is the sole general partner and the Company’s wholly-owned subsidiary Pyramid Initial Limited Partner, LLC, a Delaware Limited Liability Company, is the initial limited partner of the Operating Partnership, and the Company plans to conduct substantially all of its business through the Operating Partnership.

NOTE 2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation.  The balance sheet includes all of the accounts of the Company as of December 31, 2009, presented in accordance with U.S. generally accepted accounting principles.

Use of Estimates.  The preparation of the balance sheet in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Underwriting commissions and offering costs.  Underwriting commissions and offering costs to be incurred in connection with the Company’s offering of common stock will be reflected as a reduction of additional paid-in-capital.

Organization costs.  Costs incurred to organize the Company will be expensed as incurred.

Cash.  Cash is comprised of cash held in a major banking institution.

Income Taxes.  The Company intends to elect to be taxed as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ending December 31, 2010. In order to be taxed as a REIT, the Company will be subject to a number of organizational and operational requirements, including the requirement to make distributions to its stockholders each year of at least 90% of its taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to U.S. federal corporate income tax to the extent it distributes its taxable income to its stockholders.

Even if the Company qualifies for taxation as a REIT, it may be subject to U.S. federal income and excise taxes on its undistributed taxable income, and certain state and local taxes on its income and property. The Company will form one or more subsidiaries which will elect to be taxed as taxable REIT subsidiaries (“TRSs”) for U.S. federal income tax purposes. Under the provisions of the Code and applicable state laws, a TRS will be subject to tax on its taxable income.

The Company will account for U.S. federal and state income taxes with respect to a TRS and the REIT, where applicable, using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax-credit carry forwards. The effect on deferred tax assets and liabilities of a

Pyramid Hotels & Resorts, Inc.

(A Development Stage Company)
Notes to Financial Statement December 31, 2009 — (Continued)

change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company will analyze its material tax positions and determine whether it has taken any uncertain tax positions within the meaning of the applicable accounting guidance on uncertainty in income taxes. As of December 31, 2009, no uncertain tax positions have been identified.

Capitalization.  On December 1, 2009 the Company issued 1,000 shares to its initial stockholders, Messrs. Kelleher and Fields, for $1,000. On December 30, 2009, Messrs. Kelleher and Fields transferred all 1,000 shares to Mr. Levy. The Company intends to offer for sale shares of common stock in an initial public offering. Concurrently with the closing of this offering, in separate private placements, the Company will sell $10 million of common stock, but in no event more than 4.9% of the total shares of common stock to be outstanding upon the closing of this offering, to General Electric Pension Trust, at a price per share equal to the public offering price, less the underwriting discounts and commissions, and the Company will also sell an aggregate of $             of common stock to the Company’s Chairman and Chief Executive Officer, Richard M. Kelleher, President and Chief Operating Officer, Warren Q. Fields and James R. Dina, a principal of Pyramid Hotel Group, and an aggregate of $             of common stock to its non-employee director nominees in private placements to be completed concurrently with the completion of the initial public offering.

Related Party Transactions.  The Company plans to enter into certain arrangements for services with Pyramid Hotel Group, an entity that is controlled by its executive officers. The Company will reimburse Pyramid Hotel Group for personnel and overhead costs at hourly rates which are intended to coincide with actual costs incurred. The Company also expects to enter into a use and occupancy agreement for shared office space utilized in its activities with a similar reimbursement arrangement. The Company will also enter into a strategic alliance with Pyramid Hotel Group. This strategic alliance agreement will give the Company the option to use Pyramid Hotel Group as the manager of selected hotels which will include a base management fee of 2.5% of gross revenue together with an incentive fee based on net operating income capped at 1.5% of gross revenue payable in cash or stock at the Company’s option. The hotel management agreements will also require the Company to pay fees in connection with certain terminations of the agreements by the Company.

Pyramid Hotel Group is currently responsible for the out-of-pocket costs incurred in connection with the organization of the Company and those associated with the offering of the common stock to the public. The Company will reimburse Pyramid Hotel Group for 25% of these costs and expenses if and when 25% of the net proceeds of the offering have been invested, with an additional 25% to be reimbursed when 50% of the offering proceeds have been invested and the remaining 50% of the costs to be reimbursed when 75% of the proceeds have been invested. If the proposed offering is terminated, the Company will have no obligation to reimburse Pyramid Hotel Group for any organizational or offering costs. As of December 31, 2009, amounts incurred by Pyramid Hotel Group eligible for potential reimbursement approximated $1,230,000.

Recently Issued Accounting Standards.  In June 2009, FASB issued an accounting standard that made the FASB Accounting Standards Codification, or the Codification, the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. This accounting standard is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Following the issuance of this accounting standard, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates. The Board will not consider Accounting Standards Updates as

Pyramid Hotels & Resorts, Inc.

(A Development Stage Company)
Notes to Financial Statement December 31, 2009 — (Continued)

authoritative in their own right. Accounting Standards Updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification. The Codification does not change GAAP and does not have an effect on the Company’s financial position, results of operations or liquidity.

In June 2009, FASB issued an accounting standard that requires enterprises to perform a more qualitative approach to determining whether or not a variable interest entity will need to be consolidated. This evaluation will be based on an enterprise’s ability to direct and influence the activities of a variable interest entity that most significantly impact its economic performance. It requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This accounting standard is effective for fiscal years beginning after November 15, 2009. Early adoption is not permitted. Currently, the Company has no variable interest entities, but it expects the new guidance to be applicable to future acquisitions.

           Shares

PYRAMID HOTELS & RESORTS, INC.

Common Stock

PROSPECTUS

UBS Investment Bank	Citi	Deutsche Bank Securities

Through and including          , 2010 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table itemizes the expenses incurred by us in connection with the issuance and distribution of the securities being registered hereunder. All amounts shown are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the NYSE listing fee.

SEC Registration Fee	$15,345
NYSE Listing Fee	250,000
FINRA Fee	28,000
Printing Expenses	125,000
Legal Fees and Expenses	1,750,000
Accounting Fees and Expenses	90,000
Transfer Agent and Registrar Fees	13,100
Director and Officer Liability Insurance Premium	600,000
Other Fees and Expenses	47,000
Total	$2,918,445

*	To be completed by amendment.

ITEM 32.	SALES TO SPECIAL PARTIES.

On December 1, 2009, Richard M. Kelleher and Warren Q. Fields purchased an aggregate of 1,000 shares of our common stock for an aggregate purchase price of $1,000 in a private offering. On December 30, 2009, Messrs. Kelleher and Fields transferred 1,000 shares to Mr. Levy. Such issuance and transfer was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

ITEM 33.	RECENT SALES OF UNREGISTERED SECURITIES.

On December 1, 2009, Richard M. Kelleher and Warren Q. Fields purchased an aggregate of 1,000 shares of our common stock for an aggregate purchase price of $1,000 in a private offering. On December 30, 2009, Messrs. Kelleher and Fields transferred 1,000 shares to Mr. Levy.

ITEM 34.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our charter contains a provision permitted under the Maryland General Corporation Law that eliminates each director’s and officer’s personal liability to us or our stockholders for monetary damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, to the maximum extent permitted under the Maryland General Corporation Law, our charter authorizes us to obligate our company and our bylaws require us to indemnify our directors and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification. Furthermore, our officers and directors are indemnified against specified liabilities by the underwriter, and the underwriter is indemnified against certain liabilities by us, under the underwriting agreement relating to this offering. See “Underwriting.”

We intend to enter into indemnification agreements with each of our executive officers and directors whereby we will indemnify such executive officers and directors and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or executive officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements will also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

ITEM 35.	TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

None of the net proceeds will be credited to an account other than the appropriate capital share account.

ITEM 36.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.  See page F-1 for an index of the financial statement that are being filed as part of this registration statement.

(b) Exhibits.  The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit
Number		Exhibit Description

1	.1*	Form of Underwriting Agreement
3	.1*	Articles of Amendment and Restatement of Registrant
3	.2*	Amended and Restated Bylaws of Registrant
5	.1*	Opinion of Goodwin Procter LLP regarding the validity of the securities being registered
8	.1*	Opinion of Goodwin Procter LLP regarding certain tax matters
10	.1*	Form of Amended and Restated Agreement of Limited Partnership of Pyramid Hotels & Resorts, L.P.
10	.2*	Form of Strategic Alliance Agreement among Pyramid Hotels & Resorts, Inc., Pyramid Hotels & Resorts, L.P., Pyramid TRS Holdings, Inc. and Pyramid Advisors Limited Partnership
10	.3*	Form of Registration Rights Agreement between Pyramid Hotels & Resorts, Inc. and Pyramid Advisors Limited Partnership
10	.4*	Form of Trademark License & Consent Agreement between Pyramid Hotels & Resorts, Inc. and Pyramid Advisors Limited Partnership
10	.5*	Form of Transitional Services Agreement (Capital Management) among Pyramid Hotels & Resorts, Inc., Pyramid Hotels & Resorts, L.P. and Pyramid Capital Management, Inc.
10	.6*	Form of Transitional Services Agreement (Asset Management) among Pyramid Hotels & Resorts, Inc., Pyramid Hotels & Resorts, L.P., Pyramid TRS Holdings, Inc. and PHG Asset Management LLC
10	.7*	Form of Use and Occupancy Agreement between Pyramid Hotels & Resorts, Inc. and Pyramid Advisors Limited Partnership
10	.8*	Form of Employment Agreement between Pyramid Hotels & Resorts, Inc. and Richard M. Kelleher
10	.9*	Form of Employment Agreement between Pyramid Hotels & Resorts, Inc. and Warren Q. Fields
10	.10*	Form of 2010 Equity Incentive Plan of Pyramid Hotels & Resorts, Inc.
10	.11*	Form of Indemnification Agreement between Pyramid Hotels & Resorts, Inc. and each of its directors and executive officers
10	.12*	Share Purchase Agreement between Pyramid Hotels & Resorts, Inc. and each of its non-employee directors
10	.13*	Share Purchase Agreement between Pyramid Hotels & Resorts, Inc. and each of Richard M. Kelleher, Warren Q. Fields and James R. Dina
21	.1**	List of Subsidiaries of Registrant
23	.1**	Consent of PricewaterhouseCoopers LLP
23	.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23	.3*	Consent of Goodwin Procter LLP (included in Exhibit 8.1)
24	.1***	Power of Attorney (included on the signature page to the Registration Statement filed with the Securities and Exchange Commission on December 7, 2009)
99	.1***	Consent of John P. Fowler to being named as a director
99	.2***	Consent of Neil J. Labatte to being named as a director
99	.3***	Consent of M. Ann Rhoades to being named as a director
99	.4**	Consent of William L. Perocchi to being named as a director
99	.5**	Consent of Norman Stout to being named as a director

*	To be filed by amendment.

**	Filed herewith.

***	Previously filed.

ITEM 37.	UNDERTAKINGS.

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing, specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 15th day of March, 2010.

PYRAMID HOTELS & RESORTS, INC.

By:	/s/ Richard M. Kelleher
Richard M. Kelleher
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard M. Kelleher Richard M. Kelleher	Chairman and Chief Executive Officer (Principal Executive Officer)	March 15, 2010

/s/ Warren Q. Fields Warren Q. Fields	President and Chief Operating Officer and Director	March 15, 2010

/s/ David G. Gaw David G. Gaw	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2010

EXHIBIT INDEX

Exhibit
Number		Exhibit Description

1	.1*	Form of Underwriting Agreement
3	.1*	Articles of Amendment and Restatement of Registrant
3	.2*	Amended and Restated Bylaws of Registrant
5	.1*	Opinion of Goodwin Procter LLP regarding the validity of the securities being registered
8	.1*	Opinion of Goodwin Procter LLP regarding certain tax matters
10	.1*	Form of Amended and Restated Agreement of Limited Partnership of Pyramid Hotels & Resorts, L.P.
10	.2*	Form of Strategic Alliance Agreement among Pyramid Hotels & Resorts, Inc., Pyramid Hotels & Resorts, L.P., Pyramid TRS Holdings, Inc. and Pyramid Advisors Limited Partnership
10	.3*	Form of Registration Rights Agreement between Pyramid Hotels & Resorts, Inc. and Pyramid Advisors Limited Partnership
10	.4*	Form of Trademark License & Consent Agreement between Pyramid Hotels & Resorts, Inc. and Pyramid Advisors Limited Partnership
10	.5*	Form of Transitional Services Agreement (Capital Management) among Pyramid Hotels & Resorts, Inc., Pyramid Hotels & Resorts, L.P. and Pyramid Capital Management, Inc.
10	.6*	Form of Transitional Services Agreement (Asset Management) among Pyramid Hotels & Resorts, Inc., Pyramid Hotels & Resorts, L.P., Pyramid TRS Holdings, Inc. and PHG Asset Management LLC
10	.7*	Form of Use and Occupancy Agreement between Pyramid Hotels & Resorts, Inc. and Pyramid Advisors Limited Partnership
10	.8*	Form of Employment Agreement between Pyramid Hotels & Resorts, Inc. and Richard M. Kelleher
10	.9*	Form of Employment Agreement between Pyramid Hotels & Resorts, Inc. and Warren Q. Fields
10	.10*	Form of 2010 Equity Incentive Plan of Pyramid Hotels & Resorts, Inc.
10	.11*	Form of Indemnification Agreement between Pyramid Hotels & Resorts, Inc. and each of its directors and executive officers
10	.12*	Share Purchase Agreement between Pyramid Hotels & Resorts, Inc. and each of its non-employee directors
10	.13*	Share Purchase Agreement between Pyramid Hotels & Resorts, Inc. and each of Richard M. Kelleher, Warren Q. Fields and James R. Dina
21	.1**	List of Subsidiaries of Registrant
23	.1**	Consent of PricewaterhouseCoopers LLP
23	.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23	.3*	Consent of Goodwin Procter LLP (included in Exhibit 8.1)
24	.1***	Power of Attorney (included on the signature page to the Registration Statement filed with the Securities and Exchange Commission on December 7, 2009)
99	.1***	Consent of John P. Fowler to being named as a director
99	.2***	Consent of Neil J. Labatte to being named as a director
99	.3***	Consent of M. Ann Rhoades to being named as a director
99	.4**	Consent of William L. Perocchi to being named as a director
99	.5**	Consent of Norman Stout to being named as a director

*	To be filed by amendment.

**	Filed herewith.

***	Previously filed.